Exhibit 10.1

EXECUTION COPY

FRAMEWORK AGREEMENT

Dated March 18, 2013

by and among

AMERISOURCEBERGEN CORPORATION,

WALGREEN CO.

and

ALLIANCE BOOTS GMBH

TABLE OF CONTENTS

		Page

	Article I

	Warrants Issuance; Closing

1.1	Warrants Issuance	2
1.2	Closing	2
1.3	Interpretation	3

	Article II

	Representations and Warranties

2.1	Disclosure	4
2.2	Representations and Warranties of the Company	6
2.3	Representations and Warranties of Walgreens and Alliance Boots	11

	Article III

	Covenants

3.1	Efforts	13
3.2	Public Announcements	17
3.3	Expenses	18
3.4	Sufficiency of Authorized Common Stock	18
3.5	Pursuit of Other Opportunities	18
3.6	Non-Solicit	19
3.7	Financing Cooperation	20

	Article IV

	Additional Agreements

4.1	Additional Equity Purchases	21
4.2	Acquisition for Investment	24
4.3	Legend	25
4.4	Anti-takeover Provisions and Rights Plan	26

	Article V

	Miscellaneous

5.1	Termination of This Agreement; Other Triggers	26
5.2	Amendment	31

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5.3	Waiver of Conditions	31
5.4	Counterparts and Facsimile	31
5.5	Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL	31
5.6	Notices	32
5.7	Entire Agreement, Etc	34
5.8	Definitions of “subsidiary” and “Affiliate”	34
5.9	Assignment	35
5.10	Severability	35
5.11	No Third Party Beneficiaries	35
5.12	Specific Performance	35

LIST OF ANNEXES

ANNEX A:	Shareholders Agreement

ANNEX B-1:	Form of Warrant 1

ANNEX B-2:	Form of Warrant 2

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INDEX OF DEFINED TERMS

Term	Page
Additional Open Market Shares	21
Additional Opportunity	18
Affiliate	31
Aggregate Additional Open Market Shares	21
Agreement	1
Alliance Boots	1
AmerisourceBergen Drug	1
Anti-takeover Provisions	10
Antitrust Laws	8
Bankruptcy Exceptions	8
Beneficial Owner	13
Beneficial Ownership	12
Beneficially Own	13
Business Day	4
Closing	2
Commission	5
Common Stock	1
Company	1
Company Benefit Plan	11
Company Disclosure Letter	6
Company Stock Plans	6
Confidentiality Agreements	30
Control	31
Controlled	31
Controlling	31
conversion	22
convertible securities	22
Debt Financing	20
Designees	21
Effect	4
Exchange Act	5
FW JV	1
GAAP	4
Generic Pharmaceuticals Purchasing Services Agreement	1
Governmental Entity	8
HSR Act	8
HSR Filing Date	13, 14
Initial Antitrust Clearance	15
Initial Antitrust Filings	14
Initial Communications Materials	17
Initial Equity Transaction	4
Initial Filing Transaction	14
Initial Number	22
Initial Open Market Shares	21

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Investors	4
IOMS Rights Holder	21
Key Company Employee	18
Key Walgreens/Alliance Boots Employee	19
Material Adverse Effect	4
Other Antitrust Clearance	15
Other Antitrust Filings	14
Other Equity Transactions	14
Permitted Transactions	22
Post-Issuance Adjustment	22
Potential Repurchase Increase of Equity Percentage	4
Preferred Stock	6
Previously Disclosed	5
Purchase Approvals	12
Rx Distribution Agreement	1
SEC Reports	5
Second Equity Transaction	4
Securities Act	6
Shareholders Agreement	1
SOX	10
Subject Issuance	22
subsidiary	30
Threshold Notice	23
Threshold Period	23
Transaction Documents	5
Transaction Litigation	16
Transaction Rights Agreement	1
Ultimate Standstill Level	4
Walgreens	1
Walgreens/Alliance Boots Material Adverse Effect	12
Warrant 1	2
Warrant 1 Shares	2
Warrant 2	2
Warrant 2 Shares	2
Warrant 2 Transferability Event	26
Warrant 2 Transferable Portion	26
Warrant Shares	2
Warrants	2
Warrants Issuance	2
WBAD	1

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FRAMEWORK AGREEMENT, dated March 18, 2013 (this “Agreement”), by and among AmerisourceBergen Corporation, a Delaware corporation (the “Company”), Walgreen Co., an Illinois corporation (“Walgreens”), and Alliance Boots GmbH, a private limited liability company incorporated under the laws of Switzerland, having its registered office at Baarerstrasse 94, CH 6300 Zug, Switzerland and registered in the Register of Commerce and Companies of the Canton of Zug under No.CH-170.4.007.953.1 (“Alliance Boots”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, each of the Company, Walgreens and Alliance Boots have determined it to be advisable and in the best interests of their respective companies and stockholders to enter into certain commercial and collaboration arrangements as further set forth herein, including by entering into, at the Closing, that certain (a) Pharmaceutical Purchase and Distribution Agreement, by and between AmerisourceBergen Drug Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“AmerisourceBergen Drug”) and Walgreens, in the form previously agreed by the Company and Walgreens (the “Rx Distribution Agreement”), and (b) Generic Pharmaceuticals Purchasing Services Agreement, by and between AmerisourceBergen Drug and Walgreens Boots Alliance Development GmbH, a private limited liability company incorporated under the laws of Switzerland, having its registered office at Untermattweg 8, CH3027 Bern, Switzerland and registered in the Register of Commerce and Companies of the Canton of Bern under No CH-036.4.054.841-8, jointly owned by Walgreens and Alliance Boots (“WBAD”), in the form previously agreed by the parties thereto (the “Generic Pharmaceuticals Purchasing Services Agreement”).

WHEREAS, the respective boards of directors of each of the parties hereto has unanimously approved this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby.

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, (a) the Company desires to issue to Permitted Transferees (as defined in the Shareholders Agreement) of Walgreens and Alliance Boots, and such Permitted Transferees desire to acquire from the Company, at the Closing, certain warrants to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (b) the parties desire to agree upon certain rights of Walgreens and/or Alliance Boots to acquire additional shares of Common Stock.

WHEREAS, the parties hereto will, at the Closing, enter into a shareholders agreement, in the form attached hereto as Annex A (the “Shareholders Agreement”), providing for certain corporate governance and other matters with respect to the Company and certain other agreements between the Company, Walgreens and Alliance Boots.

WHEREAS, on the date hereof, Walgreens, Alliance Boots, Walgreens Pharmacy Strategies, LLC, an Illinois limited liability company and wholly owned Subsidiary of Walgreens, Alliance Boots Luxembourg S.à r.l., a private limited liability company (société à

responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and wholly owned Subsidiary of Alliance Boots, and WAB Holdings LLC, a Delaware limited liability company, jointly owned, directly or indirectly, by Walgreens and Alliance Boots (the “FW JV”), entered into that certain Transaction Rights Agreement (the “Transaction Rights Agreement”), providing for certain rights and obligations of each of Walgreens and Alliance Boots with respect to the transactions contemplated herein and in the other Transaction Documents.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I

WARRANTS ISSUANCE; CLOSING

1.1 Warrants Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to such Permitted Transferee(s) (as defined in the Shareholders Agreement) of Walgreens or Alliance Boots as Walgreens and Alliance Boots shall jointly designate, and such designated Permitted Transferee(s) shall acquire from the Company, at the Closing, (a) a warrant to purchase 22,696,912 shares, subject to adjustment in accordance with its terms (the “Warrant 1 Shares”), of Common Stock in the form attached hereto as Annex B-1 (“Warrant 1”), and (b) a warrant to purchase 22,696,912 shares, subject to adjustment in accordance with its terms (the “Warrant 2 Shares” and, together with the Warrant 1 Shares, the “Warrant Shares”)), of Common Stock in the form attached hereto as Annex B-2 (“Warrant 2” and, together with Warrant 1, the “Warrants”)) (the issuance of the Warrants by the Company and the acquisition of the Warrants by Walgreens (or such designated Permitted Transferee(s)), the “Warrants Issuance”); provided, that 50% of each of Warrant 1 and Warrant 2 will be issued to and acquired by Alliance Boots Luxembourg S.à r.l., a wholly-owned subsidiary of Alliance Boots, and 50% of each of Warrant 1 and Warrant 2 will be issued to and acquired by Walgreens Pharmacy Strategies, LLC , a wholly-owned subsidiary of Walgreens.

1.2 Closing.

(a) The closing of the Warrants Issuance (the “Closing”) will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, immediately following the execution and delivery of this Agreement.

(b) At the Closing, the Company shall deliver:

(i) to Walgreens (or such Permitted Transferee(s) of Walgreens or Alliance Boots as Walgreens and Alliance Boots shall jointly designate), Warrant 1 and Warrant 2, in each case as evidenced by a duly and validly executed warrant certificate dated as of the date hereof and bearing appropriate legends as hereinafter provided for;

(ii) to Walgreens, the Rx Distribution Agreement, duly executed by the Company;

(iii) to WBAD, the Generic Pharmaceuticals Purchasing Services Agreement, duly executed by AmerisourceBergen Drug; and

(iv) to Walgreens and Alliance Boots, the Shareholders Agreement, duly executed by the Company.

(c) At the Closing, Walgreens shall deliver:

(i) to the Company, the Rx Distribution Agreement, duly executed by Walgreens; and

(ii) to the Company and Alliance Boots, the Shareholders Agreement, duly executed by Walgreens.

(d) At the Closing, Alliance Boots shall deliver to the Company and Walgreens the Shareholders Agreement, duly executed by Alliance Boots.

(e) At the Closing, Walgreens and Alliance Boots shall cause WBAD to deliver to AmerisourceBergen Drug the Generic Pharmaceuticals Purchasing Services Agreement, duly executed by WBAD.

1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules” or “Exhibits” such reference shall be to a Recital, Article or Section of, or Annex, Schedule or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Except as otherwise set forth therein, any references to the transactions contemplated by or in this Agreement and/or any of the other Transaction Documents, or similar references, shall be deemed to include, among other things, the Equity Transactions and the Potential Repurchase Increase of Equity Percentage; provided that the reference to the Potential Repurchase Increase of Equity Percentage shall not include or refer to any particular action(s) by the Company, that cause the Potential Repurchase Increase of Equity Percentage to occur and neither the foregoing nor any other provision of this Agreement or any of the other Transaction Documents shall be interpreted to require the Company, to engage in any repurchase (whether through self-tender, open market transactions or otherwise) of any shares of Common Stock or other securities, the decision with respect to which will be made by the Company in its sole discretion at the time of any such repurchase and, in any event, may require further board of director approvals or authorizations on the part of the Company; and provided further that nothing in this Agreement or any of the other Transaction Documents shall be interpreted to require either Walgreens or Alliance Boots, or any of their respective Affiliates, to exercise any Warrants or to purchase any Initial Open Market Shares, Additional Open Market Shares or any other shares of Common Stock or other securities, the decision with respect to which will be made by each of Walgreens and/or Alliance Boots, as applicable, in its sole discretion at the time of any such exercise, purchase or other acquisition and, in any event, may require further board of director approvals or authorizations on the part of Walgreens and/or Alliance Boots, as applicable. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly-owned subsidiary of a person shall mean such subsidiary is directly or indirectly wholly-owned by such person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. The term (a) “Initial Equity Transaction” means, with respect to the Investors (as defined in the Shareholder Agreement), the acquisition in full (in one or more transactions) of the Initial Open Market Shares and the exercise in full (in one or more transactions) of Warrant 1 (as adjusted, if applicable, for the purchase of any Additional Open Market Shares pursuant to the terms of Warrant 1) and, relatedly, the issuance in full (in one or more transactions) of the Warrant 1 Shares (as adjusted, if applicable, for the purchase of any Additional Open Market Shares pursuant to the terms of Warrant 1), and/or the purchase of any and/or all (in one or more transactions) Additional Open Market Shares, (b) “Second Equity Transaction” means, with respect to the Investors, the exercise in full (in one or more transactions) of Warrant 2 and, relatedly, the issuance in full of the Warrant 2 Shares, (c) the “Equity Transactions” mean the Initial Equity Transaction and Second Equity Transaction, and (d) “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close. The term “Potential Repurchase Increase of Equity Percentage”means the increase in the aggregate Beneficial Ownership of the Investors up to the Ultimate Standstill Level (as defined in the Shareholders Agreement) as a result of share repurchases (whether through self-tender, open market transactions or otherwise) by the Company or any of its Affiliates.

Article II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure.

(a) “Material Adverse Effect” means any change, effect, event, development, circumstance or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is or would reasonably be expected to be materially adverse to (i) the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect: (A) any change in general economic, market or political conditions; (B) conditions generally affecting the industry in which the Company operates; (C) any change in generally accepted accounting principles in the United States (“GAAP”) or applicable law; (D) any act of war (whether or not declared), armed hostilities, sabotage or terrorism, or any material escalation or worsening of any such events, national disaster or any national or international calamity; (E) any failure, in and of itself, to meet internal or published projections, forecasts, targets or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); (F) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect); or (G) the announcement of this Agreement or the other Transaction Documents, including, to the extent attributable to such announcement, any loss of or adverse change in the relationship, contractual or otherwise, of the Company and its subsidiaries with their respective employees, customers, distributors, licensors, licensees, vendors, lenders, investors, partners or suppliers; provided, further, however, that any Effect referred to in clauses (A) through (D) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate (in which case any adverse effect(s) to the extent disproportionate may be taken into account in determining whether or not there has been, is or would be a Material Adverse Effect).

(b) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 or its other reports, statements and forms (including exhibits and other information incorporated therein) filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under the Securities Act, in each case on or after September 30, 2012 (the “SEC Reports”) (in each case excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), to the extent such SEC Reports are filed or furnished prior to the execution and delivery of this Agreement.

Each party acknowledges that it is not relying upon any representation or warranty, express or implied, not set forth in the Transaction Documents. Each of Walgreens and Alliance Boots acknowledges, on behalf of itself and not the other, that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the Equity Transactions and the other transactions contemplated by the Transaction Documents. Each of Walgreens and Alliance Boots further acknowledges, on behalf of itself and not the other, that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Equity Transactions and the other transactions contemplated by the other Transaction Documents. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Rx Distribution Agreement, the Generic Pharmaceuticals Purchasing Services Agreement, the Shareholders Agreement, Warrant 1, Warrant 2, and any other agreement entered into by and among the parties and/or their Affiliates on the date hereof in connection with the transactions contemplated hereby or thereby (but expressly excluding the Transaction Rights Agreement, the Limited Liability Company Agreement of the FW JV, and any other agreement solely by and among Alliance Boots, Walgreens and their respective Affiliates), in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed or as disclosed in the disclosure letter (the “Company Disclosure Letter”) delivered by the Company to Walgreens and Alliance Boots prior to the execution of this Agreement, the Company represents and warrants as of the date of this Agreement to each of Walgreens and Alliance Boots that:

(a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), and each subsidiary of the Company that is not such a “significant subsidiary” but is a party to any other Transaction Document, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with the corporate or analogous power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

(b) Capitalization. The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock of which, as of the close of business on March 15, 2013, 265,830,219 shares were issued and outstanding (including, for the avoidance of doubt, shares held in treasury and shares of restricted stock issued pursuant to compensatory equity plans of the Company or a subsidiary of the Company in effect as of the date hereof and set forth in Section 2.2(b) of the Company Disclosure Letter (the “Company Stock Plans”)), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which, as of the date hereof, no shares are either designated or issued and outstanding. As of the close of business on March 15, 2013, the Company held 34,193,830 shares of Common Stock in its treasury. As of the close of business on March 15, 2013, no shares of Common Stock or Preferred Stock were reserved for issuance, except for 49,246,234 shares of Common Stock reserved for issuance under the Company Stock Plans (including (i) 17,350,679 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding as of such date and granted under the Company Stock Plans, with a weighted average exercise price of $31.28 per share, (ii) 433,161 shares of Common Stock reserved for issuance upon the settlement of restricted stock units and performance awards outstanding as of such date and granted under the Company Stock Plans (assuming, in the case of performance awards, that applicable goals are attained at maximum level), and (iii) 4,000,000 shares of Common Stock reserved and available for issuance under the Company 2011 Employee Stock Purchase Plan). The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation or by-laws, or any applicable laws). Except as set forth above or pursuant to the Transaction Documents, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company or (D) issued or outstanding performance awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company. No subsidiary of the Company owns any shares of capital stock or other equity interest or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other equity interest or voting securities of the Company.

(c) The Warrants and Warrant Shares. Each Warrant has been duly authorized by the Company and constitutes a valid and legally binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions, and the Warrant Shares have been duly authorized and reserved for issuance upon exercise of the applicable Warrant and when so issued will be validly issued, fully paid and non-assessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of applicable law or created by or at the direction of Walgreens, Alliance Boots or any of their respective Affiliates.

(d) Authorization, Enforceability.

(i) Each of the Company, and each subsidiary of the Company that is a party to any other Transaction Document, has the power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company, and by each subsidiary of the Company that is a party to any other Transaction Document, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate (or analogous) action on the part of the Company and its stockholders, or such subsidiary and its equityholders, as applicable, and no further approval or authorization is required on the part of the Company or its stockholders, or such subsidiary or its equityholders, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company and each such subsidiary, as applicable, enforceable against the Company and such subsidiary, respectively, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) The execution, delivery and performance by the Company, and each subsidiary of the Company that is a party to any other Transaction Document, of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company or such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws (or analogous organizational documents), or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(iii) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (2) any other Antitrust Laws, (3) the Exchange Act, (4) the Securities Act and (5) listing applications with the New York Stock Exchange, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any federal, state, local, domestic, foreign or supranational court, administrative or regulatory agency or commission or other federal, state, local, domestic, foreign or supranational governmental authority or instrumentality (each, a “Governmental Entity”) is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrants Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen), as amended, and any other federal, state, local, domestic, foreign or supranational laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

(e) Company Financial Statements; Internal Controls.

(i) Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) were prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (C) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the date and for the periods referred to in such financial statements.

(ii) Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).

(iii) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits with the Commission is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, regulations and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Company’s Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Walgreens prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.

(iv) Since September 30, 2010, to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls relating to periods after September 30, 2010, except for any complaints, allegations, assertions or claims that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f) No Material Adverse Effect. Since September 30, 2012, no Effect has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g) Reports.

(i) Since September 30, 2010, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act.

(ii) The SEC Reports, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act and SOX, as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(h) Anti-takeover Provisions and No Rights Plan.

(i) The actions taken by the Board of Directors of the Company to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Walgreens and Alliance

Boots set forth in Section 2.3(c), constitute all the action necessary to render inapplicable to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar law (including, for the avoidance of doubt, Section 203 of the Delaware General Corporation Law) and any potentially applicable provision of the Company’s certificate of incorporation or bylaws (collectively, the “Anti-takeover Provisions”).

(ii) The Company does not have any “poison pill” or similar shareholder rights plan or agreement in effect.

(i) No Change in Control. Except as set forth in Section 2.2(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement or arrangement that is sponsored, maintained or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”) or otherwise; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding or acceleration of funding of any trust or other funding vehicle; or (v) constitute a “change in control,” “change of control” or other similar term under any Company Benefit Plan.

(j) Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Morgan Stanley (the fees and expenses of which will be paid by the Company), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.3 Representations and Warranties of Walgreens and Alliance Boots. Each of Walgreens and Alliance Boots, severally, on behalf of itself, and not jointly, hereby represents and warrants as of the date of this Agreement to the Company that:

(a) Status. It and WBAD have been duly organized and are validly existing under the laws of their respective jurisdiction of incorporation or organization, as applicable.

(b) Authorization, Enforceability.

(i) It, each of its subsidiaries that is a party to any other Transaction Document and WBAD have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by it, by each of its subsidiaries that is a party to any other Transaction Document and WBAD, as applicable, of this

Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its, such subsidiary’s or WBAD’s part, as applicable, and no further approval or authorization is required on its, such subsidiary’s or WBAD’s part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of it, such subsidiary and WBAD, as applicable, enforceable against it, such subsidiary and WBAD, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of the Warrants and/or the purchase of any Initial Open Market Shares, Additional Open Market Shares and/or any other shares of Common Stock, as applicable, may require further board of director (or analogous) approvals or authorizations on the part of Alliance Boots and/or Walgreens (the “Purchase Approvals”).

(ii) The execution, delivery and performance by it, any such subsidiary or WBAD, as applicable, of this Agreement and the other Transaction Documents to which it, any such subsidiary or WBAD is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, such subsidiary and WBAD, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (x) subject to Purchase Approvals, its, such subsidiary’s or WBAD’s, as applicable, organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it, such subsidiary or WBAD, as applicable, is a party or by which it, such subsidiary or WBAD, as applicable, may be bound, or to which it, such subsidiary or WBAD, as applicable, or any of its, such subsidiary’s or WBAD’s, as applicable, properties or assets is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to it, such subsidiary or WBAD, as applicable, or any of its, such subsidiary’s or WBAD’s, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, with respect to it, a Walgreens/Alliance Boots Material Adverse Effect. “Walgreens/Alliance Boots Material Adverse Effect” means a material adverse effect on the ability of Walgreens, Alliance Boots or WBAD, as applicable, to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) the HSR Act, (2) any other Antitrust Laws, (3) the Exchange Act and (4) the Securities Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it or any of its subsidiaries in connection with the consummation by it or any of its subsidiaries of the

Warrants Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a Walgreens/Alliance Boots Material Adverse Effect.

(c) Ownership. Other than pursuant to this Agreement and the other Transaction Documents, it is not the Beneficial Owner of (i) any Common Stock or (ii) any securities or other instruments representing the right to acquire Common Stock. Other than with Alliance Boots and its Affiliates (in the case of Walgreens) or with Walgreens and its Affiliates (in the case of Alliance Boots), including the Transaction Rights Agreement, it does not have an agreement, arrangement or understanding with any person (other than the Company and its Affiliates) to acquire, dispose of or vote any securities of the Company. “Beneficial Ownership” shall have the meaning assigned to such term in the Shareholders Agreement. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions.

(d) Brokers; Fees and Expenses. With respect to Walgreens, no broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co. (the fees and expenses of which will be paid by Walgreens), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Walgreens or WBAD. With respect to Alliance Boots, no broker, investment banker, financial advisor or other person, other than Centerview Partners (the fees and expenses of which will be paid by Alliance Boots), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Alliance Boots or WBAD.

Article III

COVENANTS

3.1 Efforts.

(a) Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under applicable law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, the parties hereto will (i) subject to the provisions of this Section 3.1, including Section 3.1(b) and Section 3.1(d), use their reasonable best efforts to obtain as promptly as practicable and advisable (as determined in good faith by Walgreens in accordance with the first sentence of Section 3.1(d)) all exemptions, authorizations, consents or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents, which, for the avoidance of doubt, shall include providing, as promptly as practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other parties hereto in promptly seeking to obtain all such exemptions, authorizations, consents or approvals and to make all such filings and give such notices.

(b) Without limiting the generality of the foregoing, (1) as promptly as practicable and advisable (as determined in good faith by Walgreens in accordance with the first sentence of Section 3.1(d), but in any event within ten (10) Business Days of the date of this Agreement, unless a later date is mutually agreed between the parties), the parties will file the Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice (the date on which all such Notification and Report Forms required under the HSR Act have been initially filed, the “HSR Filing Date”) and (2) as promptly as practicable and advisable (as determined in good faith by Walgreens in accordance with the first sentence of Section 3.1(d)), file, make or give, as applicable, all other filings, requests and/or notices required under any other Antitrust Laws, in each case with respect to the Equity Transactions (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (1) and (2), collectively, the “Initial Antitrust Filings”). In addition, if, on or prior to the one-year anniversary of the date on which the Initial Antitrust Clearance was obtained, the IOMS Rights Holder and its Designees (for the avoidance of doubt, expressly including for this purpose any Warrantholder (as defined in Warrant 1) pursuant to the exercise in-part of Warrant 1 pursuant to the terms thereof during the Warrant 1 Special Exercise Period) have not exceeded the then-current $500 million (as adjusted) or greater notification threshold under HSR Act Rule 801.1(h), 16 C.F.R. § 801.1(h), as promptly as practicable and advisable (as determined in good faith by Walgreens in accordance with the first sentence of Section 3.1(d), but in any event within ten (10) Business Days of such one-year anniversary, unless a later date is mutually agreed between the parties), the parties will file the Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice with respect to the Equity Transactions in order to exceed the then-current $500 million (as adjusted) or greater notification threshold under HSR Act Rule 801.1(h), 16 C.F.R. § 801.1(h) (but not, for purposes of such filing, any greater notification threshold) (the “Second HSR Filing”, and the date on which all such Notification and Report Forms comprising the Second HSR Filing shall have been initially filed, the “Second HSR Filing Date”). In addition, following the receipt of the Initial Antitrust Clearance, to the extent required by applicable law (including, for the avoidance of doubt any Antitrust Law) in connection with any acquisition of shares of Common Stock comprising all or any portion of the Equity Transactions (in each case, whether in full or in part), the parties shall file, make or give, as applicable, as promptly as practicable and advisable (as determined in good faith by Walgreens in accordance with the first sentence of Section 3.1(d)), any further required filings, requests and/or notices required under any Antitrust Laws, including the HSR Act (collectively, the “Other Antitrust Filings” and any such acquisitions, “Other Equity Transactions”, provided that “Other Antitrust Filings” shall not include the Second HSR Filing). Without limiting the generality of the foregoing, each party agrees to supply as promptly as reasonably practicable and advisable to the appropriate Governmental Entities any information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Laws.

(c) Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each of the parties hereto agrees to use its reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties hereto to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party hereto or any of its Affiliates to agree to (and no party hereto (other than Walgreens with respect to its and/or its Affiliates own assets, businesses or interests, in each case other than WBAD or any of its subsidiaries) or any of its Affiliates will agree to, without the prior written consent of the other parties): (i) sell, hold separate, divest, discontinue or limit (or any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses or interests of it or its Affiliates (irrespective of whether or not such assets, businesses or interests are related to, are the subject matter of or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates; or (iii) without limiting clause (i) in any respect, any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates. For purposes of the foregoing proviso, it is expressly acknowledged and agreed that the mere fact, in and of itself, that an approval or consent of a Governmental Entity required in connection with all or any portion of the Equity Transactions does not also expressly include or expressly constitute an affirmative approval or consent for the Investors’ Beneficial Ownership of shares of Common Stock to exceed the Ultimate Standstill Level shall not be considered to adversely impact the Investors or their Affiliates in any way, including any of their respective assets, businesses or interests or their respective financial, business or strategic benefits from the transactions contemplated hereby or by any of the other Transaction Documents. For purposes of this Agreement, the term (x) “Initial Antitrust Clearance” as of any time means (a) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (b) the absence at such time of any applicable law or temporary restraining order, preliminary or permanent injunction or other judgment, order, writ, injunction, legally binding agreement with a Governmental Entity, stipulation, decision or decree issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of the Initial Filing Transaction, (y) “Second HSR Clearance” as of any time following the Initial Antitrust Clearance means, with respect to the Equity Transactions (to the extent set forth in the Second HSR Filing), prior to such time, the expiration or termination of the waiting period under the HSR Act, and (z) “Other Antitrust

Clearance” as of any time following the Initial Antitrust Clearance means, with respect to any Other Equity Transaction, (a) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to such Other Equity Transaction, and (b) the absence at such time of any applicable law or temporary restraining order, preliminary or permanent injunction or other judgment, order, writ, injunction, legally binding agreement with a Governmental Entity, stipulation, decision or decree issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of such Other Equity Transaction.

(d) Walgreens shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents or approvals required under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Walgreens shall consult in advance with each other party hereto and in good faith take each such other party’s views into account regarding the overall antitrust strategy. Each of the parties hereto will promptly notify the other parties of, and if in writing furnish the others with copies of (or, in the case of oral communications, advise the others of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents and, to the extent reasonably practicable, permit the other parties to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other parties’ reasonable comments on any such proposed substantive written communications prior to their submission. No party hereto shall, and each party hereto shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other parties hereto in advance and, to the extent practicable and permitted by such Governmental Entity, gives the other parties hereto the opportunity to jointly prepare for, attend and participate in such meeting or communication. The parties hereto will (and will cause their Affiliates to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information required for any filing or submission under any Antitrust Law and (y) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties hereto will provide each other with copies of all substantive correspondence, filings or communications between them or any of their Affiliates or representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns and (3) comply with applicable law.

(e) Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial or analogous action, claim or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other party challenging the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction Litigation”), each party hereto shall use its reasonable best efforts to contest and resist any such Transaction Litigation and to have vacated, lifted, reversed or overturned any judgment, ruling, order, writ, injunction or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents. Each party hereto shall keep each other party hereto reasonably informed unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using reasonable best efforts to, and cooperating in good faith with the other parties in, developing and implementing reasonable alternative arrangements to provide such other parties with such information). Subject to the immediately preceding sentence, each party hereto shall promptly advise each other party hereto orally and in writing and shall cooperate fully in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

(f) As promptly as practicable following the date hereof, the Company shall adopt such amendments and take such further actions and do or cause to be done all things necessary, proper or advisable under applicable law, to prevent the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby from constituting a “change in control,” “change of control” or other similar term under any Company Benefit Plan (whether or not relating to matters set forth on Section 2.2(i) of the Company Disclosure Letter).

(g) Notwithstanding anything herein to the contrary, from and after the earlier of (i) the completion in full of the Equity Transactions, (ii) the expiration, termination or cancellation of Warrant 2 without Warrant 2 having been exercised in full or (iii) the Warrant 2 Transferability Event, no party will have any further obligations under this Section 3.1; provided, that this Section 3.1(g) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

3.2 Public Announcements. The parties acknowledge that the communication plan (including the initial press release of each party) regarding the initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors and employees and otherwise (the “Initial Communications Materials”) has been agreed by the parties. During the initial announcement period, no party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby or thereby or the existence of any arrangement between the parties or make any other communication, in each case which is inconsistent with the Initial Communications Materials. Thereafter, except as required by applicable law or by the rules or requirements of any stock exchange on which the securities of a party hereto are listed, no party hereto shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of the Transaction

Documents or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned or delayed) of each other party hereto, to the extent such release, announcement or communication relates to the transactions contemplated hereby or by any of the other Transaction Documents; provided that no party shall have the right to consent to any release, announcement or communication of any other party (including, in the case of the Company and Walgreens, any filing required to be made under the Exchange Act) made in the ordinary course of business unless and to the extent such release, announcement or communication (x) relates specifically to the signing or completion of the transactions contemplated hereby or by any of the other Transaction Documents or (y) includes information with respect to the transactions contemplated hereby or by any of the other Transaction Documents that is inconsistent with the Initial Communications Materials; provided, further, that the immediately foregoing clauses (x) and (y) shall not apply to any release, announcement or other communication to the extent containing information that is consistent with releases, announcements or other communications previously consented to by the other parties in accordance with this Section 3.2.

3.3 Expenses. Unless otherwise provided in any Transaction Document, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.4 Sufficiency of Authorized Common Stock. From and after the date hereof and until the date on which each of the Warrants has been fully exercised (or expires unexercised or is canceled in accordance with the terms hereof and thereof), the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise in full (for the avoidance of doubt, without giving effect to any “cashless” or “net” exercise provisions therein). Nothing in this Section 3.4 shall preclude the Company from satisfying its obligations in respect of the exercise of either Warrant by delivery of shares of Common Stock which are held in the treasury of the Company.

3.5 Pursuit of Other Opportunities. From and after the date hereof to the date that is six (6) months after the date of this Agreement, each of the parties hereto agrees to cooperate and negotiate in good faith to explore the opportunities set forth on Section 3.5 of the Company Disclosure Letter (each such opportunity, an “Additional Opportunity”). Section 3.5 of the Company Disclosure Letter does not contain all the essential terms with respect to the Additional Opportunities, and the parties acknowledge that they must complete negotiations on the points set forth in Section 3.5 of the Company Disclosure Letter as well as on points beyond the scope of Section 3.5 of the Company Disclosure Letter in a mutually satisfactory manner, before definitive documents can be executed and any transactions with respect to the Additional Opportunities can be consummated. Neither this Section 3.5 nor the provisions of Section 3.5 of the Company Disclosure Letter shall create or constitute any legally binding obligations between the parties, and none of the parties shall have any liability to the other parties with respect to, based on, arising from or relating to this Section 3.5 or the Additional Opportunities. This Section 3.5 and the provisions of Section 3.5 of the Company Disclosure Letter do not express an agreement of the parties or an offer to enter into an agreement and are not intended to and do not create any legal or equitable obligations with respect to the Additional Opportunities. Each of the parties hereto shall be free to withdraw from discussions and not continue to pursue any Additional Opportunity, without obligation or liability to the other parties or to any other person, if such party determines in its sole discretion, but after consultation with the other parties, that it is not in the best interests of such party to continue to pursue such Additional Opportunity.

3.6 Non-Solicit.

(a) From and after the date hereof (x) to the date that is one (1) year after the later of (i) the termination of the Rx Distribution Agreement and (ii) the termination of the Generic Pharmaceuticals Purchasing Services Agreement, each of Walgreens and Alliance Boots covenants and agrees, individually on behalf of itself and not jointly, with the Company that it will not, nor will it permit its Affiliates to, directly or indirectly, solicit for employment any individual set forth on Section 3.6(a) of the Company Disclosure Letter (each, a “Key Company Employee”); and (y) to the date that is three (3) years after the date of this Agreement, each of Walgreens and Alliance Boots covenants and agrees that it will not, nor will it permit its Affiliates to, hire any Key Company Employee; provided, however, that the foregoing shall not preclude it or its Affiliates from (A) placing general solicitations not targeted at such Key Company Employees (so long as it and its Affiliates do not hire any such Key Company Employee) or (B) soliciting in any manner or hiring any such Key Company Employee whose employment with the Company and its Affiliates has terminated at least one (1) year prior to the date of such solicitation or hire, as applicable, so long as neither it nor its Affiliates solicited such Key Company Employee in violation of this Section 3.6(a) prior to such one (1) year anniversary.

(b) From and after the date hereof (x) to the date that is one (1) year after the later of (i) the termination of the Rx Distribution Agreement and (ii) the termination of the Generic Pharmaceuticals Purchasing Services Agreement, the Company covenants and agrees with each of Walgreens and Alliance Boots that the Company will not, nor will the Company permit its Affiliates to, directly or indirectly, solicit for employment any individual set forth on Section 3.6(b) of the Company Disclosure Letter (each, a “Key Walgreens/Alliance Boots Employee”); and (y) to the date that is three (3) years after the date of this Agreement, the Company covenants and agrees that it will not, nor will it permit its Affiliates to, hire any Key Walgreens/Alliance Boots Employee; provided, however, that the foregoing shall not preclude the Company or its Affiliates from (x) placing general solicitations not targeted at such Key Walgreens/Alliance Boots Employees (so long as the Company and its Affiliates do not hire any such Key Walgreens/Alliance Boots Employee) or (y) soliciting in any manner or hiring any such Key Walgreens/Alliance Boots Employee whose employment with Walgreens, Alliance Boots and their Affiliates has terminated at least one (1) year prior to the date of such solicitation or hire, as applicable, so long as neither the Company nor its Affiliates solicited such Key Walgreens/Alliance Boots Employee in violation of this Section 3.6(b) prior to such one (1) year anniversary.

3.7 Financing Cooperation.

(a) From and after the date hereof, the Company shall, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause its and its subsidiaries’ representatives to, cooperate with Walgreens and Alliance Boots in connection with any Debt Financing in the following manner (in each case to the extent reasonably required in connection with any such Debt Financing):

(i) furnish the report(s) of the auditors with respect to the audited financial statements of the Company and its subsidiaries, and use reasonable best efforts to obtain the consent of such auditors to the use of such report(s) in accordance with normal custom and practice with respect to any such Debt Financing, and use reasonable best efforts to cause such auditors to provide customary comfort letters to the underwriters, initial purchasers or placement agents, as applicable, in connection with any such Debt Financing;

(ii) furnish Walgreens and Alliance Boots (and their respective representatives) with additional financial statements, schedules or other financial data relating to the Company and its subsidiaries and assist Walgreens and Alliance Boots (and their respective representatives) with preparing pro forma financial statements, in each case, as reasonably requested in connection with any such Debt Financing (it being understood that none of Walgreens, Alliance Boots or any of their Affiliates (or any of their respective representatives) shall be permitted to disclose (whether by including such information in, or reflecting such information on, their financial statements or otherwise) any financial information provided by the Company pursuant to this clause (ii) prior to the Company first publicly disclosing such information in its ordinary course of business);

(iii) reasonably cooperate with the due diligence of the proposed lenders, underwriters, initial purchasers, ratings agencies or placement agents, as applicable, and/or Walgreens, Alliance Boots and their respective representatives in connection with any such Debt Financing, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company (and in the case of the provision of information, to the extent already existing or that can be prepared without excessive cost or management time), and only as long as any person involved in such due diligence enters into a confidentiality agreement with the Company in customary form and substance reasonably acceptable to the Company; provided, however, that none of the Company, its subsidiaries or their respective representatives shall be required to deliver any opinions, 10b-5 statements or officer’s certificates in connection with any such due diligence efforts; provided, further that none of the Company, its subsidiaries or their respective representatives shall be required to provide any cooperation or information to the extent that (x) such information is competitively sensitive, (y) providing such cooperation or information (A) would reasonably be expected to jeopardize attorney-client privilege or loss of attorney work product protection, (B) would violate a confidentiality obligation to any person or (C) would violate any applicable law; provided, that with respect to clauses (x) and (y), the Company uses reasonable efforts, and cooperates in good faith with Walgreens and/or Alliance Boots, as applicable, to develop and implement reasonable alternative arrangements to provide Walgreens and Alliance Boots (and their respective representatives) with the intended benefits of this Section 3.7; and

(iv) reasonably assist in the review or preparation of applicable portions (i.e., to the extent relating to the Company) of one or more confidential information memoranda, prospectuses, offering memoranda and other marketing and syndication materials in connection with such Debt Financing.

(b) Notwithstanding anything in this Section 3.7 to the contrary, in fulfilling obligations of the Company pursuant to this Section 3.7, neither the Company nor any of its subsidiaries shall be required to pay any commitment or other fee, provide any security or incur any other liability or execute or enter into any agreement in connection with any such Debt Financing. Walgreens and Alliance Boots shall promptly, upon request by the Company, reimburse the Company for all reasonable out of pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with the cooperation of the Company and its subsidiaries contemplated by this Section 3.7. For purposes of this Agreement, “Debt Financing” means any debt financing incurred by Walgreens or Alliance Boots, as applicable, for purposes of exercising the Warrants and/or acquiring Initial Open Market Shares, Additional Open Market Shares or any New Securities or Replacement Pre-emptive Shares (each as defined in the Shareholders Agreement), including, for the avoidance of doubt, any refinancings or “take-out” financings with respect thereto. The obligations of the Company and its subsidiaries under this Section 3.7 shall automatically terminate upon the date that the Beneficial Ownership (as defined in the Shareholders Agreement) of the Investors, in the aggregate, of Common Stock is less than five percent (5%).

Article IV

Additional Agreements

4.1 Additional Equity Purchases.

(a) The parties hereto acknowledge and agree that, from and after the date hereof, Walgreens (or any of its wholly-owned subsidiaries, or Alliance Boots or any of its wholly-owned subsidiaries, or the FW JV, in each case to the extent designated by Walgreens in writing) (Walgreens, in its capacity as the holder of the right to acquire (and/or to designate any such person(s) (the “Designees”) to acquire) Initial Open Market Shares, the “IOMS Rights Holder”) shall have the right to acquire, from time to time (but subject to Section 2.2 of the Shareholders Agreement), in one or more open market transactions, a number of shares of Common Stock not exceeding, in the aggregate, 19,859,795 shares of Common Stock, subject to adjustment pursuant to Section 4.1(c) (the “Initial Open Market Shares”).

(b) In addition (without limitation to Section 4.1(a)), in the event that, on any day during the Exercise Period (as defined in Warrant 1), the Market Price (as defined in Warrant 1) is less than the then-applicable Exercise Price (as defined in Warrant 1), the parties hereto acknowledge and agree that, from and after such day through the date which is five (5) days after the last day of the Exercise Period, any Warrantholder (as defined in Warrant 1) shall have the right to acquire (either directly or through Walgreens or any of its wholly-owned subsidiaries, or through Alliance Boots or any of its wholly-owned subsidiaries, or the FW JV, as designated by such Warrantholder in writing), from time to time (but subject to Section 2.2 of the Shareholders Agreement), in one or more open market transactions, a number of shares of Common Stock not exceeding, in the aggregate, the product of (i) (A) 14,185,570 shares of Common Stock (the “Aggregate Additional Open Market Shares”), subject to adjustment pursuant to Section 4.1(c), minus (B) the sum of (I) the greater of (x) zero and (y) (1) the number of Warrant 1 Shares previously issued upon exercise of Warrant 1 minus (2) 37.5% of the total number of Warrant 1 Shares, whether already issued upon exercise of Warrant 1 or remaining unexercised and underlying Warrant 1 and (II) the number of Required Shares, if any, actually purchased by the IOMS Rights Holder and its Designees during the Threshold Period pursuant to Section 4.1(c)(iii), and (ii) a fraction, the numerator of which is the sum of (A) the number of Warrant 1 Shares previously issued upon exercise of Warrant 1 in respect of the portion of Warrant 1 held by such Warrantholder and (B) the number of unexercised Warrant 1 Shares underlying the portion of Warrant 1 held by such Warrantholder, and the denominator of which is the total number of Warrant 1 Shares, whether already issued upon exercise of Warrant 1 or remaining unexercised and underlying Warrant 1 (the “Additional Open Market Shares”).

(c) Notwithstanding anything to the contrary in Section 4.1(a) or Section 4.1(b), each of (x) the number of Initial Open Market Shares (to the extent not already acquired by the IOMS Rights Holder or its Designees prior to the adjustment(s) provided for in this Section 4.1(c)) and (y) the number of Aggregate Additional Open Market Shares (to the extent not already acquired by the Warrantholder(s) or their permitted designees(s) prior to the adjustment(s) provided for in this Section 4.1(c)), shall be subject to adjustment from time to time from and after the execution and delivery hereof as follows; provided, that if more than one subsection of this Section 4.1(c) is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 4.1(c) so as to result in duplication:

(i) If the Company shall from and after the execution and delivery hereof (a) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Initial Open Market Shares and Aggregate Additional Open Market Shares at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted to equal, immediately upon such record date or effective date, as the case may be, the number of shares of Common Stock that the Initial Open Market Shares and Aggregate Additional Open Market Shares, respectively, would have represented (including entitlements to receive shares of Common Stock) had the Initial Open Market Shares and Aggregate Additional Open Market Shares been acquired in full prior to such record date or effective date, as the case may be.

(ii) If the Company shall from and after the execution and delivery hereof issue shares of Common Stock (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions) (a “Subject Issuance”), then, in such event, the number of Initial Open Market Shares and Aggregate Additional Open Market Shares immediately prior to the Subject Issuance (each, an “Initial Number”) shall be increased to the number obtained by multiplying the applicable Initial Number by a fraction (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Subject Issuance and (y) the number of additional shares of Common Stock issued (or into which such issued convertible securities may be converted) and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Subject Issuance. For purposes of the foregoing, (I) “Permitted Transactions” shall include (a) issuances pursuant to which the adjustment set forth in Section 4.1(c)(i) is applicable, (b) issuances of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors of the Company, (c) conversions of convertible securities outstanding as of the date of this Agreement and disclosed in Section 2.2(b) of this Agreement in accordance with the terms of such convertible securities and (d) the exercise of the Warrants, (II) on any increase in the number of shares of Common Stock deliverable upon conversion of any convertible securities issued in the Subject Issuance (each, a “Post-Issuance Adjustment”), then, to the extent that, in respect of the same facts and events, the adjustment provisions set forth in this Section 4.1(c) (excluding this clause (II)) do not result in a proportionate increase in the number of Initial Open Market Shares and/or the number of Aggregate Additional Open Market Shares, in each case equal to or greater than the proportionate increase in respect of such convertible securities, then the number of Initial Open Market Shares and/or the number of Aggregate Open Market Shares, as applicable, then in effect, shall forthwith be readjusted to such number of Initial Open Market Shares and/or the number of Aggregate Additional Open Market Shares, respectively, as would have been obtained had the Post-Issuance Adjustment been effective in respect of such convertible securities as of immediately prior to the Subject Issuance and (III) if the number of Initial Open Market Shares and Aggregate Additional Open Market Shares shall have been adjusted upon any Subject Issuance of convertible securities in accordance with this Section 4.1(c), subject to clause (II) above, no further adjustment of the number of Initial Open Market Shares and Aggregate Additional Open Market Shares shall be made for the actual issuance of shares of Common Stock upon the actual conversion of such convertible securities in accordance with their terms. Any adjustment made pursuant to this Section 4.1(c)(ii) shall become effective immediately upon the Subject Issuance.

(iii) During the period beginning on the later of (a) the acquisition in full by the IOMS Rights Holder and its Designees of all Initial Open Market Shares (before giving effect to the adjustment set forth pursuant to this Section 4.1(c)(iii)) and (b) the date on which the Initial Antitrust Clearance shall have been obtained, and ending immediately following the one-year anniversary of the date on which the Initial Antitrust Clearance shall have been obtained (such period, the “Threshold Period”), subject to the proviso to this Section 4.1(c)(iii), the number of Initial Open Market Shares shall be increased by such number of shares of Common Stock as is equal to the lesser of: (I) such number of shares of Common

Stock as is applicable to enable the IOMS Rights Holder and its Designees to exceed the then-current $500 million (as adjusted) or greater notification threshold under HSR Act Rule 801.1(h), 16 C.F.R. § 801.1(h) prior to the expiration of the Threshold Period and (II) 2,837,114 shares of Common Stock (as adjusted to appropriately reflect any of the events referred to in this Section 4.1(c)) (such number of shares as determined by clauses (I) and (II), the “Required Shares”); provided, that (A) this Section 4.1(c)(iii) shall only be applicable following (1) the delivery of a written notice from Walgreens to the Company during the Threshold Period requesting that either this Section 4.1(c)(iii) or the Warrant 1 Special Exercise Period (as defined in Warrant 1) take effect (such notice, the “Threshold Notice”) and (2) the earlier of (x) the fifth (5th) Business Day following such Threshold Notice, if the Company shall not have responded with a written notice to Walgreens specifying that it has elected for the Warrant 1 Special Exercise Period to take effect in lieu of this Section 4.1(c)(iii), and (y) the delivery by the Company to Walgreens of a written notice specifying that it has elected for this Section 4.1(c)(iii) to take effect in lieu of the Warrant 1 Special Exercise Period.

(iv) All calculations under this Section 4.1(c) shall be made to round up to the nearest whole share of Common Stock. Any adjustments pursuant to this Section 4.1(c) shall be made successively whenever an event referred to herein shall occur.

(v) In the event that the Company shall propose to (1) take any action of the type described in this Section 4.1(c) (but only if the action of the type described in this Section 4.1(c) would result in an adjustment in the Initial Open Market Shares or Aggregate Additional Open Market Shares), or (2) declare any dividend or distribution (or to set any record date in respect of any such dividend or distribution) on shares of Common Stock payable, in whole or in part, in Other Voting Securities (as defined in Warrant 1), the Company shall provide written notice to each of Walgreens and Alliance Boots, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. In the case of the foregoing clause (1) of this Section 4.1(c)(v), such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Initial Open Market Shares and Additional Open Market Shares. In the case of any action described in this Section 4.1(c)(v) which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed. In case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action unless the Company reasonably determines in good faith that, given the nature of such action, the provision of such notice at least ten (10) days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

(d) The parties agree to the matters set forth in Section 4.1(d) of the Company Disclosure Letter.

4.2 Acquisition for Investment. Each of Walgreens and Alliance Boots acknowledges that the issuance of the Warrants and Warrant Shares has not been registered under the Securities Act or under any state securities laws. (i) Each of Walgreens and Alliance Boots acknowledges that Walgreens is acquiring the Warrants and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable securities laws, (ii)

each of Walgreens and Alliance Boots agrees, individually on behalf of itself and not jointly, that it will not (and will not permit its Affiliates to) sell or otherwise dispose of the Warrants or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable securities laws, (iii) each of Walgreens and Alliance Boots acknowledges, individually on behalf of itself and not jointly, that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrants Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrants Issuance, (iv) each of Walgreens and Alliance Boots acknowledges, individually on behalf of itself and not jointly, that it is able to bear the economic risk of the Warrants Issuance and is able to afford a complete loss of such investment and (v) each of Walgreens and Alliance Boots acknowledges, individually on behalf of itself and not jointly, that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.3 Legend. Each of Walgreens and Alliance Boots agrees that all certificates or other instruments representing the Warrants and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF (1) A FRAMEWORK AGREEMENT, DATED AS OF MARCH 18, 2013, BY AND AMONG THE ISSUER OF THESE SECURITIES, WALGREEN CO., AN ILLINOIS CORPORATION, AND ALLIANCE BOOTS GMBH, A PRIVATE LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF SWITZERLAND, A COPY OF WHICH IS ON FILE WITH THE ISSUER AND (2) A SHAREHOLDERS AGREEMENT, DATED AS OF MARCH 18, 2013, BY AND AMONG THE ISSUER OF THESE SECURITIES, WALGREEN CO. AND ALLIANCE BOOTS GMBH. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.”

In the event that any Warrant Shares become registered under the Securities Act or the Company is presented with an opinion of counsel reasonably satisfactory, in form and substance, to the Company that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Warrant Shares which shall not contain such portion of the above legend that is no longer applicable; provided that the holder of such Warrant Shares surrenders to the Company the previously issued certificates or other instruments.

4.4 Anti-takeover Provisions and Rights Plan. The Company shall not take any action that would cause this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-takeover Provision, or subject in any manner to any “poison pill” or similar shareholder rights plan or agreement, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transaction Documents and such transactions from, or if necessary challenge the validity or applicability of, any applicable Anti-takeover Provisions, as now or hereafter in effect.

Article V

MISCELLANEOUS

5.1 Termination of This Agreement; Other Triggers.

(a) This Agreement may be terminated at any time:

(i) with the prior written consent of each of Walgreens, Alliance Boots and the Company; or

(ii) by any of Walgreens, Alliance Boots or the Company, upon the termination of the Shareholders Agreement in accordance with its terms.

(b) If (x) the Initial Antitrust Clearance shall not have been obtained on or prior to the one-year anniversary of the HSR Filing Date, (y) to the extent applicable, the Second HSR Clearance shall not have been obtained on or prior to the one-year anniversary of the Second HSR Filing Date or (z) (1) any Other Antitrust Clearance in respect of an Other Antitrust Filing seeking to allow the Investors to acquire (in the aggregate, taking into account the Investors’ existing ownership) up to a number of shares of Common Stock equal to 24.99% or less of the then-issued and outstanding shares of Common Stock shall not have been obtained on or prior to the one-year anniversary of the initial filing, making or giving, as applicable, of such Other Antitrust Filing and (2) the party or parties, as applicable, proposing to consummate the applicable Other Equity Transaction have not, on or prior to such one-year anniversary, delivered a written notice to the other parties hereto specifying that it or they, as applicable, are no longer proposing to consummate such Other Equity Transaction at such time, then, without affecting in any manner any prior acquisition of shares of Common Stock pursuant to the terms of the Transaction Documents:

(i) the Company may (in its sole discretion), upon ten (10) Business Days prior notice to Walgreens, cancel the Warrants (to the extent not already exercised or expired), in whole but not in part;

(ii) the Company may (in its sole discretion), upon ten (10) Business Days prior notice to Walgreens, terminate Section 4.1 and/or Section 4.4 of this Agreement, in each case in whole but not in part; and

(iii)(1) at the election of Walgreens (in its sole discretion), the Rx Distribution Agreement (to the extent then still in effect) shall be immediately modified such that the defined term “Initial Term” set forth in the Rx Distribution Agreement shall mean the later of “August 31, 2017” and the date which is two (2) years after the date on which Walgreens elects to modify the Rx Distribution Agreement pursuant to this Section 5.1(b)(iii) and/or (2) at the election of the Company (in its sole discretion), on the one hand, or WBAD (in its sole discretion and by joint action of Walgreens and Alliance Boots), on the other hand, the Generic Pharmaceuticals Purchasing Services Agreement shall be immediately terminated;

provided that a party may not exercise any cancelation, termination or modification right pursuant to this Section 5.1(b) if the breach by such party of any obligation, representation or warranty under this Agreement has been the cause of, or resulted in, the failure of the Initial Antitrust Clearance to have been obtained on or prior to the one-year anniversary of the HSR Filing Date.

(c) If any Other Antitrust Clearance necessary to allow the Investors to acquire (in the aggregate, taking into the account the Investors’ existing ownership) up to a number of shares of Common Stock that is equal to or greater than 25% of the then-issued and outstanding shares of Common Stock shall not have been obtained on or prior to the one-year anniversary of the initial filing, making or giving, as applicable, of the related Other Antitrust Filing, then, without affecting in any manner any prior acquisition of shares of Common Stock pursuant to the terms of the Transaction Documents, for all purposes under this Agreement and the other Transaction Documents, a “Warrant 2 Transferability Event” shall be deemed to have occurred with respect to such Warrant 2 Shares as would have caused the Investors to exceed the applicable threshold if the remaining portion of Warrant 2 was then exercised in full (such excess portion of Warrant 2, the “Warrant 2 Transferable Portion”).

(d) If, at any time, the Generic Pharmaceuticals Purchasing Services Agreement has been terminated (x) by the Company in accordance with its terms pursuant to Sections 5.B(ii)(a) or 5.B.(ii)(b) thereof or (y) by mutual agreement of the Company and WBAD or pursuant to Sections 5.B(i)(c) or 5.B(ii)(c) thereof, then, without affecting in any manner any prior acquisition of shares of Common Stock pursuant to the terms of the Transaction Documents:

(i) the Company may (in its sole discretion), upon ten (10) Business Days prior notice to Walgreens delivered no later than on the third (3rd) Business Day following the effective date of such termination, cancel the Warrants (to the extent not already exercised or expired), in whole but not in part;

(ii) the Company may (in its sole discretion), upon ten (10) Business Days prior notice to Walgreens delivered no later than on the third (3rd) Business Day following the effective date of such termination, terminate Section 4.1 and/or Section 4.4 of this Agreement, in each case in whole but not in part; and

(iii) in the case of clause (y), if the Company shall have exercised its rights pursuant to either Section 5.1(d)(i) or (ii), then, at the election of Walgreens (in its sole discretion), the Rx Distribution Agreement (to the extent then still in effect) shall be immediately modified such that the defined term “Initial Term” set forth in the Rx Distribution Agreement shall mean the later of “August 31, 2017” and the date which is two (2) years after the date on which Walgreens elects to modify the Rx Distribution Agreement pursuant to this Section 5.1(d)(iii).

(e) The parties expressly acknowledge and agree that, notwithstanding anything in the Transaction Documents to the contrary, if, at any time the Rx Distribution Agreement is terminated by Walgreens in accordance with its terms pursuant to Section 15.A thereof, then:

(i) at the election of the Company (in its sole discretion), on the one hand, or WBAD (in its sole discretion and by joint action of Walgreens and Alliance Boots), on the other hand, pursuant to written notice (the “Cross Termination Notice”) delivered to the other (the date of the delivery of such Cross Termination Notice, the “Notice Delivery Date”), the Generics Pharmaceuticals Purchasing Services Agreement (to the extent then still in effect) shall terminate, effective on the twelve-month anniversary of the Notice Delivery Date (or such earlier date as the Company may specify at any time during such twelve-month period upon at least 30 days written notice, provided that any such earlier date shall be a month end);

(ii) if the Notice Delivery Date shall have occurred, to the extent a Walgreens Investor Rights Termination Event (as defined in the Shareholders Agreement) shall not have previously occurred, a Walgreens Investor Rights Termination Event shall be deemed to have occurred immediately upon the Notice Delivery Date, for all purposes under the Shareholders Agreement other than Sections 1.3(b) and (c) (with respect to which the Walgreens Investor Rights Termination Event shall occur pursuant to such defined term without giving effect to this clause (ii));

(iii) if the Notice Delivery Date shall have occurred, Section 4.1 and, subject to clause (v) below, Section 4.4 of this Agreement, and Section 2.3 of the Shareholders Agreement shall be terminated, in each case in whole but not in part;

(iv) if the Notice Delivery Date shall have occurred, each Restricted Period (as defined in the Shareholders Agreement), to the extent then still in effect, shall be deemed to have expired for all purposes immediately as of the Notice Delivery Date;

(v) with respect to any Warrant, (1) if the Notice Delivery Date shall have occurred earlier than the date that is six months prior to the Exercise Start Date (as defined in such Warrant) of such Warrant (without application of this clause (v)), then such Warrant shall be immediately canceled, (2) if the Notice Delivery Date shall have occurred on or after the date that is six months prior to the Exercise Start Date and prior to the Exercise Start Date (in each case without application of this clause (v)), then such Exercise Start Date shall be deemed to be the Notice Delivery Date and the Expiration Date (as defined in such Warrant) of such Warrant shall be deemed to be at 5:00 p.m., New York City time, on the six-month anniversary of the Notice Delivery Date, and (3) if the Notice Delivery Date shall have occurred after the Exercise Start Date for such Warrant (without application of this clause (v)), no adjustment shall be made to the Exercise Start Date or the Expiration Date of such Warrant (except in such case where the Exercise Start Date for such Warrant shall have been accelerated as a result of the occurrence of a Preliminary Control Date or an Other Voting Security Event (each as defined in such Warrant), in which case the Expiration Date (as defined in such Warrant) of such Warrant shall be deemed to be the earlier of (x) such Expiration Date without application of this clause (v) and (y) 5:00 p.m., New York City time, on the six-month anniversary of the Notice Delivery Date); provided that any exercise of any Warrant after the Notice Delivery Date and prior to the Expiration Time (as modified by this clause (v)) for such Warrant shall be only effected as a Cashless Exercise (as defined in such Warrant) (the Expiration Time determined by the immediately foregoing clauses (1), (2) and (3), the “Modified Expiration Time”);

(vi) if the Notice Delivery Date shall have occurred, to the extent not previously expired, from and after the Notice Delivery Date, the Standstill Period (as defined in the Shareholders Agreement) and the SP Standstill Period (as defined in the Shareholders Agreement), if then in effect, shall be deemed for all purposes to be the period beginning on the date of this Agreement and ending upon the later of (1) the 18 month anniversary of the Notice Delivery Date and (y) the date that the collective Beneficial Ownership of Common Stock of the Investors, SP (as defined in the Shareholders Agreement) and the SP Investors (as defined in the Shareholders Agreement), as a group, equals one share less than 10%;

(vii) if the Notice Delivery Date shall have occurred, for the avoidance of doubt giving effect to the eighth and tenth sentences of Section 5.2 of the Shareholders Agreement, from and after the date of the later of (1) the Notice Delivery Date and (2) the latest to occur of the Modified Expiration Time in respect of each Warrant (the date determined pursuant to clause (1) and clause (2), the “Sell-down Date”), each Investor shall be required to Transfer (as defined in the Shareholders Agreement) to Persons other than Walgreens, Alliance Boots or any of their respective Permitted Transferees or Affiliates, in each case in accordance with the terms of the Shareholders Agreement (as modified pursuant to this Section 5.1(e)), by no later than the two-year anniversary of the Sell-down Date (such two-year period, the “Sell-Down Period”), a number of shares of Common Stock, if any, as is necessary so that the collective Beneficial Ownership of Common Stock of the Investors, SP (as defined in the Shareholders Agreement) and the SP Investors (as defined in the Shareholders Agreement), as a group, is less than 15% (such shares, the “Required Sell-Down Shares” and such required Transfers, the “Required Sell-Down Transfers”), it being understood that subject to the obligation of the Investors to complete the Required Sell-Down Transfers prior to the expiration of the Sell-Down Period, and subject to compliance with the Shareholders Agreement (as modified pursuant to Section 5.1(e)(iv)), the manner, timing, volumes, prices and transferees applicable to any Required Sell-Down Transfers shall be in the Investors’ respective sole discretion; provided, that, if at any time during the Sell-Down Period, (A) the Investors have not yet completed the Required Sell-Down Transfers and (B) the Company delivers to each of Walgreens and Alliance Boots a notice (the date of delivery of such notice, the “Repurchase Election Date”) affirmatively and irrevocably electing to repurchase in full from the Investors a number of shares equal to (and not less than) the remaining Required Sell-Down Shares with respect to which Required Sell-Down Transfers have not yet occurred, the Investors shall Transfer to the Company, and the Company shall purchase from the Investors, all such remaining Required Sell-Down Shares at a per share purchase price, payable by the Company to the Investors in immediately available funds, equal to the greater of (x) Applicable Market Price on the trading day immediately prior to the Repurchase Closing Date and (y) the Weighted Average Price as of the Repurchase Closing Date. The closing of such repurchase by the Company shall occur on a Business Day (the “Repurchase Closing Date”) selected by the Investors, but in any event no later than on the tenth (10th) Business Day immediately following the Repurchase Election Date. For purposes of this Section 5.1(e), (1) the “Applicable Market Price” means, as of any date of determination, the closing price (regular way) of the Common Stock on such date on the principal stock exchange on which the Company Common Stock is then listed and (2) the “Weighted Average Price” means, as of any date of determination, the weighted-average per share price (including the applicable Exercise Prices (as defined in the applicable Warrants) in respect of all exercises of the Warrants (whether pursuant to a Cash Exercise or Cashless Exercise)) paid by the Investors in respect of all acquisitions of Common Stock from and after the date hereof and on or prior to such date of determination;

(viii) if the Notice Delivery Date shall have occurred, for the avoidance of doubt giving effect to the eighth and tenth sentences of Section 5.2 of the Shareholders Agreement, from and after the Notice Delivery Date, the Ultimate Standstill Level (as defined in the Shareholders Agreement) shall be deemed to mean “(1) prior to the two-year anniversary of the Sell-down Date, thirty percent (30%) and (2) from and after the two-year anniversary of the Sell-down Date, ten percent (10)%”; provided, that, from and after the two-year anniversary of the Sell-down Date and with respect to shares of Common Stock that represent collective Beneficial Ownership of Common Stock of the Investors, SP and the SP Investors as a group of less than 15% and more than 10%, if at any time during the Standstill Period (as modified by this Section 5.1(e)), the collective Beneficial Ownership of Common Stock of the Investors, SP (as defined in the Shareholders Agreement) and the SP Investors (as defined in the Shareholders Agreement), as a group, equals or exceeds the Ultimate Standstill Level, the Investors shall, in accordance with the Shareholders Agreement (as modified by this Section 5.1(e)), within a commercially reasonable and practicable time thereafter, taking into account market conditions, effect the Transfer of such number of shares of Common Stock as is necessary so that such collective Beneficial Ownership of Common Stock is no longer equal to or in excess of the Ultimate Standstill Level; provided, further, that, notwithstanding anything to the contrary (and, for the avoidance of doubt, without any implication of expanding the Investors’ obligations pursuant to the immediately preceding proviso), and with respect to shares of Common Stock that represent collective Beneficial Ownership of Common Stock of the Investors, SP and the SP Investors as a group of less than 15% and more than 10%, in no event shall the Investors be required to Transfer any shares of Common Stock (or be deemed to be in breach or default by virtue of not Transferring any shares of Common Stock) pursuant to this Section 5.1(e)(viii) to the extent that the then-current Applicable Market Price is less than the then-current Weighted Average Price; provided further, that, notwithstanding anything to the contrary, any shares that reflect collective Beneficial Ownership of Common Stock of the Investors, SP and the SP Investors as a group in excess of 15% remain subject to the obligations of clause (vii); and

(ix) if the Notice Delivery Date shall have occurred, each of the parties hereto agrees to act in good faith and execute and deliver, and/or cause the execution and delivery of, all such future amendment and modification agreements and such other instruments, in each case with respect to any Transaction Document (and, in the case Alliance Boots and Walgreens, the Transaction Rights Agreement and the limited liability company agreement of the FW JV), and to take, and/or cause the taking of, such other and further action as may be reasonably necessary or appropriate to carry out the provisions of, and the intention of the parties as expressed in, this Section 5.1(e).

(f) In the event of termination of this Agreement as provided in this Section 5.1, this Agreement (other than Section 1.3, Section 3.2, Section 3.3, Section 3.6, Section 4.2 (to the extent of any Initial Open Market Shares and Additional Open Market Shares that have been acquired prior to termination) and Section 4.3 (to the extent of any Initial Open Market Shares and Additional Open Market Shares that have been acquired prior to termination) and this Article V, each of which shall survive any termination of this Agreement, and other than the Confidentiality Agreements and the Transaction Rights Agreement, each of which shall survive in accordance with the terms thereof) shall forthwith become void and there shall be no liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(g) Without affecting in any manner any prior exercise of the canceled Warrant(s), in the event that the either Warrant 1 and/or Warrant 2 are canceled in accordance with this Section 5.1, such canceled Warrant(s) shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and the Warrantholder (as defined in the Warrants) shall have no subsequent right to acquire, any Warrant 1 Shares (if Warrant 1 is canceled) or any Warrant 2 Shares (if Warrant 2 is canceled).

(h) Without affecting in any manner any prior acquisition of shares of Common Stock pursuant to the terms of the Transaction Documents, in the event that either Section 4.1 and/or Section 4.4 are terminated in accordance with this Section 5.1, such terminated Section(s) shall forthwith become void and there shall be no liability on the part of any party hereto with respect to such terminated Section(s), except that nothing herein shall relieve any party from liability for any breach of such terminated Section(s) prior to such termination.

5.2 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.

5.3 Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such

Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	AmerisourceBergen Corporation
Address:	1300 Morris Drive
Chesterbrook, PA 19087
Country:	United States
Fax:	610 727 3612
Attn:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Name:	Cravath, Swaine & Moore LLP
Address:	Worldwide Plaza
825 Eighth Avenue New York, New York 10019
Country:	United States
Fax:	(212) 474-3700
Attention:	Damien R. Zoubek, Esq.
Robert I. Townsend III, Esq.

if to Walgreens, to:

Name:	Walgreen Co.
Address:	108 Wilmot Road
Deerfield, Illinois 60015
Country:	United States
Fax:	(847) 315-3652
Attention:	Thomas J. Sabatino, Executive Vice President,
General Counsel and Corporate Secretary

with a copy to (which copy alone shall not constitute notice):

Name:	Wachtell, Lipton, Rosen & Katz
Address:	51 West 52nd Street
New York, New York 10019
Country:	United States
Fax:	(212) 403-2000
Attention:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.

if to Alliance Boots, to:

Name:	Alliance Boots GmbH
Address:	94 Baarerstrasse
6300 Zug
Country:	Switzerland
Attention:	Marco Pagni, Group Legal Counsel &
Chief Administrative Officer
Email:	Marco.Pagni@allianceboots.com

with a copy to (which copy alone shall not constitute notice):

Name:	Darrois Villey Maillot Brochier
Address:	69 avenue Victor Hugo 75116 Paris
Country:	France
Fax:	+33 1 45 02 49 59
Attention:	Me. Alain Maillot
Benjamin S. J. Burman, Esq.

5.7 Entire Agreement, Etc. This Agreement (including the Annexes hereto), the other Transaction Documents, the Confidentiality Agreements and, in the case of Walgreens and Alliance Boots, the Transaction Rights Agreement, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party hereto shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other persons’ rights under any of the Transaction Documents. “Confidentiality Agreements” has the meaning ascribed to such terms in the Shareholders Agreement.

5.8 Definitions of “subsidiary” and “Affiliate”.

(a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means, with respect to such person, any foreign or domestic entity, whether incorporated or unincorporated, of which (a) such person or any other subsidiary of such person is a general partner or (b) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such party’s subsidiaries, or by such party and one or more of its subsidiaries.

(b) The term “Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first person. It is expressly agreed that, for purposes of this definition, (i) none of the Company or any of its subsidiaries is an Affiliate of Walgreens, Alliance Boots or WBAD (or any of their respective subsidiaries) (and vice versa), and (ii) each of WBAD and the FW JV is an Affiliate of each of Walgreens and Alliance Boots (and vice versa). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of securities, by contract, management control, or otherwise. “Controlled” and “Controlling” shall be construed accordingly. Notwithstanding the foregoing, for all purposes of any Transaction Document or any other agreement that expressly incorporates this definition by reference hereto, in no event shall (i) Walgreens (or any of its subsidiaries) be deemed an Affiliate of Alliance Boots (or any of its subsidiaries) (and vice versa), unless and until Alliance Boots shall have become a subsidiary of Walgreens, and in no event shall either Walgreens (or any of its subsidiaries) or Alliance Boots (or any of its subsidiaries) be deemed an Affiliate of the Company (or any of its subsidiaries) (and vice versa) or (ii) Alliance Boots (or any of its subsidiaries) or Walgreens (or any of its subsidiaries) be deemed an Affiliate of Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership, or of any of its Affiliates (including its investment funds) or of any of its or its Affiliates’ (including its investment funds’) “portfolio companies” (as such term is customarily used among institutional investors) (and vice versa).

5.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that each of Walgreens and Alliance Boots may transfer or assign, in whole or from time to time in part, to one or more of its respective direct or indirect wholly-owned subsidiaries, or to the FW JV, its rights and/or obligations under this Agreement, but any such transfer or assignment will not relieve Walgreens or Alliance Boots, as applicable, of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.10 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than parties hereto (and (a) any wholly-owned subsidiary of either Walgreens or Alliance Boots, or the FW JV, as applicable, to which an assignment is made in accordance with this Agreement and (b) any Warrantholder (as defined in Warrant 1) with respect to Section 4.1 and Additional Open Market Shares), any benefits, rights, or remedies.

5.12 Specific Performance. The parties hereto agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

AMERISOURCEBERGEN CORPORATION

By:	/s/ Steven H. Collis
Name: Steven H. Collis
Title: President and CEO

WALGREEN CO.

By:	/s/ Greg Wasson
Name: Greg Wasson
Title: President and Chief Executive Officer

ALLIANCE BOOTS GMBH

By:	/s/ Stefano Pessina
Name: Stefano Pessina
Title: Executive Chairman

EXECUTION COPY

AMERISOURCEBERGEN SHAREHOLDERS AGREEMENT

Dated as of March 18, 2013

-i-

Annex A         Ownership Schedule

-ii-

SHAREHOLDERS AGREEMENT, dated as of March 18, 2013 (this “Agreement”), among (i) AmerisourceBergen Corporation, a Delaware corporation (the “Company”), (ii) Walgreen Co., an Illinois corporation (“Walgreens”), and (iii) Alliance Boots GmbH, a private limited liability company incorporated under the laws of Switzerland (“Alliance Boots”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company, Walgreens and Alliance Boots entered into a Framework Agreement (as it may be amended from time to time, the “Framework Agreement”) pursuant to which, among other things, the Company (i) issued on the date hereof Warrant 1 and Warrant 2 (together, the “Warrants”) to Permitted Transferees of Walgreens and Alliance Boots and (ii) agreed with Walgreens and Alliance Boots with respect to certain rights of Walgreens and/or Alliance Boots, and/or their respective permitted designees, as applicable, to acquire the Initial Open Market Shares and the Additional Open Market Shares, subject to the terms and conditions herein and therein;

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding, among other things, the Investors’ ownership of the Warrants, Warrant Shares, Initial Open Market Shares and/or Additional Open Market Shares, as applicable (the Warrant Shares, Initial Open Market Shares and Additional Open Market Shares, collectively, the “Shares”);

WHEREAS, on the date hereof, Walgreens, Alliance Boots, Walgreens Pharmacy Strategies, LLC, an Illinois limited liability company and wholly owned Subsidiary of Walgreens, Alliance Boots Luxembourg S.à r.l., a societé à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg and wholly owned Subsidiary of Alliance Boots, and WAB Holdings, LLC, a Delaware limited liability company, jointly owned, directly or indirectly, by Walgreens and Alliance Boots (the “FW JV”), entered into that certain Transaction Rights Agreement (the “Transaction Rights Agreement”), providing for certain rights and obligations of each of Walgreens and Alliance Boots with respect to the transactions contemplated herein and in the other Transaction Documents; and

WHEREAS, the respective boards of directors of each of the parties hereto has unanimously approved this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

GOVERNANCE

1.1 Composition of the Board of Directors.

(a) Upon the occurrence of a Walgreens Investor Rights Initiation Event, the Company’s board of directors (the “Board”) shall promptly (and in any case within ten (10) Business Days) after receiving a Walgreens Investor Rights Initiation Event Notice take all action necessary (including by amending the organizational documents of the Company, if necessary) to cause one (1) Walgreens Designee to be appointed to the Board.

(b) Upon the occurrence of a Walgreens Investor Rights Step-Up Event, the Board shall promptly (and in any case within ten (10) Business Days) after receiving a Walgreens Investor Rights Step-Up Event Notice take all action necessary (including by amending the organizational documents of the Company, if necessary) to cause one (1) additional Walgreens Designee to be appointed to the Board, such that the Board shall have two (2) Walgreens Directors.

(c) During the Walgreens Investor Rights Period, subject to the other provisions of this Section 1.1, including Section 1.1(d), and Section 1.2, at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include including in any proxy statement used by the Company to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors) to cause the election to the Board of a slate of directors that includes (i) during the Walgreens Enhanced Investor Rights Period, two (2) Walgreens Designees or (ii) otherwise, one (1) Walgreens Designee.

(d) Walgreens shall notify the Company of the identity of any proposed Walgreens Designee, in writing, on or before the time such information is reasonably requested by the Board or the Governance and Nominating Committee for inclusion in a proxy statement for a meeting of stockholders, together with all information about such proposed Walgreens Designee as shall be reasonably requested by the Board or the Governance and Nominating Committee (including, at a minimum, any information regarding such proposed Walgreens Designee to the extent required by applicable securities laws or for any other person nominated for election to the Board).

(e) Subject to Section 1.1(d) and Section 1.2, so long as no Walgreens Investor Rights Termination Event has occurred, in the event of (i) the death, disability, removal or resignation of a Walgreens Director, the Board will promptly appoint as a replacement Walgreens Director the Walgreens Designee designated by Walgreens to fill the resulting vacancy, or (ii) the failure of a Walgreens Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such Walgreens Designee stood for election but was nevertheless not elected (such Walgreens Designee, a “Walgreens Specified Designee”), the Board will promptly appoint another Walgreens Designee designated by Walgreens to serve in lieu of such Walgreens Specified Designee as a Walgreens Director during the term that such Walgreens Specified Designee would have served had such Walgreens Specified Designee been elected at such meeting of the stockholders of the Company, and, in each case of clause (i) and clause (ii), such individual shall then be deemed a Walgreens Director for all purposes hereunder. Neither the Company nor the Board will remove any Walgreens Director without the prior written consent of Walgreens, unless such Walgreens Director is no longer eligible for designation as a member of the Board pursuant to Section 1.2 or if to the extent necessary to remedy a breach of Section 1.5.

(f) The Company will at all times provide each Walgreens Director (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to the other members of the Board. The Company acknowledges and agrees that any such indemnification obligations to indemnify or advance expenses to each Walgreens Director, in his or her capacity as such, for the matters covered by such indemnification obligations, shall be the primary source of indemnification and advancement of such Walgreens Director in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such Walgreens Director shall be secondary to the Company’s obligation and shall be reduced by any amount that such Walgreens Director may collect as indemnification or advancement from the Company. In the event that the Company fails to indemnify or advance expenses to each Walgreens Director as required by such indemnification obligations and this Agreement (such unpaid amounts, the “Unpaid Indemnitee Amounts”), and any Investor Indemnitor makes any payment to such Walgreens Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Indemnitee Amounts, such Investor Indemnitor shall be subrogated to the rights of such Walgreens Director under this Agreement in respect of such Unpaid Indemnitee Amounts.

1.2 Objection to Investor Designee.

(a) Notwithstanding the provisions of this Article I, Walgreens will not be entitled to designate a particular Walgreens Designee (or, for the avoidance of doubt, any Walgreens Director) to the Board pursuant to this Article I in the event that the Board reasonably determines that (i) the election of such Walgreens Designee to the Board would cause the Company to not be in compliance with Applicable Law, (ii) such Walgreens Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company, (iii) such Walgreens Designee does not satisfy the director eligibility requirements applicable to the other members of the Board (e.g., mandatory retirement age) or (iv) such Walgreens Designee is not reasonably acceptable to the Board or Governance and Nominating Committee; provided, that for the purposes of this clause (iv), each of the Persons set forth on Section S-1.2 of the Company Disclosure Letter shall be deemed to be acceptable to the Board and Governance and Nominating Committee for so long as this Agreement remains in effect and none of the circumstances set forth in clauses (i), (ii) or (iii) of this sentence shall be applicable with respect to such Person. In any such case described in clauses (i) through (iv) of the immediately preceding sentence, Walgreens will withdraw the designation of such proposed Walgreens Designee and, so long as no Walgreens Investor Rights Termination Event has occurred, be permitted to designate a replacement therefor (which replacement Walgreens Designee will also be subject to the requirements of this Section 1.2).

(b) Notwithstanding the provisions of Section 1.2(a) and the Persons set forth on Section S-1.2 of the Company Disclosure Letter, Walgreens shall not be entitled to designate SP as a Walgreens Designee (or, for the avoidance of doubt, a Walgreens Director) to the Board pursuant to this Article I, and SP shall have no right to be appointed to the Board, unless and until SP shall have first executed a customary joinder agreement, in form and substance reasonably satisfactory to the Company and Walgreens, pursuant to which SP shall agree during any time the SP Standstill Period is in effect to be bound by, and to cause any SP Investor to comply with, Section 2.2, and, to the extent applicable, Article VI, of this Agreement mutatis mutandis as if SP and each SP Investor were a “Alliance Boots Investor” hereunder.

1.3 No Adverse Action; Voting Agreement.

(a) Until the occurrence of the Walgreens Investor Rights Termination Event, without the prior consent of Walgreens, except as required by Applicable Law, neither the Company nor the Board shall (i) increase the size of the Board such that the number of directors on the Board is greater than the sum of (A) nine (9) and (B) the number of Walgreens Designees to which Walgreens is entitled pursuant to Section 1.1 (such sum, the “Maximum Board Size”) or (ii) take any action to cause the amendment of its charter, bylaws or other organizational documents (including, for the avoidance of doubt, any documents giving rise to the eligibility requirements described in clause (iii) of Section 1.2(a)) such that Walgreens’s rights under this Article I would not be given effect; provided, that the Maximum Board Size can be increased by a maximum of one (1) additional director for a period of up to one year (or such shorter period ending upon the effectiveness of the retirement described in this proviso) to accommodate the pending retirement of a director that will occur during such one-year period.

(b) During any time in which the Standstill Period is in effect, each Investor agrees to cause each Voting Security owned by it or any of its respective Permitted Transferees or over which it or any of its respective Permitted Transferees has voting control to be voted (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company): (x) in favor of all those persons nominated to serve as directors of the Company by the Board or its Governance and Nominating Committee and (y) with respect to any other action, proposal or other matter to be voted upon by the stockholders of the Company (including through action by written consent), in accordance with the recommendation of the Board; provided, however, that no Investor or any of its Affiliates shall be under any obligation whatsoever to vote in accordance with the recommendation of the Board or in any other manner, other than in its sole discretion, with respect to the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any Acquisition Proposal or Acquisition Transaction.

(c) For so long as it is subject to the voting requirements of Section 1.3(b), each Investor hereby appoints the Chairman of the Board and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to shares of Company Common Stock owned by such Investor or any of its Permitted Transferees or over which such Investor or any of its Permitted Transferees has voting control to be voted in accordance with Section 1.3(b). This proxy and power of attorney is given to secure the performance of the duties of such Investor under this Agreement. Each Investor hereby agrees that it shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy; this proxy and power of attorney granted by such Investor shall be irrevocable during the term of this Agreement (but subject to Section 1.3(b)), shall be deemed to be coupled with an interest sufficient under Applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Investor with respect to shares of Company Common Stock. The power of attorney granted by each Investor herein is a durable power of attorney and shall survive the dissolution or bankruptcy of such Investor.

1.4 Board Committees

(a) At any time when at least one (1) Walgreens Director is a member of the Board, each committee of the Board shall include (to the extent that a Walgreens Director elects to serve on such committee), as a full member with the same voting and other privileges as other members of such committee, at least one (1) Walgreens Director, subject to such Walgreens Director meeting the applicable eligibility requirements for such committee mandated by Applicable Law or the charter of such committee; provided, that to the extent more than one (1) Walgreens Director shall meet such eligibility requirements, Walgreens shall determine which such one (1) Walgreens Director shall be entitled to be included as a member of such committee.

(b) Until no Walgreens Director serves as a director on the Board (and Walgreens either no longer has any rights under this Article I to designate any Walgreens Designee to serve on the Board or irrevocably waives any such rights), the Company shall not amend the charter, bylaws or any other organizational documents of the Company, or the charter or other governing documents of any committee of the Board, in any manner that, either directly or indirectly through impact or effect, adversely and disparately affects the ability of any Walgreens Director to be a member of any such committee.

(c) Notwithstanding anything to the contrary in this Section 1.4, no Walgreens Director shall be entitled to serve on any ad hoc, special or similar committee established by the Board to consider a matter with respect to which the Board has determined in good faith, following consultation with outside counsel to the Company, that Walgreens, Alliance Boots or their respective Affiliates (expressly including Walgreens Boots Alliance Development GmbH), or such particular Walgreens Director, as applicable, has a conflict with respect to such matter.

1.5 Termination of Board Designation Rights. Promptly upon the occurrence of the Walgreens Investor Rights Termination Event, all obligations of the Company with respect to the Investors and any Walgreens Director or Walgreens Designee pursuant to this Article I shall terminate and unless otherwise consented to by a majority of the members of the Board (in each case, excluding Walgreens Directors, if any) the Investors shall cause any Walgreens Directors to immediately resign from the Board. Promptly upon the occurrence of the Walgreens Investor Rights Step-Down Event, to the extent there is more than one (1) Walgreens Director, unless otherwise consented to by a majority of the members of the Board (in each case, excluding Walgreens Directors, if any), the Investors shall cause one (1) Walgreens Director to immediately resign from the Board.

1.6 Information Rights.

(a) For the avoidance of doubt, subject to Applicable Law, prior to a Walgreens Investor Rights Termination Event, the Company and its Subsidiaries will prepare and provide, or cause to be prepared and provided, to each Walgreens Director (in his or her capacity as such) any materials or other information prepared for or given to any other member of the Board (excluding any such materials or other information prepared for and given to solely the Chief Executive Officer and no other member of the Board), as and when prepared for or given to any such other member, or any other materials or other information relating to the management, operations and finances of the Company and its Subsidiaries as and when generally provided to directors of the Company or as and when reasonably requested by such Walgreens Director (in his or her capacity as such). Each Walgreens Director shall be bound by and subject to the same confidentiality obligations as each other director of the Company.

(b) During the Walgreens Investor Rights Period:

                (A) The Company and its Subsidiaries will prepare and provide, or cause to be prepared and provided, to Walgreens and/or Alliance Boots:

                First: within the time periods applicable to the Company under Section 13(a) or 15(d) of the Exchange Act (or if the Company is at any time not subject to Section 13(a) or 15(d) under the Exchange Act, the time periods that would be applicable to the Company if it were so subject) all quarterly and annual financial statements required to be contained in a filing with the Commission on Forms 10-Q and 10-K; and

                Second: within thirty (30) days after the end of each monthly accounting period in each fiscal quarter, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such monthly period, and the unaudited consolidated statements of operations of the Company and its Subsidiaries for each such monthly period and for the current fiscal year to date.

                (B) The Company will consider and respond in good faith to reasonable requests for information, to the extent already existing or that can be prepared without excessive cost or management time, regarding the Company and its Subsidiaries from Walgreens and/or Alliance Boots (to the extent such requests are made in its respective capacity as a stockholder of the Company and to the extent such requests are made by the Chief Executive Officer (or in the case of Alliance Boots, its Executive Chairman), Chief Financial Officer or Controller of Walgreens or Alliance Boots, as applicable), it being understood that the Company shall have discretion as to (1) whether or not to provide, in whole or in part, any such requested information and (2) whether or not to impose restrictions on Walgreens or Alliance Boots, as applicable, with respect to the types or categories of Representatives to whom such information may be disclosed (including, for example, requiring that any such information only be disclosed to corporate staff of Walgreens or Alliance Boots, as applicable, and not to employees with operational responsibility), in each case in light of the nature of the request and the facts and circumstances at the time. Without limiting the generality of the foregoing, the Company and its Subsidiaries will not be required to provide any such information if (i) the Company determines that such information is competitively sensitive, (ii) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any person or (C) would violate any Applicable Law; provided, that, with respect to clauses (i)-(iii), the Company uses reasonable efforts, and cooperates in good faith with Walgreens and/or Alliance Boots, as applicable, to develop and implement reasonable alternative arrangements to provide Walgreens and Alliance Boots (and their respective representatives) with the intended benefits of this Section 1.6.

(c) In furtherance and not in limitation of the foregoing, during the Walgreens Investor Rights Period, the Company and its Subsidiaries will use its commercially reasonable efforts to prepare and provide, or to cause to be prepared and provided, including, if requested and reasonably available, in electronic data format, to Walgreens and/or Alliance Boots, as applicable, or to assist Walgreens and/or Alliance Boots with preparing (at the expense of Walgreens and/or Alliance Boots, as applicable), in a reasonably timely fashion upon reasonable prior request by Walgreens or Alliance Boots, as the case may be, any (A) financial information (including those described in clauses (A)-(B) of Section 1.6(b)(A)) or other data relating to the Company and its Subsidiaries and (B) any other relevant information or data, in each case to the extent necessary, as reasonably determined in good faith by Walgreens or Alliance Boots, as the case may be, for Walgreens or Alliance Boots, as the case may be, to (x) comply with GAAP or IFRS, as applicable, or to comply with its reporting, filing, tax, accounting or other obligations under Applicable Law or (y) apply the equity method of accounting, in the event Walgreens and/or Alliance Boots, is required to account for its investment in the Company under the equity method of accounting under GAAP or IFRS, as applicable, and agrees to use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to cooperate in good faith with such Investor in connection with the foregoing; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event will Walgreens or Alliance Boots or their respective Affiliates disclose (including by reflecting such information on their financial statements) any financial information or other financial data provided to Walgreens or Alliance Boots pursuant to this Section 1.6 prior to the Company first publicly disclosing such information in its ordinary course of business, other than pursuant to the terms of Section 1.6(d)(i) or Section 1.6(d)(iv) (solely to the extent required by subpoena, order or other compulsory legal process). Walgreens and Alliance Boots shall promptly, upon request by the Company, reimburse the Company for all reasonable out of pocket costs and expenses incurred by the Company or any of its Subsidiaries in connection with any actions taken by the Company or any of its Subsidiaries pursuant to this Section 1.6(c).

(d) In furtherance of and not in limitation of any other similar agreement such party or any of its Representatives may have with the Company or its Subsidiaries, each of the Investors hereby agrees that all Confidential Information with respect to the Company shall be kept confidential by it and shall not be disclosed (including by reflecting such information on their financial statements) by it in any manner whatsoever, except as permitted by this Section 1.6(d). Any Confidential Information may be disclosed:

(A) by an Investor (x) to each other Investor, (y) to any of its Affiliates and (z) to such Investor’s or such Affiliate’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (each of the Persons described in clauses (y) and (z)), collectively, for purposes of this Section 1.6(d) and the definition of Confidential Information, “Representatives” of such Investor), in the case of clause (y) and clause (z), solely if and to the extent any such Person needs to be provided such Confidential Information to assist such Investor or its Affiliates in evaluating or reviewing its existing or prospective direct or indirect investment in the Company, including in connection with the disposition thereof. Each Representative of an Investor shall be deemed to be bound by the provisions of this Section 1.6(d) and such Investor shall be responsible for any breach of this Section 1.6(d) (or such other agreement or obligation, as applicable) by any of its Representatives;

(B) by an Investor or any of its Representatives to the extent the Company consents in writing;

(C) by an Investor or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 1.6(d) (or a confidentiality agreement having restrictions substantially similar to this Section 1.6(d)) and such Investor shall be responsible for any breach of this Section 1.6(d) (or such confidentiality agreement) by any such Transferee; and

(D) by any Investor or any of its Representatives to the extent that such Investor or Representative has been advised by its outside counsel that such disclosure is required to be made by such Investor or Representative under Applicable Law or by a Governmental Authority, including as (and to the extent) may be required by Applicable Law or by a Governmental Authority in furtherance of any action taken by such Person not in contravention of the terms of Section 2.2(b)(ii), and in any case such Investor or Representative is not otherwise in material breach of Section 2.2 of this Agreement; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent practicable and permitted by Applicable Law, consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that such disclosing Investor or Representative, as the case may be, uses reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Authority or as is, based on the advice of its outside counsel, legally required or compelled; and provided, further, that the parties hereto expressly agree that notwithstanding anything in the Alliance Boots Confidentiality Agreement, the Walgreens Confidentiality Agreement, or any other confidentiality agreement between or among the Company, the Investors or their Respective Affiliates or Representatives, to the contrary, any Confidential Information that is permitted to be disclosed or used in any manner pursuant to this Agreement can be so disclosed or used.

Respective Affiliates or Representatives, to the contrary, any Confidential Information that is permitted to be disclosed or used in any manner pursuant to this Agreement can be so disclosed or used.

Article II

TRANSFERS; STANDSTILL PROVISIONS; PREEMPTIVE RIGHTS

2.1 Transfer Restrictions.

(a) Other than solely in the case of a Permitted Transfer, no Investor shall Transfer:

(A) the Warrants at any time;

(B) any Initial Open Market Shares until the Expiration Time (as defined in Warrant 1) (such period, the “Initial Open Market Shares Restricted Period”);

(C) any Additional Open Market Shares until the earlier of (A) the later of the two (2) year anniversary of (I) the exercise in full of the then-remaining portion of Warrant 1, (II) the Expiration Time (as defined in Warrant 1), if Warrant 1 expires with Warrant 1 Shares remaining un-exercised, and (III) the last purchase of Additional Open Market Shares by the Investors and (B) the delivery to the Company of a written, irrevocable commitment by each of Walgreens and Alliance Boots not to (and to cause each of its respective Permitted Transferees not to) exercise Warrant 2 (such period, the “Additional Open Market Shares Restricted Period”);

(D) any Warrant 1 Shares until the earlier of (A) the later of the two (2) year anniversary of (I) the exercise in full of the then-remaining portion of Warrant 1, (II) the Expiration Time (as defined in Warrant 1), if Warrant 1 expires with Warrant 1 Shares remaining un-exercised, and (III) the last purchase of Additional Open Market Shares by the Investors and (B) the delivery to the Company of a written, irrevocable commitment by each of Walgreens and Alliance Boots not to (and to cause each of its respective Permitted Transferees not to) exercise Warrant 2 (such period, the “Warrant 1 Shares Restricted Period”); or

(E) any Warrant 2 Shares until the later of the one (1) year anniversary of (A) the exercise in full of the then-remaining portion of Warrant 2 and (B) the Expiration Time (as defined in Warrant 2), if Warrant 2 expires with Warrant 2 Shares remaining un-exercised (such period, the “Warrant 2 Shares Restricted Period,” and, together with the Initial Open Market Shares Restricted Period, the Additional Open Market Shares Restricted Period and the Warrant 1 Shares Restricted Period, the “Restricted Periods”).

(b) “Permitted Transfers” means, in each case so long as such Transfer is in accordance with Applicable Law and, solely in the case of sub-clauses (i) and (ii) below, so long as any such Transfer would not result, immediately after giving effect to such Transfer, in the Walgreens Investors, directly or indirectly (including on a look-through basis), (x) Beneficially

Owning less than fifty percent (50%) of the shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) Beneficially Owned by the Investors in the aggregate or (y) owning of record less than fifty percent (50%) of the shares of Company Common Stock owned of record by the Investors in the aggregate; provided, that, notwithstanding anything to the contrary, for purposes of sub-clauses (x) and (y) above, any shares of Company Common Stock Beneficially Owned or owned of record by the FW JV shall instead be deemed to be Beneficially Owned or owned of record, respectively (1) 50% by the Walgreens Investors and (2) 50% by the Alliance Boots Investors for so long as the Walgreens Investors Beneficially Own at least 50% of the voting and economic rights of the FW JV (the calculation of ownership pursuant to this proviso, the “FW JV Ownership Calculation”):

(A) a Transfer of Warrants or Shares to a Permitted Transferee of the applicable Investor, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Walgreens Investor,” in the case of (A) a Transfer by a Walgreens Investor or (B) a Transfer to the FW JV, or a “Alliance Boots Investor,” in the case of a Transfer by a Alliance Boots Investor (other than a Transfer to the FW JV), in each case for all purposes of this Agreement;

(B) a Transfer of Warrants or Shares solely between Walgreens and/or any of its Permitted Transferees, on the one hand, and Alliance Boots and/or any of its Permitted Transferees, on the other hand, so long as the Transferee(s), to the extent it has not already done so or is not already a party to this Agreement, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be a “Walgreens Investor,” if such Transferee is a Permitted Transferee of Walgreens, or a “Alliance Boots Investor,” if such Transferee is a Permitted Transferee of Alliance Boots (other than the FW JV), in each case for all purposes of this Agreement;

(C) a Transfer of Shares in connection with an Acquisition Transaction approved by the Board (including if the Board (A) recommends that its stockholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition Transaction, or (B) does not recommend that its stockholders reject any such tender or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act);

(D) a Transfer of Shares that constitutes a tender into a tender or exchange offer commenced by the Company or any of its Affiliates, or a Transfer in accordance with Section 2.2(e); and

(E) a Transfer of the Warrant 2 Transferable Portion (as defined in the Framework Agreement) from and after the Warrant 2 Transferability Event (as defined in the Framework Agreement) in accordance with Section 2.1(e).

(c) Notwithstanding anything to the contrary contained herein, including Article IV and the expiration or inapplicability of any of the Restricted Periods (but subject in all cases to the other provisions of this Section 2.1), no Investor shall Transfer any Shares, other Voting Securities or Warrant 2 Transferable Portion:

(A) other than in accordance with all Applicable Laws and the other terms and conditions of this Agreement;

(B) except in a Permitted Transfer (other than clause (v) of the definition thereof), (A) in one or more transactions in which any Person or Group, to such Investor’s knowledge, acquires Shares representing Beneficial Ownership of Company Common Stock equal to or in excess of five percent (5%) or more of the Total Voting Power or the Total Economic Interest or (B) (x) to any Person or Group (other than any Person who, to such Investor’s knowledge, is an Activist or Group that, to such Investor’s knowledge, includes an Activist) whose Beneficial Ownership of Company Common Stock, to such Investor’s knowledge, after giving effect to such Transfer, would equal or exceed ten percent (10%) or who would Beneficially Own ten percent (10%) or more of the Total Voting Power or Total Economic Interest or (y) to any Person who, to such Investor’s knowledge, is an Activist or Group that, to such Investor’s knowledge, includes an Activist, whose Beneficial Ownership of Company Common Stock, to such Investor’s knowledge, after giving effect to such Transfer, would equal or exceed five percent (5%) or who would Beneficially Own five percent (5%) or more of the Total Voting Power or Total Economic Interest; or

(C) except in a Permitted Transfer (other than clause (v) of the definition thereof), on any given day in an amount (calculated in the aggregate together with all other transfers of all other Investors) greater than ten percent (10%) of the average daily trading volume of Company Common Stock for the twenty (20) trading day period immediately preceding the date of such Transfer; or

(D) except in a Permitted Transfer (other than clause (v) of the definition thereof), to any Prohibited Transferee;

provided, however, that the restrictions of sub-clauses (ii)-(iv) of this Section 2.1(c) shall not apply to Transfers effected through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article IV of this Agreement so long as the Investors effecting any such Transfers shall instruct the managing underwriter(s) of any such Underwritten Offering to exclude (as a Transferee) Prohibited Transferees from such Underwritten Offering.

(d) Any Transfer or attempted Transfer of Warrants or Shares or other Voting Securities in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

(e) From and after the Warrant 2 Transferability Event, any Investor may, at any time prior to the Expiration Time (as defined in Warrant 2), provide a written notice to the Company specifying that it intends to Transfer (other than pursuant to Section 2.1(b)(i)-(ii)) the portion of the Warrant 2 Transferable Portion then held by such Investor (the date of such notice, the “Warrant Transfer Notice Date”); provided, that, if on the trading day immediately prior to the Warrant Transfer Notice Date, the closing price (regular way) of the Company Common Stock on the principal stock exchange on which the Company Common Stock is then listed (the “Applicable Trading Price”) is less than the Exercise Price (as defined in Warrant 2) as of the Warrant Transfer Notice Date (a “Below Money Event”), such written notice shall include such Investor’s proposed “Black-Scholes” valuation prepared in accordance with customary corporate finance standards in respect of such portion of the Warrant 2 Transferable Portion (the “Below Money Valuation”). Upon such written notice from such Investor, the Company shall have five (5) Business Days to notify such Investor in writing whether or not the Company affirmatively and irrevocably elects to repurchase such portion of the Warrant 2 Transferable Portion (in full) from such Investor. Without limiting in any respect Section 2.1(b)(i)-(ii), if the Company shall not provide such written notice affirmatively and irrevocably electing to repurchase such portion of the Warrant 2 Transferable Portion (in full) within such five (5) Business Day period, such Investor shall be free to Transfer such portion of the Warrant 2 Transferable Portion in accordance with the other provisions of this Section 2.1 and Warrant 2; provided, that in the case of a Below Money Event, any such Transfer shall not be permitted unless at a price equal to or greater than the applicable Below Money Valuation. If the Company shall provide such written notice affirmatively and irrevocably electing to repurchase such portion of the Warrant 2 Transferable Portion (in full) within such five (5) Business Day period, such Investor shall Transfer to the Company, and the Company shall purchase from such Investor, such portion of the Warrant 2 Transferable Portion (in full) at a purchase price, payable by the Company to such Investor in immediately available funds, equal to (x) in the case of a Below Money Event, the applicable Below Money Valuation, and (y) in all other cases, the product of (A) the excess of the Applicable Trading Price over the Exercise Price as of the Warrant Transfer Notice Date and (B) the number of Warrant 2 Shares underlying such portion of the Warrant 2 Transferable Portion (in full). The closing of such repurchase by the Company shall occur on a Business Day selected by such Investor, but in any event no later than on the fifth (5th) Business Day immediately following the Warrant Transfer Notice Date.

2.2 Standstill Provisions.

(a) During any time in which the Standstill Period is in effect, each of the Investors shall not, directly or indirectly, and shall not permit any of their Controlled Affiliates, directly or indirectly, to, without the prior written consent of, or waiver by, the Company:

(A) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition (including through the acquisition of Beneficial Ownership) of, Equity Securities or Derivative Instruments of the Company, other than:

(A) Warrant Shares acquired by the Investors;

(B) Initial Open Market Shares acquired by the Investors;

(C) Additional Open Market Shares acquired by the Investors;

(D) as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company;

(E) acquisitions by an Investor in connection with the reinvestment of dividends or distributions (regular or otherwise) paid on any Equity Securities of the Company Beneficially Owned by such Investor (any Equity Securities of the Company acquired pursuant to any such reinvestment, the “Dividend Reinvestment Shares”);and

(F) pursuant to and in accordance with Section 2.1(b)(A), Section 2.1(b)(B) or Section 2.3;

in the case of each of sub-clauses (B), (C), (E) and (F) above, solely to the extent that such acquisition would not, based on the most recently (as of the time of such acquisition) publicly available outstanding share count of Company Common Stock disclosed by the Company in an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K (and, for the avoidance of doubt, taking into account, but without duplication, the definition of “Beneficial Ownership”), cause the collective Beneficial Ownership of Company Common Stock of the Investors, SP and the SP Investors, as a group, to exceed the Ultimate Standstill Level;

(B) deposit any Voting Securities in a voting trust or similar Contract or agreement or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any Voting Securities (in each case, other than (A) pursuant to Section 1.3(b) and Section 1.3(c), (B) otherwise to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company or (C) solely between or among, or to, as applicable, the Walgreens Investors, the Alliance Boots Investors and/or any of their respective Controlled Affiliates);

(C) enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless (1) such transaction is affirmatively publicly recommended or otherwise approved by the Board and there has otherwise been no breach of this Section 2.2 in connection with or relating to such transaction or (2) such action is permitted by Section 2.1(b)(C) or Section 2.1(b)(D));

(D) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person (other than any other Investor or any of its Controlled Affiliates) with respect to the voting of, any Voting Securities;

(E) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(F) form, join or in any way participate in a Group (other than with its Permitted Transferee that is bound by the restrictions of this Section 2.2(a) or a Group that consists solely of the Investors and/or any of their respective Controlled Affiliates), with respect to any Voting Securities;

(G) otherwise act, alone or in concert with others, to seek to Control or influence the management or the policies of the Company (for the avoidance of doubt, excluding any such act to the extent in its capacity as a commercial counterparty, customer, supplier, industry participant or the like);

(H) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with the foregoing; or

(I) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

it being understood and agreed that neither this Section 2.2 nor Section 1.4(c) shall in any way limit (A) the activities of any Walgreens Director taken in good faith in his or her capacity as a director of the Company or (B) the full participation of any Walgreens Director in any Board (or Board committee, as applicable) discussions, deliberations, negotiations or determinations, or other actions or matters with respect to which any other members of the Board participate, regarding any Acquisition Proposal or any Acquisition Transaction; provided, that, with respect to this clause (B), in the case of any Walgreens Director that is a director, officer, employee or Affiliate of Walgreens, Alliance Boots or any of their respective Affiliates (1) such Acquisition Proposal or the Acquisition Proposal, if any, in respect of such Acquisition Transaction, respectively, is not made or submitted by Alliance Boots, Walgreens or any of their respective Affiliates and (2) each of Walgreens and Alliance Boots shall have committed to the Company in writing not to make (directly or through its Affiliates) a Qualifying Public Acquisition Proposal with respect to such Acquisition Proposal or Acquisition Transaction. In addition, each of the Investors shall not, directly or indirectly, and shall not permit any of their Controlled Affiliates, directly or indirectly, to, (x) contest the validity of this Section 2.2 or, subject to, and without limiting in any respect, Section 2.2(b), seek a waiver, amendment or release of any provisions of this Section 2.2 (including this sentence) (whether by legal action or otherwise) or (y) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction or matter described in this Section 2.2.

(b) Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, including Section 2.2(a) hereof and Section 3.2 of the Framework Agreement, no Investor shall be prohibited or restricted from making and submitting, (i) to the Company and/or the Board, at any time, any Acquisition Proposal that is intended by such Investor, as applicable, to be made and submitted on a non-publicly disclosed or announced basis (which such Acquisition Proposal may, for the avoidance of doubt, include requests for the

Company and/or the Board to waive, amend or provide a release of any provision of this Section 2.2) and (ii) to the Company, the Board, and/or the Company’s stockholders, following any Acquisition Proposal received (or entered into) by the Company, the Board or the Company’s stockholders by any Person or Group other than any Alliance Boots Investor or any of its Affiliates, in the case of any Alliance Boots Investor, or any Walgreens Investor or any of its Affiliates, in the case of any Walgreens Investor, respectively, that is, was or becomes, publicly disclosed or announced (including as a result of being approved by the Board or otherwise the subject of any agreement, Contract or understanding with the Company) (the “Original Public Acquisition Proposal”), a Qualifying Public Acquisition Proposal on a publicly disclosed and announced basis (which such Qualifying Public Acquisition Proposal may, for the avoidance of doubt, include requests for the Company and/or the Board to waive, amend or provide a release of any provision of this Section 2.2), or from taking any other action, whether or not otherwise restricted by Section 2.2(a), in connection with evaluating, making, submitting, negotiating, effectuating or implementing any such Qualifying Public Acquisition Proposal (or any amendment, supplement or modification thereto); provided, that, in the case of this sub-clause (ii), the right of such Investor to evaluate, make, submit, negotiate, effectuate or implement a Qualifying Public Acquisition Proposal on a publicly disclosed and announced basis shall terminate with respect to the Original Public Acquisition Proposal if such Original Public Acquisition Proposal is publicly withdrawn (or terminated) (for the avoidance of doubt, an amendment, supplement or modification to, or replacement Acquisition Proposal in respect of, such Original Public Acquisition Proposal, shall not be deemed to be a withdrawal (or termination)) before such Investor initially publicly discloses or announces such Qualifying Public Acquisition Proposal; provided, further, that the immediately preceding proviso shall not prohibit or restrict such Investor from continuing, amending, supplementing or modifying, publicly or otherwise, any such Qualifying Public Acquisition Proposal that was initially publicly disclosed or announced prior to the public withdrawal (or termination) of the Original Public Acquisition Proposal, or limit in any respect the rights of such Investor with respect to any subsequent Original Public Acquisition Proposal (whether or not made by the same Person or Group, and whether or not related in any manner to any previously withdrawn (or terminated) Original Public Acquisition Proposal).

(c) “Standstill Period” shall mean the period beginning on the date hereof and ending upon the later of (x) two (2) years from the date of this Agreement and (y) the date that is eighty-nine (89) days (or one day less than such lesser period as may be applicable under the Company’s advance notice bylaws as in effect from time to time) after no Walgreens Director serves as a director on the Board (and Walgreens either no longer has any rights under Article I to designate any Walgreens Designee to serve on the Board or irrevocably waives any such rights).

(d) As promptly as practicable (but in no event more than 48 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that could reasonably be expected to lead to any Acquisition Proposal, the Company shall advise each of Walgreens and Alliance Boots in writing of the receipt of such Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, and provide to each of Walgreens and Alliance Boots a written summary of the material terms of such Acquisition Proposal, request or inquiry (including the identity of the Person or Group making such Acquisition Proposal, request or inquiry) and a copy of all substantive (or otherwise material) documentation and correspondence relating thereto. Thereafter, the Company shall keep each of Walgreens and Alliance Boots apprised of any related substantive (or otherwise material) developments, discussions and negotiations (including providing each of Walgreens and Alliance Boots with a copy of all substantive (or otherwise material) documentation and correspondence relating thereto) on a reasonably current basis. The Company agrees that it shall promptly provide to each of Walgreens and Alliance Boots any substantive (or otherwise material) non-public information concerning the Company that may be provided to any other Person or Group in connection with any such Acquisition Proposal, request or inquiry which has not previously been provided to each of Walgreens and Alliance Boots and Walgreens and Alliance Boots agree that they will keep any such information confidential in accordance with the terms of Section 1.6.

(e) If (i) the Company engages in any share repurchases or series of related share repurchases (whether through self-tender, open market transactions or otherwise) that have the effect of causing the collective Beneficial Ownership of Company Common Stock of the Investors, SP and the SP Investors, as a group, to exceed the Ultimate Standstill Level (a “Share Repurchase Ownership Event”) or (ii) following exercise of either of the Warrants (in whole or in part) the collective Beneficial Ownership of Company Common Stock of the Investors, SP and the SP Investors, as a group, exceeds the Ultimate Standstill Level (a “Warrant Exercise Ownership Event”), then, subject to Applicable Law, following receipt by each of Walgreens and Alliance Boots of a written notice from the Company delivered no later than on the tenth (10th) Business Day following such Share Repurchase Ownership Event or Warrant Exercise Ownership Event, as applicable, (x) notifying each of Walgreens and Alliance Boots of such Share Repurchase Ownership Event or Warrant Exercise Ownership Event, as applicable (and including, in the case of a Share Repurchase Ownership Event, current and reasonably detailed information with respect to such share repurchase(s) and, in all cases, the number of shares of Company Common Stock then outstanding in order to permit each of Walgreens and Alliance Boots to verify such Share Repurchase Ownership Event or Warrant Exercise Ownership Event, as applicable, and the calculations set forth in this Section 2.2(e)), (y) requesting that each of Walgreens and Alliance Boots engage in the transactions contemplated by this Section 2.2(e) and (z) irrevocably offering to Walgreens and Alliance Boots to consummate the transactions contemplated by this Section 2.2(e) (a “Sell Down Request”), each of (i) the Walgreens Investors and (ii) the Alliance Boots Investors shall, on a Business Day determined by Walgreens, in the case the Walgreens Investors, and on a Business Day determined by Alliance Boots, in the case of the Alliance Boots Investors, respectively, but in no event later than on the tenth (10th) Business Day following Walgreens’s and Alliance Boots’s respective receipt of the Sell Down Request, sell to the Company, at a purchase price per share (payable by the Company in cash) equal to the Thirty Day VWAP of Company Common Stock as of the closing of trading on such Business Day, such number of outstanding shares of Company Common Stock (to the extent actually owned by the Walgreens Investors, on the one hand, or the Alliance Boots Investors, on the other hand, as applicable) as shall be necessary to cause, in the case of clause (i), the Walgreens Investors’ collective Beneficial Ownership of Company Common Stock not to exceed the Walgreens Investors’ pro rata portion (measured based upon the Walgreens Investors’ collective Beneficial Ownership of Company Common Stock relative to the Alliance Boots Investors’ collective aggregate Beneficial Ownership of Company Common Stock) of the Ultimate Standstill Level, and, in the case of clause (ii), the Alliance Boots Investors’, SP’s and the SP Investors’ collective Beneficial Ownership of Company Common Stock not to exceed the

Alliance Boots Investors’ pro rata portion (measured based upon the Walgreens Investors’ collective Beneficial Ownership of Company Common Stock relative to the Alliance Boots Investors’ collective aggregate Beneficial Ownership of Company Common Stock) of the Ultimate Standstill Level; provided, that the Beneficial Ownership of any shares of Company Common Stock Beneficially Owned by the FW JV shall be determined in accordance with the FW JV Ownership Calculation.

(f) During the Standstill Period, solely with respect to the Company, Walgreens (i) shall not amend, modify, waive or terminate or agree to any amendment, modification, waiver or termination of Sections 3.1(a)(i), 3.1(b) and 3.1(c) of the Walgreens Shareholders Agreement (the “Relevant Sections”) (including any amendment or modification of the definition of any defined term used in such Sections) and (ii) shall, including in the event of a breach thereof by SP or an SP Investor, take all actions reasonably within its control to seek to enforce the Relevant Sections to the fullest extent permissible under Applicable Law. Walgreens represents and warrants to the Company that (A) it has made available to the Company a complete and correct copy of the Walgreens Shareholders Agreement, including all amendments thereto, (B) the Walgreens Shareholders Agreement is in full force and effect, (C) Walgreens has not waived or failed to enforce any rights or benefits under the Relevant Sections with respect to the Company and (D) to the knowledge of Walgreens, neither SP nor the SP Investors is in breach or default under the Relevant Sections with respect to the Company. To the knowledge of Walgreens, there has occurred no event giving (with or without notice or lapse of time or both) to any person any right of termination, amendment or cancellation of the Relevant Sections with respect to the Company. Upon knowledge of any breach or default by SP or the SP Investors, or expiration or termination by its terms or otherwise, of the Relevant Sections with respect to the Company, Walgreens shall, as promptly as practicable (but in any event within 48 hours), notify the Company.

(g) Notwithstanding anything to the contrary, nothing in this Agreement or any other Transaction Document shall prevent or restrict the ability of any Investor to acquire or Transfer among Investors subject to compliance with Section 2.2(b) Derivative Instruments for the purpose of engaging in “hedging” or other similar transactions in connection with acquiring (x) the Initial Open Market Shares or, (y) during any period that Additional Open Market Shares could otherwise be purchased, the Additional Open Market Shares. In no event will the notional amount of shares underlying any such Derivative Instruments exceed, at any time (1) in the case of Derivative Instruments used for the purpose of engaging in “hedging” or other similar transactions in connection with acquiring the Initial Open Market Shares, the total number of Initial Open Market Shares which the IOMS Rights Holder could purchase at such time or (2) in the case of Derivative Instruments used for the purpose of engaging in “hedging” or other similar transactions in connection with acquiring the Additional Open Market Shares, the total number of Additional Open Market Shares which the Investors could purchase at such time.

2.3 Preemptive Rights.

(a) The Company hereby grants to each of Walgreens and Alliance Boots (each, a “Pre-Emptive Stockholder”) the right, subject to Applicable Law, to purchase (and/or to designate Alliance Boots or Walgreens or any Permitted Transferees of Walgreens or Alliance Boots to purchase (subject to Section 2.1(b) and so long as any such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee, agrees to be a “Walgreens Investor,” in the case of a Subsidiary of Walgreens or the FW JV, or a “Alliance Boots Investor,” in the case of a Subsidiary of Alliance Boots, in each case for all purposes of this Agreement)) such Pre-Emptive Stockholder’s Pro Rata Portion of any Equity Securities (collectively, the “New Securities”) that the Company may from time to time propose to issue (other than in Permitted Transactions); provided, that, for the avoidance of doubt, (i) such Pro Rata Portions of any New Securities shall not increase the total number of New Securities issued or proposed to be issued and (ii) no Proposed Issuance (including any issuance of New Securities to the Pre-Emptive Stockholders (and/or their designees)) completed in compliance with this Section 2.3 shall be applied in a circular manner to this Section 2.3 so as to result in duplicative or iterative pre-emptive rights.

(b) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance described in subsection (a) above (“Proposed Issuance”) to each of Walgreens and Alliance Boots no later than five (5) Business Days prior to such issuance (or if such notice period is not reasonably possible under the circumstances, such prior written notice as is reasonably possible). The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(A) the number and description of the New Securities to be issued and the percentage of the Company’s outstanding Equity Securities such issuance would represent;

(B) the proposed issuance date; and

(C) the cash purchase price per New Security (and/or, if applicable, reasonably detailed information with respect to any non-cash consideration proposed to be received by the Company in respect of such proposed issuance, in order to permit the Pre-emptive Stockholders to evaluate the Market Price (in the case of securities) and/or Fair Market Value (as defined in Warrant 1) (in the case of any other property) of any such non-cash consideration).

(c) Each Pre-emptive Stockholder shall for a period of five (5) Business Days (or such shorter period if the Issuance Notice was sent by the Company in accordance with the first sentence of subsection (b) above less than five (5) Business Days prior to the proposed issuance date, but in no event less than one (1) Business Day) following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect to purchase (and/or to designate Alliance Boots or Walgreens or any Permitted Transferee of Walgreens or Alliance Boots to purchase, as described in subsection (a) above) its Pro Rata Portion of the New Securities, at an all-cash purchase price per New Security (the “Per Security Offering Price”) equal to: (1) in the case of all-cash consideration proposed to be received by the Company in respect of the Proposed Issuance, the cash purchase price per New Security set forth in the Issuance Notice or (2) in the case of consideration other than all-cash consideration proposed to be received by the Company in respect of the Proposed Issuance, the per New Security price derived from the aggregate Market Price of all consideration proposed to be received by the Company that is securities and the aggregate Fair Market Value of all consideration (including cash) proposed to be received by the Company other than securities, in each case as of the date of receipt of such Issuance Notice. Each Pre-emptive Stockholder may exercise its election by delivering a written notice to the Company during the Exercise Period. Such notice must indicate the specific amount of New Securities that such Pre-emptive Stockholder desires to purchase (and/or designate others to purchase, as described above) and may not be conditioned in any manner not also available to other potential purchasers of the Proposed Issuance. Each Pre-emptive Stockholder, if so exercising its election (an “Exercising Stockholder”), shall be entitled and obligated to purchase, or to cause such other persons it may have designated in accordance with this Section 2.3 to purchase, that portion of the New Securities so offered to such Pre-emptive Stockholder specified in such Pre-emptive Stockholder’s notice on the terms and conditions set forth in the Issuance Notice. The failure of any Pre-emptive Stockholder to exercise its election during the Exercise Period shall be deemed a waiver by such Pre-emptive Stockholder of its rights under this Section 2.3 with respect to such Proposed Issuance. The closing of any purchase by a Pre-emptive Stockholder (and/or any of its designees) shall be consummated concurrently with the consummation of the Proposed Issuance; provided, however, that the closing of any purchase by any such Pre-emptive Stockholder (and/or any of its designees) may be extended beyond the closing of the consummation of the Proposed Issuance to the extent necessary to obtain required Governmental Approvals, but for the avoidance of doubt the Company shall not be required to delay or extend the closing of the other portion of the Proposed Issuance to the extent not subject to such Governmental Approval requirement (and, subject to Section 3.1 of the Framework Agreement, the Company and the Investors shall use their respective reasonable best efforts to obtain such Governmental Approvals) and/or to finally determine any required calculations of Market Price and/or Fair Market Value in accordance with the terms of such definitions.

(d) Subject to Section 2.3(g), if any Pre-emptive Stockholder (directly or through its designees) fails to purchase its allotment of the New Securities within the time period described in Section 2.3(c), the Company shall be free to complete the Proposed Issuance to the extent and with respect to which such Pre-emptive Stockholder failed to exercise the option set forth in this Section 2.3 on terms no less favorable to the Company (including with respect to consideration) than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that such Proposed Issuance is closed within sixty (60) Business Days after the expiration of the Exercise Period (subject to the extension of such sixty (60) Business Day period for a reasonable time not to exceed an additional sixty (60) Business Days to the extent reasonably necessary to obtain any Government Approvals). In the event the Company has not completed (in whole or in part) such Proposed Issuance within such time period, the Company shall not thereafter issue or sell any such New Securities without first again offering such securities to the Pre-Emptive Stockholder in accordance with the procedures set forth in this Section 2.3.

(e) Upon the issuance of any New Securities in accordance with this Section 2.3, the Company shall deliver to the Exercising Stockholders (and/or any of their respective designees) certificates evidencing the New Securities, which New Securities shall be issued free and clear of any liens, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of any of the Investors or any of their respective Affiliates, and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to such purchasers and after payment of the Per Security Offering Price therefor, duly authorized, validly issued, fully paid and non-assessable. Each Exercising Stockholder shall deliver or cause to be delivered to the Company the aggregate Per Security Offering Price for the New Securities purchased by it (and/or such designees) by certified or bank check or wire transfer of immediately available funds. In the event that a Proposed Issuance shall be terminated or abandoned by the Company without the issuance of any New Securities, then each Pre-emptive Stockholder’s rights pursuant to this Section 2.3 shall also terminate as to such Proposed Issuance.

(f) For the avoidance of doubt, the aggregate New Securities issued to the Exercising Stockholders and their designees hereunder may equal but shall not exceed the aggregate Pro Rata Portion of the New Securities of all the Investors.

(g) In the event that the Company has been advised by its outside counsel that the issuance of New Securities in full to the Pre-emptive Stockholders pursuant to this Section 2.3 would require the approval of the Company’s stockholders under Applicable Law, including the rules of the New York Stock Exchange, (i) the excess amount of such New Securities to the extent otherwise triggering such stockholder approval requirement will be excluded from the total number of New Securities that the Pre-emptive Stockholders would otherwise have a right to purchase pursuant to this Section 2.3 (such excess amount of New Securities, the “Excluded New Securities”) and (ii) each such Pre-emptive Stockholder shall instead be permitted (in its sole discretion) to acquire (and/or to designate Alliance Boots or Walgreens or any Permitted Transferee of Walgreens or Alliance Boots to purchase, as described in subsection (a) above), in one or more open market transactions, up to a number of shares of Company Common Stock, that would, in the aggregate, result, after giving effect to such open market transactions (and ignoring other intervening events), in such Pre-emptive Stockholder’s (and/or such designee(s)’), as applicable, Beneficial Ownership of Company Common Stock being equal to what such Pre-emptive Stockholder’s (and/or such designee(s)’), as applicable, Beneficial Ownership of Company Common Stock would have been had New Securities been issued in full pursuant to this Section 2.3 to such Pre-emptive Stockholder (and/or such designee(s)) in the absence of such stockholder approval requirement (such shares of Company Common Stock purchasable pursuant to this Section 2.3(g)(ii), the “Replacement Pre-emptive Shares”).

2.4 Outside Activities.

(a) Subject to the provisions of Section 1.6 of this Agreement and Section 3.6 of the Framework Agreement, any Investor and any of its Affiliates may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company, and may provide advice and other assistance to any such investment, business venture or Person.

(b) The Company shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom.

(c) The pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its Subsidiaries or the Investors. None of the Investors or any of its Affiliates shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and any Investor and any of its Affiliates shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity; provided, that a Walgreens Director who is offered an investment or business opportunity in his or her capacity as a member of the Board shall be obligated to communicate such opportunity to the Company, in which case such Walgreens Director, the Investors and their respective Affiliates (expressly including WBAD), respectively, shall not be permitted to pursue such opportunity unless (i) the Board determines not to do so or (ii) such Walgreens Director, the Investors or any of their respective Affiliates (expressly including WBAD) learn of such opportunity other than as a result of such Walgreens Director being offered such opportunity in his or her capacity as a member of the Board.

Article III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Investors. Each Investor, on behalf of itself and not any other Investor, hereby represents and warrants to the Company as follows as of the date hereof (or, if applicable, as of the date the joinder agreement pursuant to which such Investor shall have become a party to this Agreement):

(i) Such Investor Beneficially Owns and owns of record the number of shares of Company Common Stock as listed on Annex A (or, in the case of a joinder agreement, as listed on an annex to such joinder agreement) opposite such Investor’s name and such shares constitute all of the Equity Securities and Derivative Instruments of the Company Beneficially Owned or owned of record by such Investor.

(ii) Such Investor has been duly formed, is validly existing and, where such concept is applicable, is in good standing under the laws of its jurisdiction of organization. Such Investor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(iii) The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of such Investor or (z) any contract or agreement to which such Investor is a party.

(iv) The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(v) Such Investor: (i) is acquiring the Warrants and the Shares, as applicable, for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Warrants or Shares, as applicable, in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Warrants and the Shares, as applicable, and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Such Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under foreign, federal, state and local securities laws and acknowledges that the Warrants and the Warrant Shares are not registered under the Securities Act or any other Applicable Law and that such Warrants and Warrant Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom.

3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

(i) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(ii) Except as set forth in the Framework Agreement, the execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company (following any actions taken pursuant to Section 1.1(a), Section 1.1(b) or Section 1.1(c)) or (z) any contract or agreement to which the Company is a party.

(iii) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

3.3 Representations and Warranties of Alliance Boots. Alliance Boots hereby represents and warrants to the Company and Walgreens that neither SP nor any SP Investor nor any Person Controlled by SP or any SP Investor (other than Investors whose Beneficial Ownership is the subject of Section 3.1(i)) Beneficially Owns any shares of Company Common Stock or any Derivative Instruments of the Company.

Article IV

REGISTRATION

4.1 Demand Registrations.

(a) From and after the expiration of the Initial Open Market Shares Restricted Period, the Additional Open Market Shares Restricted Period, the Warrant 1 Shares Restricted Period, and/or the Warrant 2 Shares Restricted Period, as applicable, subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 or, if the Company is so eligible but has failed to comply with its obligations under Section 4.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 4.3(c), but only if there is no Shelf Registration Statement then in effect, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make an unlimited number of written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(A) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(B) all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b), but subject to Section 4.1(g); and

(C) all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within ten (10) days after receipt of a Demand, the

Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) days after the Company’s notice required by this paragraph has been given, subject to Section 4.1(g). Each such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).

(c) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Shareholders.

(d) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(e) The Company shall not be obligated to (i) subject to Section 4.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred eighty (180) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 4.2 (subject to Section 4.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Demand Registration were included, (B) within six (6) months of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f) The Company shall be entitled to (1) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (2) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (3) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(g) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h) Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

4.2 Piggyback Registrations.

(a) From and after the expiration of the Initial Open Market Shares Restricted Period, the Additional Open Market Shares Restricted Period, the Warrant 1 Shares Restricted Period, and/or the Warrant 2 Shares Restricted Period, as applicable, subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Company Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) on a Shelf Registration Statement or (iv) pursuant to Section 4.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 4.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Company Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(A) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

(B) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c) For clarity, in connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d) If, at any time after giving written notice of its intention to register any shares of Company Common Stock (or other securities, as applicable) as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 4.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

4.3 Shelf Registration Statement.

(a) From and after the expiration of the Initial Open Market Shares Restricted Period, the Additional Open Market Shares Restricted Period, the Warrant 1 Shares Restricted Period, and/or the Warrant 2 Shares Restricted Period, as applicable, subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.

(b) Within ten (10) days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c) Subject to Section 4.3(d), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) three (3) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which the Investors’ collective Beneficial Ownership of Company Common Stock falls below five percent (5.0%); provided, that the Company’s obligations under this Section 4.3(c) shall cease after completion of the fifth (5th) Shelf Offering by the Investors (taking into account the time periods described in Section 4.1(c) as if such Shelf Offering were a Demand Registration).

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(e) After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 4.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 4.1(g). Except as otherwise expressly specified in this Section 4.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article IV as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 4.1(e)(ii) and Section 4.1(g).

4.4 Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof.

4.5 Holdback Agreements.

(a) Each Investor agrees to enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, plus an extension period, as may be proposed by the lead managing underwriter(s) to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriter(s).

(b) If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of Company Common Stock (or securities convertible into or exchangeable or exercisable for Company Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

4.6 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, Section 4.2 or Section 4.3, the Company shall as expeditiously as reasonably practicable:

(A) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article IV; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(B) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article IV, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(C) if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4.6(a)(C) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Company Common Stock) to be listed on each securities exchange on which shares of Company Common Stock are then listed;

use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of Company Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 4.9, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 0 if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any

Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 4.6(a)(viii) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 0, the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause 0 be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company.

(b) The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 0, such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 0, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 4.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(A) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(B) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(C) furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

4.7 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article IV, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 0) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by an Investor) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article IV, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

4.8 Miscellaneous. (a) (a) Not less than ten (10) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b) The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the Investors hereunder to any Person without the prior written consent of Investors Beneficially Owning a majority of the Company Common Stock then Beneficially Owned by all Investors.

4.9 Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 4.9(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b) In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 4.9(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 4.9(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

4.10 Free Writing Prospectuses. No Investors shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article IV without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Investors may use any free writing prospectus prepared and distributed by the Company.

Article V

DEFINITIONS

5.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Acquisition Proposal” means any proposal, offer, inquiry, indication of interest or expression of intent (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions involving: (i) (a)any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially Owning thirty percent (30%) or more in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or (b) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning thirty percent (30%) or more in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or (c) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would result in the stockholders of the Company immediately preceding such transaction (the “Pre-Transaction Stockholders”) Beneficially Owning less than seventy percent (70%) in interest of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); provided, that this clause (c) shall not apply if (1) such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company, (2) such acquisition does not result in a Person Group Beneficially Owning, directly or indirectly, a greater percentage of the outstanding Equity Securities (measured by either voting power or economic interest) of the Company than the Investors, as a group, and (3) the Pre-Transaction Stockholders continue to Beneficially Own, directly or indirectly, at least 60% of the outstanding Equity Securities (measured by voting power and economic interest); (ii) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute thirty percent (30%) or more of the consolidated assets, business, revenues, net income, assets or deposits of the Company; or (iii) any liquidation or dissolution of the Company.

“Activist” means, as of any date of determination, a Person (other than an Investor) that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the five-year period immediately preceding such date of determination, (i) made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person with respect to the voting of, any equity securities of any issuer, including in connection with a proposed change of Control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (ii) called, or publicly sought to call, a meeting of the shareholders of any issuer or initiated any shareholder proposal for action by shareholders of any issuer, in each case not approved (at the time of the first such action) by the board of directors of such issuer, (iii) otherwise publicly acted, alone or in concert with others, to seek to Control or influence the management or the policies of any issuer (provided, that this clause (iii) is not intended to include the activities of any member of the board of directors of an issuer, with respect to such issuer, taken in good faith solely in his or her capacity as a director of such issuer), (iv) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (v) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

“Additional Open Market Shares” has the meaning set forth in the Framework Agreement.

“Additional Open Market Shares Restricted Period” has the meaning set forth in Section 2.1(a)(C).

“Affiliate” has the meaning set forth in the Framework Agreement.

“Agreement” has the meaning set forth in the preamble.

“Alliance Boots” has the meaning set forth in the preamble.

“Alliance Boots Confidentiality Agreement” means the letter agreement, dated as of June 27, 2012, between AB Acquisitions Holdings Limited and the Company, as amended on January 23, 2013 and as further amended on March 18, 2013.

“Alliance Boots Investors” means (i) the Initial Alliance Boots Investors, (ii) any Permitted Transferee of any Initial Alliance Boots Investor that is Transferred Shares by such Initial Alliance Boots Investor in compliance with the terms of this Agreement, (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition that is Transferred Shares by such Person in compliance with the terms of this Agreement, (iv) any Permitted Transferee of Walgreens that is a Transferee of Shares pursuant to Section 2.1(b)(B), and (v) any Permitted Transferee of Alliance Boots that acquires New Securities or Replacement Pre-emptive Shares pursuant to Section 2.3; provided, that, for the avoidance of doubt, the FW JV shall be deemed to be a “Walgreens Investor” rather than a “Alliance Boots Investor.”

“Applicable Law” means, with respect to any Person, any federal, national, state, local, cantonal, municipal, international, multinational or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.

“Applicable Trading Price” has the meaning set forth in Section 2.1(e).

“Below Money Event” has the meaning set forth in Section 2.1(e).

“Below Money Valuation” has the meaning set forth in Section 2.1(e).

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided, that, except as otherwise expressly specified herein, such calculations shall be made with respect to any Person’s beneficial ownership of securities hereunder assuming that the holder(s) (whether or not such Person) of each of Warrant 1 and Warrant 2 (in each case, if the applicable Expiration Time shall not have occurred with respect to such Warrant) have exercised the remaining portion(s) of each such Warrant, if any, in full, and the holder(s) (whether or not such Person) of the right to acquire any un-acquired Initial Open Market Shares have acquired all such Initial Open Market Shares, if any, in full; provided, further, that such calculations shall be made with respect to any Person’s beneficial ownership of securities hereunder without giving effect to the Call Option (as such term is defined in the Purchase and Option Agreement) unless and until the Second Step Closing (as such term is defined in the Purchase and Option Agreement) shall have occurred; provided, further, that, for the avoidance of doubt, neither SP nor any SP Investor shall be deemed to have, or to have acquired, Beneficial Ownership of any Equity Securities of the Company that are held by any investment fund or other Person in which SP or such SP Investor holds any interest or participation, provided that (x) neither SP nor any SP Investor exercises any influence over the investment decisions of such investment fund or Person, (y) such Equity Securities are held for passive investment purposes only and (z) such Equity Securities do not constitute more than 2% of the outstanding securities of any class of securities issued by the Company.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) in the event that the Company determines in good faith that the registration would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to seventy-five (75) days; provided, that a Blackout Period described in this clause (ii) may not occur more than twice in any period of eighteen (18) consecutive months.

“Board” has the meaning set forth in Section 1.1(a).

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in Section 2.1(b).

“Company Disclosure Letter” has the meaning set forth in the Framework Agreement.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of an Investor or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Investor, its Affiliates (expressly including WBAD) or their respective Representatives, (ii) was or becomes available to such Investor, its Affiliates (expressly including WBAD) or their respective Representatives on a non-confidential basis from a source other than the Company, its Affiliates or their respective Representatives, or any other Investor or its Representatives, as the case may be, provided, that the source thereof is not known by such Investor or such of its Affiliates (expressly including WBAD) or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by such Investor, its Affiliates (expressly including WBAD) or their respective Representatives without the use of any such information that would otherwise be Confidential Information hereunder. Subject to clauses (i)-(iii) above, Confidential Information also includes (a) all non-public information previously provided by the Company, its Affiliates or their respective Representatives under the provisions of any confidentiality agreement between the Company, the Investors or their respective Affiliates or Representatives, including the Confidentiality Agreements, including all information, documents and reports referred to thereunder, (b) subject to any disclosures permitted by Section 3.2 of the Framework Agreement, all non-public understandings, agreements and other arrangements between and among the Company and the Investors, and (c) all other non-public information received from, or otherwise relating to, the Company or its Subsidiaries.

“Confidentiality Agreements” means the Alliance Boots Confidentiality Agreement and the Walgreens Confidentiality Agreement.

“Contract” means any contract, lease, license, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“conversion” has the meaning set forth in the definition of Equity Securities.

“convertible securities” has the meaning set forth in the definition of Equity Securities.

“Demand” has the meaning set forth in Section 4.1(a).

“Demand Registration” has the meaning set forth in Section 4.1(a).

“Demand Registration Statement” has the meaning set forth in Section 4.1(a).

“Demand Shareholder” means any Walgreens Investor or any Alliance Boots Investor, in either case that holds Registrable Securities.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.

“Dividend Reinvestment Shares” has the meaning set forth in Section 2.2(a)(A).

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange or exercise of any convertible securities, a “conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded New Security” has the meaning set forth in Section 2.3(g).

“Exercise Period” has the meaning set forth in Section 2.3(c).

“Exercising Stockholder” has the meaning set forth in Section 2.3(c).

“Fair Market Value” has the meaning set forth in Warrant 1.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” has the meaning set forth in Section 4.3(a).

“Framework Agreement” has the meaning set forth in the recitals.

“Free Writing Prospectus” has the meaning set forth in Section 0.

“FW JV” has the meaning set forth in the recitals.

“FW JV Ownership Calculation” has the meaning set forth in Section 2.1(b).

“GAAP” has the meaning set forth in the Framework Agreement.

“Governance and Nominating Committee” means the Governance and Nominating Committee of the Company or any such successor committee.

“Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving of notice to or registration with any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“IFRS” means the standards and interpretations adopted by the International Accounting Standards Board, including (i) the International Financial Reporting Standards issued by the International Accounting Standards Board, (ii) the International Accounting Standards originally issued by the International Accounting Standards Committee, in the form adopted by the International Accounting Standards Board, (iii) the final interpretations issued by the International Financial Reporting Interpretations Committee and (iv) the final interpretations issued by the Standing Interpretations Committee, consistently applied, as in effect at the date of such financial statements or information to which it refers.

“Initial Alliance Boots Investors” means Alliance Boots and any Permitted Transferee of Alliance Boots that initially acquires any Warrant Shares, Initial Open Market Shares or Additional Open Market Shares; provided, that, for the avoidance of doubt, the FW JV shall be deemed to be an “Initial Walgreens Investor” rather than an “Initial Alliance Boots Investor.”

“Initial Open Market Shares” has the meaning set forth in the Framework Agreement.

“Initial Open Market Shares Restricted Period” has the meaning set forth in Section 2.1(a)(B).

“Initial Walgreens Investors” means Walgreens and any Permitted Transferee of Walgreens that initially acquires any Warrant Shares, Initial Open Market Shares or Additional Initial Open Market Shares.

“Inspectors” has the meaning set forth in Section 0.

“Investor Indemnification Agreements” means each and every certificate, memorandum or articles of incorporation or association, bylaws, limited liability company operating agreement, limited partnership agreement and any other organizational document of, and each and every insurance policy maintained by any Investor or its Affiliates, as applicable, providing for, among other things, indemnification of and advancement of expenses for a Walgreens Director for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Investor Indemnitors” means any Investor or its Affiliates in their capacity as indemnitors to a Walgreens Director under the applicable Investor Indemnification Agreements.

“Investors” means the Walgreens Investors and the Alliance Boots Investors.

“Issuance Notice” has the meaning set forth in Section 2.3(b).

“Losses” has the meaning set forth in Section 4.9(a).

“Majority Acquisition Proposal” means any proposal, offer, inquiry or indication of interest (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to any transaction or series of related transactions involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially Owning more than fifty percent (50%) in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning more than fifty percent (50%) in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would result in the stockholders of the Company immediately preceding such transaction Beneficially Owning less than fifty percent (50%) in interest of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); or (ii) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute more than fifty percent (50%) of the consolidated assets, business, revenues, net income, assets or deposits of the Company.

“Market Price” has the meaning set forth in Warrant 1.

“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 4.3(f).

“Maximum Board Size” has the meaning set forth in Section 1.3(a).

“Minority Acquisition Proposal” means any proposal, offer, inquiry or indication of interest (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to any transaction or series of related transactions involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially Owning between thirty percent (30%) and fifty percent (50%) in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning between thirty percent (30%) and fifty percent (50%) in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would result in the stockholders of the Company immediately preceding such transaction Beneficially Owning less than seventy percent (70%) but more than fifty percent (50%) in interest of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); or (ii) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute between thirty percent (30%) and fifty percent (50%) of the consolidated assets, business, revenues, net income, assets or deposits of the Company.

“New Securities” has the meaning set forth in Section 2.3(a).

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Authority.

“Original Public Acquisition Proposal” has the meaning set forth in Section 2.2(b).

“Other Demanding Sellers” has the meaning set forth in Section 4.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 4.2(b).

“Per Security Offering Price” has the meaning set forth in Section 2.3(c).

“Permitted Transactions” shall include (a) issuances by the Company as a Company Common Stock dividend payable in shares of Company Common Stock or other Equity Securities of the Company, or upon any subdivision or split-up of the outstanding Equity Interests, (b) issuances of shares of Company Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors, (c) conversions of convertible securities outstanding as of the date of the Framework Agreement and disclosed in Section 2.2(b) of the Framework Agreement in accordance with the terms of such convertible securities and (d) the exercise of the Warrants.

“Permitted Transferee” means, with respect to (x) any Walgreens Investor, Walgreens and any wholly owned Subsidiary of Walgreens, and the FW JV or (y) any Alliance Boots Investor, Alliance Boots and any wholly owned Subsidiary of Alliance Boots, and the FW JV, respectively; provided, that the FW JV may be a Permitted Transferee pursuant to clause (x) and clause (y) only if it is 100% Controlled by Walgreens and/or Alliance Boots; provided, further, that such Transferee would continue to qualify as a Permitted Transferee of the applicable Transferor if such Transfer were to take place as of any time of determination (and, in the event that such Transferee would no longer so qualify, such Transferee shall immediately Transfer back the Transferred securities to such Transferor and such Transfer shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall no longer, and shall instruct its transfer agent and other third parties to no longer, record or recognize such Transfer on the share register of the Company).

“Permitted Transfers” has the meaning set forth in Section 2.1(b).

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Authority.

“Piggyback Notice” has the meaning set forth in Section 4.2(a).

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Piggyback Seller” has the meaning set forth in Section 4.2(a).

“Pre-emptive Stockholder” has the meaning set forth in Section 2.3(a).

“Pro Rata Portion” means, with respect to any Pre-emptive Stockholder, on any issuance date for New Securities, the number of New Securities equal to the product of (i) the total number of New Securities to be issued by the Company on such date and (ii) the fraction determined by dividing (x) the number of shares of Company Common Stock Beneficially Owned, in aggregate, by such Pre-emptive Stockholder and its Permitted Transferees immediately prior to such issuance (excluding, for this purpose, any then un-acquired Initial Open Market Shares) by (y) the total number of shares of Company Common Stock outstanding immediately prior to such issuance; provided, that, in the case of clause (y), such calculation shall be made assuming that the holder(s) of each of Warrant 1 and Warrant 2 (in each case, if the applicable Expiration Time shall not have occurred with respect to such Warrant) have exercised the remaining portion(s) of each such Warrant, if any, in full.

“Prohibited Transferee” means any Person set forth on Section S-5.1 of the Company Disclosure Letter.

“Proposed Issuance” has the meaning set forth in Section 2.3(b).

“Purchase and Option Agreement” means the Purchase and Option Agreement, dated as of June 18, 2012, by and among Alliance Boots, AB Acquisitions Holdings Limited and Walgreens.

“Qualifying Public Acquisition Proposal” means as it relates to any Original Public Acquisition Proposal under Section 2.2(b), any proposal, offer, inquiry or indication of interest (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Investor relating to (x) if the applicable Original Public Acquisition Proposal is a Minority Acquisition Proposal, (A) (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially Owning one hundred percent (100%) in interest of the total outstanding shares of Company Common Stock (measured by voting power or economic interest), or any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning one hundred percent (100%) in interest of the total outstanding shares of Company Common Stock (measured by voting power or economic interest), or any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would result in the stockholders of the Company immediately preceding such transaction Beneficially Owning less than fifty percent (50%) in interest of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); or (ii) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute all or substantially all of the consolidated assets, business, revenues, net income, assets or deposits of the Company or (B) a Minority Acquisition Proposal submitted or made by an Investor in response to any such Original Public Acquisition Proposal as a result of which, after giving effect to such Minority Acquisition Proposal, the collective Beneficial Ownership of Company Common Stock of the Investors, as a group, would be less than or equal to forty-nine percent (49%) of the total outstanding Company Common Stock, and (y) if the applicable Original Public Acquisition Proposal is a Majority Acquisition Proposal, an alternative Acquisition Proposal.

“Records” has the meaning set forth in Section 0.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $250 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $100 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means, with respect to the Walgreens Investors or the Alliance Boots Investors, respectively, as of any date of determination, (a) from and after the expiration of the Initial Open Market Shares Restricted Period, (i) a number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the aggregate number of Initial Open Market Shares theretofore acquired by the Walgreens Investors or Alliance Boots Investors, respectively, plus (ii) an additional number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the sum of (A) the aggregate number of New Securities that are shares of Company Common Stock issued to the Pre-Emptive Stockholder (or its designees) pursuant to Section 2.3 and theretofore acquired by the Walgreens Investors or the Alliance Boots Investors, respectively, and (B) the aggregate number of Replacement Pre-emptive Shares theretofore acquired by the Walgreens Investors or the Alliance Boots Investors, respectively, pursuant to Section 2.3(g), and plus (iii) an additional number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the aggregate number of Dividend Reinvestment Shares theretofore acquired by the Walgreens Investors or the Alliance Boots Investors, respectively, (b) from and after the expiration of the Additional Open Market Shares Restricted Period, a number of shares of Company Common Stock equal to the sum of the number of shares calculated in the foregoing sub-clause (a) plus an additional number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the aggregate Additional Open Market Shares theretofore acquired by the

Walgreens Investors or the Alliance Boots Investors, respectively, (c) from and after the expiration of the Warrant 1 Shares Restricted Period, a number of shares of Company Common Stock equal to the sum of the number of shares calculated in the foregoing sub-clause (b) plus an additional number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the aggregate number of Warrant 1 Shares theretofore acquired by the Walgreens Investors or the Alliance Boots Investors, respectively, and (d) from and after the expiration of the Warrant 2 Shares Restricted Period, a number of shares of Company Common Stock equal to the sum of the number of shares calculated in the foregoing sub-clause (c) plus (i) an additional number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the aggregate number of Warrants 2 Shares theretofore acquired by the Walgreens Investors or the Alliance Boots Investors, respectively, and plus (ii) an additional number of shares of Company Common Stock held by the Walgreens Investors or Alliance Boots Investors, respectively, equal to the aggregate number of shares of Company Common Stock then held by the Walgreens Investors or the Alliance Boots Investors, respectively, and not covered by the foregoing sub-clauses (a)-(c) or (d)(i). In addition, from and after the expiration of the Initial Open Market Shares Restricted Period, “Registrable Securities” shall also include any and all New Securities that are not shares of Company Common Stock issued to the Pre-Emptive Stockholder (or its designees) pursuant to Section 2.3 and theretofore acquired by the Walgreens Investors or the Alliance Boots Investors, respectively. In furtherance of establishing the appropriate number of Registrable Securities held by the Walgreens Investors and Alliance Boots Investors, respectively, in the event of any Transfer between Walgreens and/or any of its Permitted Transferees, on the one hand, and Alliance Boots and/or any of its Permitted Transferees, on the other hand, of any shares of Company Common Stock, Walgreens and Alliance Boots shall, in connection with any such Transfer, jointly designate such shares being Transferred (and therefore being acquired by the Transferee) as Initial Open Market Shares, New Securities issued to the Pre-Emptive Stockholder (or its designees) pursuant to Section 2.3, Replacement Pre-emptive Shares purchased pursuant to Section 2.3(g), Dividend Reinvestment Shares, Additional Open Market Shares, Warrant 1 Shares, Warrant 2 Shares or other shares of Company Common Stock, or any combination of the foregoing.

As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such securities have been otherwise transferred to any Person other than an Investor or its Permitted Transferees, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any other securities laws then applicable or (iv) such securities shall cease to be outstanding.

“Relevant Sections” has the meaning set forth in Section 2.2(f).

“Replacement Pre-emptive Shares” has the meaning set forth in Section 2.3(g).

“Representatives” has the meaning set forth in Section 1.6(d).

“Requested Information” has the meaning set forth in Section 4.8(a).

“Requesting Shareholders” has the meaning set forth in Section 4.1(a).

“Restricted Periods” has the meaning set forth in Section 2.1(a)(E).

“Second Step Failure Event” shall be deemed to occur upon the termination of the Purchase and Option Agreement without the Second Step Closing (as defined in the Purchase and Option Agreement) having occurred.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sell Down Request” has the meaning set forth in Section 2.2(e).

“Selling Shareholders” has the meaning set forth in Section 4.6(a)(A).

“Share Repurchase Ownership Event” has the meaning set forth in Section 2.2(e).

“Shares” has the meaning set forth in the recitals.

“Shelf Notice” has the meaning set forth in Section 4.3(a).

“Shelf Offering” has the meaning set forth in Section 4.3(f).

“Shelf Registration Statement” has the meaning set forth in Section 4.3(a).

“SP” means Stefano Pessina.

“SP Investor” has the meaning set forth in the Walgreens Shareholders Agreement and also includes (i) any Permitted Transferee (as defined in the Walgreens Shareholders Agreement) of any SP Investor that is transferred Equity Securities of the Company by any SP Investor and (ii) any Permitted Transferee (as defined in the Walgreens Shareholders Agreement) of any of the persons included in clause (i) of this definition that is transferred Equity Securities of the Company by such person.

“SP Standstill Period” means the period beginning on the date on which SP is appointed to the Board and ending on the date that is eighty-nine (89) days (or one day less than such lesser period as may be applicable under the Company’s advance notice bylaws as in effect from time to time) after SP ceases to serve as a director on the Board.

“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) any other securities exchange.

“Standstill Period” has the meaning set forth in Section 2.2(c).

“Subsidiary” has the meaning set forth in the Framework Agreement.

“Take-Down Notice” has the meaning set forth in Section 4.3(f).

“Thirty Day VWAP” means, with respect to any security, as of any day, the volume weighted average price of such security for the thirty trading days ending on (and including) the trading day immediately prior to such day, as obtained from Bloomberg L.P. using the “Bloomberg definition” for calculation of “all day VWAP”.

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding. The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest of the Company that is represented by the total economic interests of all Voting Securities then Beneficially Owned by such Person, including pursuant to any Derivative Instruments and any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transaction Documents” has the meaning set forth in the Framework Agreement.

“Transaction Rights Agreement” has the meaning set forth in the recitals.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made. Notwithstanding the foregoing, any direct or indirect, voluntary or involuntary act contemplated by clause (i) or clause (ii) of the first sentence of this definition, by (a) any shareholder of Alliance Boots to any other Person of, or with respect to, as applicable, any Equity Securities of Alliance Boots, or (b) any stockholder of Walgreens to any other Person of, or with respect to, as applicable, any Equity Securities of Walgreens, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Ultimate Standstill Level” means thirty percent (30%).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Unpaid Indemnitee Amounts” has the meaning set forth in Section 1.1(f).

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“Warrant 1” has the meaning set forth in the Framework Agreement.

“Warrant 1 Shares” has the meaning set forth in the Framework Agreement.

“Warrant 1 Shares Restricted Period” has the meaning set forth in Section 2.1(a)(D).

“Warrant 2” has the meaning set forth in the Framework Agreement.

“Warrant 2 Shares” has the meaning set forth in the Framework Agreement.

“Warrant 2 Shares Restricted Period” has the meaning set forth in Section 2.1(a)(E).

“Warrant Exercise Ownership Event” has the meaning set forth in Section 2.2(e).

“Warrant Shares” means the Warrant 1 Shares and the Warrant 2 Shares.

“Warrant Transfer Notice Date” has the meaning set forth in Section 2.1(e).

“Warrants” has the meaning set forth in the recitals.

“WBAD” means Walgreens Boots Alliance Development GmbH.

“Walgreens” has the meaning set forth in the preamble.

“Walgreens Confidentiality Agreement” means the letter agreement, dated as of July 6, 2012, between Walgreens and the Company, as amended on March 18, 2013.

“Walgreens Designee” means an individual designated in writing by Walgreens for election or appointment to the Board; provided, that the initial Walgreens Designee shall be an executive officer of Walgreens and any subsequent Walgreens Designee may be an executive officer of Walgreens and/or Alliance Boots or any other individual.

“Walgreens Director” means a Walgreens Designee who has been elected or appointed to the Board.

“Walgreens Enhanced Investor Rights Period” shall mean the period beginning upon the occurrence of the Walgreens Investor Rights Step-Up Event and ending upon the occurrence of the Walgreens Investor Rights Step-Down Event.

“Walgreens Investor Rights Initiation Event” shall be deemed to occur upon the Investors collectively owning (directly or through any of their respective Permitted Transferees) five percent (5%) or more of the shares of Company Common Stock then issued and outstanding.

“Walgreens Investor Rights Initiation Event Notice” means a notice in writing from Walgreens to the Company (i) certifying that a Walgreens Investor Rights Initiation Event has occurred together with (ii) reasonable evidence that a Walgreens Investor Rights Initiation Event has occurred, including evidence of the Investors’ ownership of Company Common Stock.

“Walgreens Investor Rights Period” shall mean the period beginning upon the occurrence of the Walgreens Investor Rights Initiation Event and ending upon the occurrence of the Walgreens Investor Rights Termination Event.

“Walgreens Investor Rights Step-Down Event” shall be deemed to occur if, as of the end of any Business Day following the Walgreens Investor Rights Step-Up Event, the Investors collectively own (directly or through any of their respective Permitted Transferees) less than fourteen percent (14%) of the shares of Company Common Stock then issued and outstanding; provided, however, that the effect of any issuance of Equity Securities of Company shall be disregarded for all purposes of the calculation set forth in this definition unless and until the Investors (or any of their respective Permitted Transferees) Transfers to a third party un-Affiliated with any Investor any shares of Company Common Stock subsequent to such issuance in question.

“Walgreens Investor Rights Step-Up Event” shall be deemed to occur upon the later to occur of (i) the exercise in full of Warrant 1 (as the number of Warrant 1 Shares may be reduced as a result of the acquisition of Additional Open Market Shares) and (ii) the acquisition in full by the Investors of the Initial Open Market Shares.

“Walgreens Investor Rights Step-Up Event Notice” means a notice in writing from Walgreens to the Company (i) certifying that a Walgreens Investor Rights Step-Up Event has occurred together with (ii) reasonable evidence that a Walgreens Investor Rights Step-Up Event Notice has occurred, including evidence of the Investors’ ownership of Company Common Stock.

“Walgreens Investor Rights Termination Event” shall be deemed to occur if, as of the end of any Business Day following the occurrence of the Walgreens Investor Rights Initiation Event, the Investors collectively own (directly or through any of their respective Permitted Transferees) less than five percent (5%) of the shares of Company Common Stock then issued and outstanding; provided, however, that the effect of any issuance of Equity Securities of the Company shall be disregarded for all purposes of the calculation set forth in this definition unless and until the Investors (or any of their respective Permitted Transferees) Transfers to a third party un-Affiliated with any Investor any shares of Company Common Stock subsequent to such issuance in question.

“Walgreens Investors” means (i) the Initial Walgreens Investors, (ii) any Permitted Transferee of any Initial Walgreens Investor that is Transferred Shares by such Initial Walgreens Investor in compliance with the terms of this Agreement, (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition that is Transferred Shares by such Person in compliance with the terms of this Agreement, (iv) any Permitted Transferee of Alliance Boots that is a Transferee of Shares pursuant to Section 2.1(b)(B) and (v) any Permitted Transferee of Walgreens that acquires New Securities pursuant to Section 2.3.

“Walgreens Shareholders Agreement” means the Walgreen Co. Shareholders Agreement, dated as of August 2, 2012, among Walgreens, SP, KKR Sprint (Europe II) Limited, KKR Spring (2006) Limited, KKR Sprint (KPE) Limited, Alliance Santé Participations S.A. and Kohlberg Kravis Roberts & Co. L.P.

“Walgreens Specified Designee” has the meaning set forth in Section 1.1(e).

5.2 Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. Any reference to a wholly-owned Subsidiary of a Person shall mean such Subsidiary is directly or indirectly wholly owned by such Person. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Company Common Stock or other Equity Interests of the Company by reason of stock or security dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of securities and the like, appropriate anti-dilution adjustments consistent with the anti-dilution provisions otherwise set forth in the Transaction Documents shall be made in the provisions of this Agreement. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. With respect to each of the Warrant Shares, Initial Open Market Shares and Additional Open Market Shares, such terms shall include, in each case, any shares of Company Common Stock or other securities of the Company received by the Investors as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction. For purposes of all Transactions Documents (including the Warrants), whenever an assumption is made that the Warrants have been exercised (whether or not in full), unless otherwise expressly specified, such assumption will be based on a Cash Exercise (as defined in the Warrants) basis.

Article VI

MISCELLANEOUS

6.1 Term. This Agreement will be effective as of the date hereof and shall automatically terminate upon the date that the Beneficial Ownership of the Investors, in the aggregate, of the Company Common Stock is less than five percent (5%), so long as, as of such date, all of the then-remaining Registrable Securities Beneficially Owned by the Investors, in each case, may be sold in a single transaction without limitation under Rule 144 under the Securities Act; provided, however, that, unless otherwise agreed to by the parties hereto, this Agreement shall in no event terminate prior to the occurrence of a Walgreens Investor Rights Termination Event . If this Agreement is terminated pursuant to this Section 6.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 1.6(d) (which shall survive termination of this Agreement for a period of five (5) years), Section 4.9, Section 5.2 and this Article VI, and except that no termination hereof shall have the effect of shortening the Standstill Period or the SP Standstill Period, to the extent that the Standstill Period or the SP Standstill Period, as applicable, would continue in effect in the absence of such termination.

6.2 Notices.

(a) Notices and other statements in connection with this Agreement shall be in writing in the English language and shall be delivered by hand, facsimile or overnight courier to the recipient’s facsimile number or address as set forth below or to such other facsimile number or address as a party hereto may notify to the other parties hereto from time to time and shall be given:

(A) if to the Company, to:

Name:	AmerisourceBergen Corporation
Address:	1300 Morris Drive
Chesterbrook, PA 19087
Country:	United States
Fax:	610 727 3612
Attn:	General Counsel

with a copy to (which shall not be considered notice):

Name:	Cravath, Swaine & Moore LLP
Address:	Worldwide Plaza
825 Eighth Avenue New York, New York 10019

Country:	United States
Fax:	(212) 474-3700
Attention:	Damien R. Zoubek, Esq.
Robert I. Townsend III, Esq.

(B) if to Walgreens or any other Walgreens Investor, to:

Name:	Walgreen Co.
Address:	108 Wilmot Road
Deerfield, Illinois 60015
Country:	United States
Fax:	(847) 315-3652
Attention:	Thomas J. Sabatino, Executive Vice President,
General Counsel and Corporate Secretary

with a copy to (which shall not be considered notice):

Name:	Wachtell, Lipton, Rosen & Katz
Address:	51 West 52nd Street
New York, New York 10019
Country:	United States
Fax:	(212) 403-2000
Attention:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.

(C) if to Alliance Boots or any other Alliance Boots Investor, to:

Name:	Alliance Boots GmbH
Address:	94 Baarerstrasse
6300 Zug
Country:	Switzerland
Attention:	Marco Pagni, Group Legal Counsel &
Chief Administrative Officer
Email:	Marco.Pagni@allianceboots.com

with a copy to (which shall not be considered notice):

Name:	Darrois Villey Maillot Brochier
Address:	69 avenue Victor Hugo 75116 Paris
Country:	France
Fax:	+33 1 45 02 49 59
Attention:	Me. Alain Maillot
Benjamin S. J. Burman, Esq.

(b) A notice shall be effective upon receipt and shall be deemed to have been received:

                (A) at the time of delivery, if delivered by hand, or overnight courier; or

                (B) at the time of transmission in legible form if received prior to 5:00 p.m. local time on such date or at the beginning of the recipient’s next Business Day if received after 5:00 p.m. local time on such date or such date is not a Business Day, if delivered by fax.

6.3 Investor Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the Walgreens Investors, the Alliance Boots Investors or the Investors, as applicable, shall be made by, and shall be valid and binding upon, all Walgreens Investors, all Alliance Boots Investors or all Investors, respectively, if made by (i) in the case of the Walgreens Investors, the Walgreens Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all Walgreens Investors, (ii) in the case of the Alliance Boots Investors, the Alliance Boots Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all Alliance Boots Investors and (iii) in the case of all Investors, a majority of the Total Voting Power then Beneficially Owned by all Investors; provided, that, notwithstanding anything to the contrary, for purposes of this Section 6.3, the Beneficial Ownership of any shares of Company Common Stock Beneficially Owned by the FW JV shall be determined in accordance with the FW JV Ownership Calculation.

6.4 Amendments and Waivers. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company, (ii) the Walgreens Investors Beneficially Owning a majority of the Company Common Stock then Beneficially Owned by all Walgreens Investors, and (iii) the Alliance Boots Investors Beneficially Owning a majority of the Company Common Stock then Beneficially Owned by all Alliance Boots Investors; provided, that, notwithstanding anything to the contrary, for purposes of this Section 6.4, the Beneficial Ownership of any shares of Company Common Stock Beneficially Owned by the FW JV shall be determined in accordance with the FW JV Ownership Calculation. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.5 Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 6.5 shall be void.

6.6 Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

6.8 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the other Transaction Documents, the Transaction Rights Agreement, the Alliance Boots Confidentiality Agreement and the Walgreens Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

6.9 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement.

6.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

6.11 Specific Performance. The parties hereto agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

6.12 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 4.9 are intended third party beneficiaries of Section 4.9.

6.13 Obligation to Update Annex A. Each of the parties hereto agrees that in connection with any acquisitions or Transfers of Equity Securities of the Company in accordance with the terms of the Transaction Documents, the parties hereto will, as promptly as practicable following the completion of such acquisition or Transfer, modify Annex A to reflect the effect of such acquisition or Transfer.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

AMERISOURCEBERGEN CORPORATION

By:

Name:
Title:

WALGREEN CO.

By:

Name:
Title:

ALLIANCE BOOTS GMBH

By:

Name:
Title:

[Signature Page to AmerisourceBergen Shareholders Agreement]

ANNEX B-1

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF (1) A FRAMEWORK AGREEMENT, DATED AS OF MARCH 18, 2013, BY AND AMONG THE ISSUER OF THESE SECURITIES, WALGREEN CO. AN ILLINOIS CORPORATION, AND ALLIANCE BOOTS GMBH, A PRIVATE LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF SWITZERLAND, A COPY OF WHICH IS ON FILE WITH THE ISSUER AND (2) A SHAREHOLDERS AGREEMENT, DATED AS OF MARCH 18, 2013, BY AND AMONG THE ISSUER OF THESE SECURITIES, WALGREEN CO. AND ALLIANCE BOOTS GMBH. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

WARRANT No. 1

to purchase

22,696,912

Shares of Common Stock

AMERISOURCEBERGEN CORPORATION

a Delaware Corporation

Issue Date: March 18, 2013

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Acceleration Event” means the occurrence of both (1) with respect to the Corporation (a) the execution of definitive documentation for a transaction or series of related transactions with a third party other than an Investor (as defined in the Shareholders Agreement), (b) the recommendation that stockholders tender in response to a tender or exchange offer made by a third party other than an Investor or (c) the failure to recommend within the ten-business day period specified in Rule 14e-2(a) under the Exchange Act that stockholders reject a tender or exchange offer made by a third party other than an Investor, in each case that is with respect to, or could reasonably be expected to result in, a Change of Control Transaction (any transaction set forth in the foregoing clauses (a) – (c), an “Acceleration Transaction”) and (2) an Investor has made a Qualifying Public Acquisition Proposal (as defined in the Shareholders Agreement) not in violation of Section 2.2 of the Shareholders Agreement.

“Additional Open Market Shares” has the meaning ascribed to it in the Framework Agreement.

“Affiliate” has the meaning ascribed to it in the Framework Agreement.

“Aggregate Consideration” has the meaning ascribed to it in Section 12(ii).

“Antitrust Law” has the meaning ascribed to it in the Framework Agreement.

“Appraisal Procedure” means a procedure whereby two independent, nationally recognized appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent, nationally recognized appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. In such event, the decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder(s); otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder(s). 50% of the costs of conducting any Appraisal Procedure shall be borne by the Corporation, and 50% of the costs of conducting any Appraisal Procedure shall be borne by Warrantholder(s) (pro rata, based on the Warrant Shares issuable upon exercise of this Warrant in full as of the opening of business on the date on which the Appraisal Procedure is invoked (disregarding whether or not this Warrant is exercisable by its terms at such time)), on the other hand.

“Assumed Payment Amount” has the meaning ascribed to it in Section 12(iv).

“Board of Directors” means the board of directors of the Corporation.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Corporation.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Cash Exercise” has the meaning set forth in Section 3.

“Cashless Exercise” has the meaning set forth in Section 3.

“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the average of the daily Market Prices for the Common Stock for the 20 trading days immediately preceding such exercise date over (y) the Exercise Price, and (ii) the denominator of which is the average of the daily Market Prices for the Common Stock for the 20 trading days immediately preceding such exercise date.

“Change of Control Transaction” means (a) any transaction or series of related transactions as a result of which any Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation, (b) any transaction or series of related transactions in which the stockholders of the Corporation immediately prior to such transaction or series of related transactions (the “Pre-Transaction Stockholders”) cease to beneficially own, directly or indirectly, at least 70% of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation; provided that this clause (b) shall not apply if (1) such transaction or series of related transactions is an acquisition by the Corporation effected, in whole or in part, through the issuance of Equity Interests of the Corporation, (2) such acquisition does not result in a Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act beneficially owning, directly or indirectly, a greater percentage of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation than the Investors, as a group, and (3) the Pre-Transaction Stockholders continue to beneficially own, directly or indirectly, at least 60% of the outstanding Equity Interests (measured by voting power and economic interests) of the Corporation, (c) any Business Combination as a result of which at least 30% ownership of the Corporation is transferred to another Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates), (d) individuals who constitute the Continuing Directors and the Wolf Directors (if any), taken together, ceasing for any reason to constitute at least a majority of the Board of Directors or (e) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 30% or more of the consolidated assets, business, revenues, net income, assets or deposits of the Corporation.

“Common Stock” means the Corporation’s Common Stock, $0.01 par value per share.

“Continuing Directors” means the directors of the Corporation on March 18, 2013 and each other director (other than Wolf Directors, if any), if in each case, such other director’s nomination for election to the Board of Directors is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Governance and Nominating Committee of the Corporation that are Continuing Directors.

“conversion” has the meaning ascribed to it in Section 12(ii).

“Convertible Securities” has the meaning ascribed to it in Section 12(ii).

“Corporation” means AmerisourceBergen Corporation, a Delaware corporation.

“Election Mechanic” has the meaning set forth in Section 12(v).

“Equity Interests” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Period” has the meaning set forth in Section 3.

“Exercise Price” means $51.50, subject to adjustment pursuant to the terms hereof.

“Exercise Start Date” has the meaning set forth in Section 3.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith and evidenced by a written notice delivered promptly to the Warrantholder(s) (which written notice shall include certified resolutions of the Board of Directors in respect thereof). If the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)) objects in writing to the Board of Director’s calculation of fair market value within 10 business days of receipt of written notice thereof and the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)) and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder objection, the Appraisal Procedure may be invoked by either the Corporation or the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)) to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Framework Agreement” means the Framework Agreement, dated as of March 18, 2013, as amended from time to time, by and among the Corporation, Walgreen Co. and Alliance Boots GmbH, including all annexes, schedules and exhibits thereto.

“Governmental Entities” has the meaning ascribed to it in the Framework Agreement.

“HSR Act” has the meaning ascribed to it in the Framework Agreement.

“Initial Number” has the meaning ascribed to it in Section 12(ii).

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock or of such security, as applicable, on the New York Stock Exchange on such day. If the Common Stock or such security, as applicable, is not listed on the New York Stock Exchange as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividend” means a regular quarterly cash dividend by the Corporation solely on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with the General Corporation Law of the State of Delaware) which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and distributions paid by the Corporation on the Common Stock during such fiscal year (as adjusted to appropriately reflect any of the events referred to in Section 12 and excluding the portion of any cash dividends or cash distributions to the extent having resulted in a prior adjustment to the Exercise Price pursuant to Section 12(iii)) (in any fiscal year, such total amount, on a per share basis, the “Total Cash Dividend Payments”), does not exceed: (i) in the fiscal year ending September 30, 2013, $0.84 per share of Common Stock, and (ii) in any subsequent fiscal year ending on September 30 of such year, an amount per share of Common Stock not to exceed 118% of the Prior Eligible Amount (in any fiscal year, the amount determined pursuant to the foregoing clause (i) or (ii), as applicable, the “Dividend Threshold”). For the avoidance of doubt, in the event that the Corporation declares or pays a dividend or distribution that results in the Total Cash Dividend Payments for such fiscal year exceeding the Dividend Threshold for such fiscal year (the amount of such excess, on a per share basis, the “Excess Dividend Amount”), then, for purposes of Section 12, only the Excess Dividend Amount will be considered a dividend or distribution that is not an Ordinary Cash Dividend. The term “Prior Eligible Amount” means, with respect to any fiscal year, the Dividend Threshold for the prior fiscal year.

“Other Voting Securities” means any, other than (i) Common Stock (and, for the avoidance of doubt, Common Stock expressly excludes, and “Other Voting Securities” expressly includes, any separate class or series of common stock of the Corporation with the right to vote in the election of any directors of the Corporation or otherwise on any other matters (whether separately as a class or series, or together with shares of Common Stock) with respect to which Common Stock is entitled to vote), (ii) any rights issued (or any securities issued in respect of such rights) in connection with the adoption of a stockholder rights plan (adopted in accordance with the Framework Agreement) in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights) or (iii) any securities issued to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or similar compensatory arrangement or agreement approved by the Board of Directors, any (a) securities with the right to vote in the election of any directors of the Corporation or otherwise on any other matters (whether separately as a class or series, or together with shares of Common Stock) with respect to which Common Stock is entitled to vote, and (b) securities convertible into or exchangeable for any such securities, and any and all warrants, rights or options to purchase any of the foregoing.

“Other Voting Security Event” means the earliest to occur of the authorization, designation or issuance by the Corporation of, approval or authorization by the Corporation of the issuance of, or agreement or other commitment by the Corporation to issue, any Other Voting Securities.

“Permitted ASRP Transactions” means any “accelerated share repurchases” by the Corporation or any Affiliate thereof so long as the “covering” purchases are made in compliance with the requirements of Rule 10b-18 (other than Rule 10b-18(b)(1) and Rule 10b-18(b)(2)) under the Exchange Act (assuming Rule 10b-18 was applicable thereto).

“Permitted Transactions” has the meaning ascribed to it in Section 12(ii).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Post-Issuance Adjustment” has the meaning set forth in Section 12(ii).

“Preliminary Control Date” means (a) with respect to any Acceleration Event (1) if the completion of the applicable Acceleration Transaction or Qualifying Public Acquisition Proposal requires the approval of the stockholders of the Corporation, the date which is 5 business days before the record date established for purposes of determining the stockholders entitled to vote on such matter or (2) if such Acceleration Transaction or Qualifying Public Acquisition Proposal is structured as a tender offer or exchange offer, the date which is 5 business days before the initial expiration date of such tender offer or exchange offer or (b) if earlier, immediately prior to the consummation of a Change of Control Transaction.

“Pricing Date” has the meaning set forth in Section 12(ii).

“Repurchases” means any transaction or series of related transactions to purchase Equity Interests of the Corporation or any of its subsidiaries by the Corporation or any subsidiary thereof, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and, in each case, whether for cash, Equity Interests of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided that “Repurchases” shall not include (a) any purchases effected solely by diversified mutual and/or pension funds managed by independent investment advisers or pension plans established solely for the benefit of the Corporation’s or its subsidiaries’ employees, or any of the Corporation’s or its subsidiaries’ employee benefit plans for which investment decisions are made by independent trustees, (b) any purchases of Equity Interests of the Corporation by the Corporation or any Affiliate thereof pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act, (c) any purchases, effected at any time, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, pursuant to which the Corporation repurchases a number of shares of Common Stock not exceeding 45,393,824 shares (such maximum number of shares the “Permitted Repurchase Shares”), it being understood and agreed that the number of Permitted Repurchase Shares shall be reduced to take into account “hedging” or other transactions undertaken by the Corporation in connection with managing the dilutive impact of the contemplated issuance of Warrant 1 Shares and Warrant 2 Shares (in each case as defined in the Framework Agreement), without any double counting with respect to any such hedging arrangements, and (d) Permitted ASRP Transactions. If at any time the Warrant 1 Shares or the Warrant 2 Shares are adjusted pursuant to the terms of the Warrants, the then remaining number of Permitted Repurchase Shares shall be similarly, appropriately adjusted.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders Agreement” means the Shareholders Agreement, dated as of March 18, 2013, as amended from time to time, by and among the Corporation, Walgreen Co. and Alliance Boots GmbH, including all annexes, schedules and exhibits thereto.

“Subject Adjustment” has the meaning set forth in Section 12(vii).

“subsidiary” has the meaning ascribed to it in the Framework Agreement.

“Subject Record Date” has the meaning set forth in Section 12(vii).

“Transaction Documents” has the meaning ascribed to it in the Framework Agreement.

“Warrant” means this Warrant, issued pursuant to the Framework Agreement.

“Warrants” means Warrant 1 and Warrant 2.

“Warrant 1” has the meaning set forth in the Framework Agreement.

“Warrant 2” has the meaning set forth in the Framework Agreement.

“Warrant Shares” has the meaning set forth in Section 2.

“Warrant 1 Shares” has the meaning set forth in the Framework Agreement.

“Warrant 2 Shares” has the meaning set forth in the Framework Agreement.

“Warrant 1 Special Exercise Period” has the meaning set forth in Section 3.

“Warrantholder” has the meaning set forth in Section 2.

“Wolf Directors” has the meaning set forth in the Shareholders Agreement.

2. Number of Warrant Shares; Exercise Price. This certifies that, for value received, [Warrantholder] or its permitted assigns (the “Warrantholder”) is entitled, upon the terms hereinafter set forth, to acquire from the Corporation, in whole or in part, up to an aggregate of 22,696,912 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), at a purchase price per share of Common Stock equal to the Exercise Price; provided that the number of Warrant Shares shall be decreased on a one share-for-one share basis, if and to the extent the Warrantholder (or its permitted designee(s)) purchases Additional Open Market Shares pursuant to Section 4.1(b) of the Framework Agreement. The Warrant Shares and Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term; Other Agreements; Cancelation.

(i) Subject to Section 2, Section 12(v) and Section 13, the right to purchase the Warrant Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time from and after the earlier of (a) March 18, 2016, (b) any Preliminary Control Date and (c) any Other Voting Security Event (such earlier date, the “Exercise Start Date”), but in no event later than 5:00 p.m., New York City time, September 18, 2016 (such time, the “Expiration Time” and such period from and after the Exercise Start Date through the Expiration Time, the “Exercise Period”), by (A) the surrender of this Warrant and the Notice of Exercise attached as Annex A hereto, duly completed and executed on behalf of the

Warrantholder, at the principal executive office of the Corporation located at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder(s)), and (B) payment of the Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, either: (i) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation (such manner of exercise, a “Cash Exercise”) or (ii) without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) and payment of the Exercise Price in cash so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) equal to the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in part, as applicable) (if payment of the Exercise Price were being made in cash) and (B) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”); provided that, if in response to a Threshold Notice (as defined in the Framework Agreement), if any, the Company shall have responded, within 5 business days of such Threshold Notice, with a written notice to Wolf specifying that it has elected for the Warrant 1 Special Exercise Period to take effect in lieu of Section 4.1(c)(iii) of the Framework Agreement, there shall be an additional Exercise Period (the “Warrant 1 Special Exercise Period”) during which the Warrantholder shall be permitted, at any time or from time to time, to exercise this Warrant, in part, with respect to up to (but in no event exceeding) the lesser of (x) such number of Warrant Shares as is applicable to enable the Investors (as defined in the Shareholders Agreement) to exceed the then-current $500 million (as adjusted) or greater notification threshold under the HSR Act (as defined in the Framework Agreement) Rule 801.1(h), 16 C.F.R. § 801.1(h) and (y) 2,837,114 Warrant Shares (as adjusted to appropriately reflect any of the events referred to in Section 12 ); provided, further, that such additional Exercise Period shall only occur from and after the later of (I) the acquisition in full by the Investors of all Initial Open Market Shares (as defined in the Framework Agreement) and (II) the date, if any, on which the Initial Antitrust Clearance (as defined in the Framework Agreement) shall have been obtained; and provided, further, that such additional Exercise Period shall in any event end immediately following the one-year anniversary of the date on which the Initial Antitrust Clearance shall have been obtained. Notwithstanding the foregoing, if (1) at any time during the Exercise Period, the Warrantholder has not obtained any approval, exemption, authorization or consent (including the expiration or termination of any waiting periods, as applicable) from any Governmental Entity required pursuant to the HSR Act, any other Antitrust Law or otherwise in connection with the exercise of this Warrant in full and (2) the Warrantholder delivers a written notice to the Corporation, informing the Corporation that the Warrantholder is actively pursuing in good faith any such approval, exemption, authorization, consent, expiration or termination, then the Expiration Time shall be deemed for all purposes hereunder not to have occurred until the later of (x) September 18, 2016 and (y) the earlier of (A) the Warrantholder ceasing to actively pursue in any material respect such approval, exemption, authorization, consent, expiration or termination, (B) any Governmental Entity that must grant any such required approval, exemption, authorization, consent, expiration or termination denying such grant and such denial becoming final and non-appealable and (C) March 18, 2017.

(ii) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation a new warrant of like tenor in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.

(iii) This Warrant, including with respect to its cancelation, is subject to the terms and conditions of the Framework Agreement and the Shareholders Agreement. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if (a) the Corporation elects to cancel this Warrant in accordance with Section 5.1 of the Framework Agreement or (b) the Warrantholder delivers to the Corporation a written, irrevocable commitment not to exercise this Warrant, this Warrant shall be automatically and immediately canceled and terminated and shall forthwith become void, and the Corporation shall have no obligation to issue, and the Warrantholder shall have no right to acquire, any Warrant Shares under this Warrant. Upon receipt of notice of cancelation of this Warrant, the Warrantholder shall, as promptly as practicable, surrender this Warrant to the Corporation at the principal executive office of the Corporation located at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder(s)).

4. Issuance of Warrant Shares; Authorization; Listing. Certificates for Equity Interests issued upon exercise of this Warrant will be issued on the third business day following the date of exercise of this Warrant in accordance with its terms in the name of the Warrantholder and will be delivered to the Warrantholder. The Corporation hereby represents and warrants that any Equity Interests issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by the Transaction Documents, arising as a matter of applicable law or created by or at the direction of the Warrantholder, Wolf, Fox or any of their respective Affiliates). The Corporation agrees that the Equity Interests so issued will be deemed for all purposes to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Equity Interests may not be actually delivered on such date. The Corporation will at all times reserve and keep available, out of its authorized but unissued Equity Interests, solely for the purpose of providing for the exercise of this Warrant, the aggregate Equity Interests issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time). The Corporation will, at its sole expense, procure, subject to issuance or notice of issuance, the listing of any Equity Interests issuable upon exercise of this Warrant on the principal stock exchange on which such Equity Interests are then listed or traded.

5. No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Interests or scrip representing fractional Warrant Shares or other Equity Interests shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock or such other Equity Interests on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. Without limiting in any respect the provisions of the Framework Agreement or the Shareholders Agreement (including the preemptive rights set forth in Section 2.3 thereof), and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder to (i) receive dividends or other distributions, (ii) consent to any action of the stockholders of the Corporation, (iii) receive notice of or vote at any meeting of the stockholders, (iv) receive notice of any other proceedings of the Corporation or (v) exercise any other rights whatsoever, in any such case as a stockholder of the Corporation prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for Equity Interests to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8. Transfer/Assignment.

(i) With respect to the Investors, this Warrant and the Warrant Shares may only be transferred in accordance with the terms of the Shareholders Agreement. Subject to compliance with the first sentence of this Section 8, the legend as set forth on the cover page of this Warrant and, in the case of the Investors, the terms of the Shareholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. If the transferring holder does not transfer the entirety of its rights to purchase all Warrant Shares hereunder, such holder will be entitled to receive from the Corporation a new Warrant in substantially identical form for the purchase of that number of Warrant Shares as to which the right to purchase was not transferred. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this Section 8 shall be paid by the Corporation, other than the costs and expenses of counsel or any other advisor to the Warrantholder and its transferee.

(ii) Notwithstanding the foregoing, with respect to the Investors, this Warrant and the Warrant Shares issued upon exercise of this Warrant shall be subject to the applicable restrictions as set forth in Section 2.1 of the Shareholders Agreement.

(iii) If and for so long as required by the Framework Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.3 of the Framework Agreement.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, subject to applicable securities laws, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication.

(i) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall at any time or from time to time (a) declare, order, pay or make a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder(s) immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such holder(s) would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time). In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).

(ii) Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall at any time or from time to time issue shares of Common Stock (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which the adjustments set forth in subsection (i) of this Section 12 are applicable), without consideration or at a consideration per share (or having a conversion price per share) that is less than 100% of the Market Price of Common Stock immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (such date of agreement, the “Pricing Date”) then, in such event:

(A) the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (I) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be converted) and (II) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Common Stock (or convertible securities) would purchase at the Market Price of Common Stock immediately prior to the Pricing Date; and

(B) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately prior to the adjustment pursuant clause (disregarding whether or not this Warrant was exercisable by its terms at such time) (A) above, and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately after the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant is exercisable by its terms at such time).

For purposes of the foregoing, (1) the “Aggregate Consideration” in respect of such issuance of shares of Common Stock (or convertible securities) shall be deemed to be equal to the sum of the net offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Common Stock and convertible securities, plus the aggregate amount, if any, payable upon conversion of any such convertible securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such convertible securities are convertible at such time)); (2) in the case of the issuance of such shares of Common Stock or convertible securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such convertible securities), the consideration represented by such non-cash property shall be deemed to be the Market Price (in the case of securities) and/or Fair Market Value (in all other cases), as applicable, of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (3) on any increase in the number of shares of Common Stock deliverable upon conversion of any such issued convertible securities, and/or any decrease in the consideration receivable by the Corporation in respect of any such conversion (each, a “Post-Issuance Adjustment”), then, to the extent that, in respect of the same facts and events, the adjustment provisions set forth in this

Section 12 (excluding this clause (3)) do not result in a proportionate increase in the number of Warrant Shares issuable upon the exercise of this Warrant, and/or proportionate decrease in the Exercise Price payable upon exercise of this Warrant, in each case equal to or greater than the proportionate increase and/or decrease, respectively, in respect of such convertible securities, then the number of Warrant Shares issuable, and the Exercise Price payable, upon exercise of this Warrant, in each case then in effect, shall forthwith be readjusted to such number of Warrant Shares and such Exercise Price as would have been obtained had the Post-Issuance Adjustment been effective in respect of such convertible securities as of immediately prior to the Pricing Date of such convertible securities; (4) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any convertible securities in accordance with this Section 12, subject to clause (3) above, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of shares of Common Stock upon the actual conversion of such convertible securities in accordance with their terms; and (5) “Permitted Transactions” shall include (a) issuances of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors, (b) conversions of convertible securities outstanding as of the date of the Framework Agreement and disclosed in Section 2.2(b) of the Framework Agreement in accordance with the terms of such convertible securities and (c) the exercise of this Warrant or any other Warrants (as defined in the Framework Agreement). Any adjustment made pursuant to this Section 12(ii) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(ii).

(iii) Distributions. If the Corporation shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Common Stock, whether in cash, Equity Interests of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding (A) dividends or distributions subject to adjustment pursuant to Section 12(i), (B) Ordinary Cash Dividends or (C) dividends or distributions of rights in connection with the adoption of a stockholder rights plan (adopted in accordance with the Framework Agreement) in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant had been exercisable by its terms at such time) shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall take effect on the record date for such dividend or distribution. In the event of such adjustment, the Exercise Price shall immediately be decreased by multiplying such Exercise Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Warrantholder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such cash and/or any other property such Warrantholder would have received had such Warrantholder exercised this Warrant immediately prior to such record date (disregarding whether or not this Warrant had been exercisable by its terms at such time). For purposes of the foregoing, in the event that such dividend or distribution in question is ultimately not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iii).

Notwithstanding the foregoing provisions of this Section 12(iii), in the event that all or any portion of any such dividend or other distribution is in Other Voting Securities, then with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), the Warrantholder shall have the option, exercisable in writing delivered to the Corporation within 7 days of such Warrantholder’s receipt of the Corporation’s notice pursuant to Section 12(ix) relating to such dividend or other distribution, to elect (1) for the foregoing adjustments set forth in this Section 12(iii) to apply with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable) or (2) in lieu of the foregoing adjustments set forth in this Section 12(iii) with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), but, for all purposes of this clause (2), after giving effect to the foregoing adjustments set forth in this Section 12(iii) with respect to any portion of such dividend or distribution that is in securities, cash and/or any other property, in each case other than Other Voting Securities, for its right to receive Warrant Shares upon exercise of this Warrant to be converted, effective as of the record date of such dividend or distribution, into the right to exercise this Warrant to acquire such Warrant Shares plus the Other Voting Securities that such Warrant Shares would have been entitled to receive upon consummation of such dividend or distribution, assuming the exercise in full of this Warrant immediately prior to such record date (disregarding whether or not this Warrant was exercisable by its terms at such time); provided that for purposes of this clause (2), (x) the number and type of Other Voting Securities so deliverable upon any exercise of this Warrant shall be adjusted to take into account any stock or security dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of securities and the like from and after the consummation of such dividend or distribution in question and at or prior to such exercise of this Warrant, and (y) with respect to any such Other Voting Securities that are described in clause (b) of the definition of Other Voting Securities, the terms of such Other

Voting Securities, as issued upon exercise of this Warrant, shall take into account any anti-dilution or other adjustments that would have been applicable to such Other Voting Securities had such Other Voting Securities been outstanding from and after the consummation of such dividend or distribution in question. In the event that such dividend or distribution in question (or such portion thereof that is in Other Voting Securities, as applicable) is ultimately not so made, this Warrant shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), as though the record date thereof had not been fixed.

(iv) Repurchases. If the Corporation or any subsidiary thereof shall at any time or from time to time effect Repurchases, the Exercise Price then in effect and the number of Warrant Shares issuable upon the exercise of this Warrant shall be immediately adjusted, in each case in accordance with the foregoing provisions of this Section 12, as if, in lieu of such Repurchases, the Corporation had (A) first, declared and paid a dividend, in cash (for the avoidance of doubt, that is not an Ordinary Cash Dividend), on shares of Common Stock in an aggregate amount equal to the Assumed Payment Amount, with a record date as of the trading day immediately preceding the date of the first purchase of Equity Interests comprising such Repurchases (or, in the event of a Repurchase structured as a tender or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), the trading day immediately preceding the first public disclosure of the Corporation’s (or such subsidiary’s) intent to effect such Repurchase), and (B) second, effected a reverse-split of Common Stock, in the proportion required to reduce the number of shares of Common Stock outstanding from (1) the number of such shares outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases to (2) the number of such shares outstanding immediately following the last purchase of Equity Interests comprising such Repurchases (in the case of this clause (B), with such adjustments as are appropriate to exclude the effect of any issuances of Equity Interest, and any dividends, distributions, splits, subdivisions, reclassifications and combinations subject to adjustment pursuant to Section 12(i), in each case from and after the first purchase of Equity Interests comprising such Repurchases and at or prior to the last purchase of Equity Interests comprising such Repurchases). For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iv). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

(v) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 12(i)), notwithstanding anything to the contrary contained herein, (a) the Corporation shall notify the Warrantholder(s) in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than 10 business days prior to the effectiveness thereof), (b) the Warrantholder(s)’ right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant in full immediately prior to such Business Combination or reclassification (disregarding whether or not this Warrant was exercisable by its terms at such time) would have been entitled to receive upon consummation of such Business Combination or reclassification, and (c), in the case of a Business Combination with a third party, the Exercise Start Date shall be deemed for all purposes hereunder to be the earlier of (1) the business day immediately prior to the effective date of such Business Combination and (2) the Exercise Start Date as determined without application of this clause (c); and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder(s) shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder(s)’ right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination (an “Election Mechanic”), then the Warrantholder(s) shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder(s) will receive upon exercise of this Warrant. The Corporation, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein, and the Corporation agrees that it will not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

(vi) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(vii) Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (1) the provisions of this Section 12 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (2) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Corporation may defer until the consummation of such event (i) issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable), and such cash, upon the consummation of such event.

(viii) Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the

Corporation shall forthwith prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to each Warrantholder as promptly as practicable.

(ix) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall provide written notice to each Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed. In case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action unless the Corporation reasonably determines in good faith that, given the nature of such action, the provision of such notice at least 10 days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

(x) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(xi) No Impairment. The Corporation will not, by amendment of its certificate of incorporation, bylaws or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Corporation agrees that it will not take or permit to be taken any action which would entitle the Warrantholder(s) to an adjustment under this Section 12 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Interests (disregarding whether or not any such Equity Interests are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

(xii) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Corporation shall take any and all action which may be necessary, including obtaining regulatory or other governmental, New York Stock Exchange or other applicable securities exchange, corporate or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, and/or all other securities or other property, that the Warrantholder(s) are entitled to receive upon exercise of this Warrant pursuant to this Section 12.

13. Mandatory Exercise Upon Change of Control. Notwithstanding anything to the contrary contained herein, in the event of the consummation prior to the Expiration Time of a Business Combination where all outstanding shares of Common Stock are exchanged solely for cash consideration, the Corporation shall have the right to cause the Warrantholder to exercise this Warrant; provided that the Corporation must give written notice to the Warrantholder at least 10 business days prior to the date of consummation of such qualifying Business Combination, which notice shall specify the expected date on which such qualifying Business Combination is to take place and set forth the facts with respect thereto as shall be reasonably necessary to indicate the amount of cash deliverable upon exercise of this Warrant and to each outstanding share of Common Stock; provided, further that the Corporation may only cause this Warrant to be exercised concurrently with the consummation of such qualifying Business Combination and the Warrantholder shall be entitled to receive the cash consideration as determined pursuant to Section 12(v). If the Warrantholder is required to exercise this Warrant pursuant to this Section 13, the Warrantholder shall notify the Corporation within 5 business days after receiving the Corporation’s written notice described above in this Section 13 whether it is electing to exercise this Warrant through a Cash Exercise or a Cashless Exercise. If (i) the Warrantholder does not provide such notice within 5 business days after receiving the Corporation’s written notice described above in this Section 13, or (ii) the Warrantholder elects a Cash Exercise but does not pay the applicable Exercise Price for the Warrant Shares thereby purchased to the Corporation upon the consummation of such qualifying Business Combination, then the Corporation shall effect the exercise of this Warrant through a Cashless Exercise.

14. Governing Law and Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any claim, action or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder(s).

17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087

Attention:	General Counsel
Fax:	610 727 3612

with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attn:	Damien R. Zoubek, Esq.
Robert I. Townsend III, Esq.
Fax:	(212) 474-3700

If to a Warrantholder, to the address appearing in the Corporation’s records; provided that if the applicable Warrantholder is either Walgreen Co. or its Affiliates or Alliance Boots GmbH or its Affiliates, then if to Walgreen Co. or its Affiliates, to:

Walgreen Co.

108 Wilmot Road

Deerfield, Illinois 60015

Attention:	Thomas J. Sabatino, Executive Vice President, General Counsel and Corporate Secretary
Fax:	(847) 315-3652

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.
Fax:	(212) 403-2000

if to Alliance Boots GmbH or its Affiliates, to:

Alliance Boots GmbH

94 Baarerstrasse

6300 Zug

Switzerland

Attention:	Marco Pagni, Group Legal Counsel & Chief Administrative Officer
Email:	Marco.Pagni@allianceboots.com

with a copy to (which copy alone shall not constitute notice):

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 – Paris

France

Attn:	Me. Alain Maillot
Benjamin S.J. Burman, Esq.
Fax:	+33 1 45 02 49 59

18. Entire Agreement. This Warrant and the forms attached hereto, the Framework Agreement, the other Transaction Documents (as defined in the Framework Agreement) and, in the case of Walgreen Co. and Alliance Boots GmbH, the Transaction Rights Agreement (as defined in the Framework Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

19. Specific Performance. The parties hereto agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: [            ], 2013

AMERISOURCEBERGEN CORPORATION

By:
Name:
Title:

Acknowledged and Agreed

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

Annex A

[Form of Notice of Exercise]

Date:

TO:	AmerisourceBergen Corporation

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder.

Number of shares of Common Stock with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price pursuant to Section 3(ii), if any):

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant or cash exercise pursuant to Section 3(i) of the Warrant):

Aggregate Exercise Price:

Holder:

By:

Name:

Title:

ANNEX B-2

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF (1) A FRAMEWORK AGREEMENT, DATED AS OF MARCH 18, 2013, BY AND AMONG THE ISSUER OF THESE SECURITIES, WALGREEN CO. AN ILLINOIS CORPORATION, AND ALLIANCE BOOTS GMBH, A PRIVATE LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF SWITZERLAND, A COPY OF WHICH IS ON FILE WITH THE ISSUER AND (2) A SHAREHOLDERS AGREEMENT, DATED AS OF MARCH 18, 2013, BY AND AMONG THE ISSUER OF THESE SECURITIES, WALGREEN CO. AND ALLIANCE BOOTS GMBH. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

WARRANT No. 2

to purchase

22,696,912

Shares of Common Stock

AMERISOURCEBERGEN CORPORATION

a Delaware Corporation

Issue Date: March 18, 2013

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Acceleration Event” means the occurrence of both (1) with respect to the Corporation (a) the execution of definitive documentation for a transaction or series of related transactions with a third party other than an Investor (as defined in the Shareholders Agreement), (b) the recommendation that stockholders tender in response to a tender or exchange offer made by a third party other than an Investor or (c) the failure to recommend within the ten-business day period specified in Rule 14e-2(a) under the Exchange Act that stockholders reject a tender or exchange offer made by a third party other than an Investor, in each case that is with respect to, or could reasonably be expected to result in, a Change of Control Transaction (any transaction set forth in the foregoing clauses (a) – (c), an “Acceleration Transaction”) and (2) an Investor has made a Qualifying Public Acquisition Proposal (as defined in the Shareholders Agreement) not in violation of Section 2.2 of the Shareholders Agreement.

“Additional Open Market Shares” has the meaning ascribed to it in the Framework Agreement.

“Affiliate” has the meaning ascribed to it in the Framework Agreement.

“Aggregate Consideration” has the meaning ascribed to it in Section 12(ii).

“Antitrust Law” has the meaning ascribed to it in the Framework Agreement.

“Appraisal Procedure” means a procedure whereby two independent, nationally recognized appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent, nationally recognized appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. In such event, the decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder(s); otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder(s). 50% of the costs of conducting any Appraisal Procedure shall be borne by the Corporation, and 50% of the costs of conducting any Appraisal Procedure shall be borne by Warrantholder(s) (pro rata, based on the Warrant Shares issuable upon exercise of this Warrant in full as of the opening of business on the date on which the Appraisal Procedure is invoked (disregarding whether or not this Warrant is exercisable by its terms at such time)), on the other hand.

“Assumed Payment Amount” has the meaning ascribed to it in Section 12(iv).

“Board of Directors” means the board of directors of the Corporation.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Corporation.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Cash Exercise” has the meaning set forth in Section 3.

“Cashless Exercise” has the meaning set forth in Section 3.

“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the average of the daily Market Prices for the Common Stock for the 20 trading days immediately preceding such exercise date over (y) the Exercise Price, and (ii) the denominator of which is the average of the daily Market Prices for the Common Stock for the 20 trading days immediately preceding such exercise date.

“Change of Control Transaction” means (a) any transaction or series of related transactions as a result of which any Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation, (b) any transaction or series of related transactions in which the stockholders of the Corporation immediately prior to such transaction or series of related transactions (the “Pre-Transaction Stockholders”) cease to beneficially own, directly or indirectly, at least 70% of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation; provided that this clause (b) shall not apply if (1) such transaction or series of related transactions is an acquisition by the Corporation effected, in whole or in part, through the issuance of Equity Interests of the Corporation, (2) such acquisition does not result in a Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act beneficially owning, directly or indirectly, a greater percentage of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation than the Investors, as a group, and (3) the Pre-Transaction Stockholders continue to beneficially own, directly or indirectly, at least 60% of the outstanding Equity Interests (measured by voting power and economic interests) of the Corporation, (c) any Business Combination as a result of which at least 30% ownership of the Corporation is transferred to another Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates), (d) individuals who constitute the Continuing Directors and the Wolf Directors (if any), taken together, ceasing for any reason to constitute at least a majority of the Board of Directors or (e) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 30% or more of the consolidated assets, business, revenues, net income, assets or deposits of the Corporation.

“Common Stock” means the Corporation’s Common Stock, $0.01 par value per share.

“Continuing Directors” means the directors of the Corporation on March 18, 2013 and each other director (other than Wolf Directors, if any), if in each case, such other director’s nomination for election to the Board of Directors is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Governance and Nominating Committee of the Corporation that are Continuing Directors.

“conversion” has the meaning ascribed to it in Section 12(ii).

“Convertible Securities” has the meaning ascribed to it in Section 12(ii).

“Corporation” means AmerisourceBergen Corporation, a Delaware corporation.

“Election Mechanic” has the meaning set forth in Section 12(v).

“Equity Interests” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Period” has the meaning set forth in Section 3.

“Exercise Price” means $52.50, subject to adjustment pursuant to the terms hereof.

“Exercise Start Date” has the meaning set forth in Section 3.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith and evidenced by a written notice delivered promptly to the Warrantholder(s) (which written notice shall include certified resolutions of the Board of Directors in respect thereof). If the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)) objects in writing to the Board of Director’s calculation of fair market value within 10 business days of receipt of written notice thereof and the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)) and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder objection, the Appraisal Procedure may be invoked by either the Corporation or the Warrantholder (or if there is more than one Warrantholder, Warrantholder(s) representing in excess of 50% of the Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time)) to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Framework Agreement” means the Framework Agreement, dated as of March 18, 2013, as amended from time to time, by and among the Corporation, Walgreen Co. and Alliance Boots GmbH, including all annexes, schedules and exhibits thereto.

“Governmental Entities” has the meaning ascribed to it in the Framework Agreement.

“HSR Act” has the meaning ascribed to it in the Framework Agreement.

“Initial Number” has the meaning ascribed to it in Section 12(ii).

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock or of such security, as applicable, on the New York Stock Exchange on such day. If the Common Stock or such security, as applicable, is not listed on the New York Stock Exchange as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividend” means a regular quarterly cash dividend by the Corporation solely on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with the General Corporation Law of the State of Delaware) which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and distributions paid by the Corporation on the Common Stock during such fiscal year (as adjusted to appropriately reflect any of the events referred to in Section 12 and excluding the portion of any cash dividends or cash distributions to the extent having resulted in a prior adjustment to the Exercise Price pursuant to Section 12(iii)) (in any fiscal year, such total amount, on a per share basis, the “Total Cash Dividend Payments”), does not exceed: (i) in the fiscal year ending September 30, 2013, $0.84 per share of Common Stock, and (ii) in any subsequent fiscal year ending on September 30 of such year, an amount per share of Common Stock not to exceed 118% of the Prior Eligible Amount (in any fiscal year, the amount determined pursuant to the foregoing clause (i) or (ii), as applicable, the “Dividend Threshold”). For the avoidance of doubt, in the event that the Corporation declares or pays a dividend or distribution that results in the Total Cash Dividend Payments for such fiscal year exceeding the Dividend Threshold for such fiscal year (the amount of such excess, on a per share basis, the “Excess Dividend Amount”), then, for purposes of Section 12, only the Excess Dividend Amount will be considered a dividend or distribution that is not an Ordinary Cash Dividend. The term “Prior Eligible Amount” means, with respect to any fiscal year, the Dividend Threshold for the prior fiscal year.

“Other Voting Securities” means any, other than (i) Common Stock (and, for the avoidance of doubt, Common Stock expressly excludes, and “Other Voting Securities” expressly includes, any separate class or series of common stock of the Corporation with the right to vote in the election of any directors of the Corporation or otherwise on any other matters (whether separately as a class or series, or together with shares of Common Stock) with respect to which Common Stock is entitled to vote), (ii) any rights issued (or any securities issued in respect of such rights) in connection with the adoption of a stockholder rights plan (adopted in accordance with the Framework Agreement) in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights) or (iii) any securities issued to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or similar compensatory arrangement or agreement approved by the Board of Directors, any (a) securities with the right to vote in the election of any directors of the Corporation or otherwise on any other matters (whether separately as a class or series, or together with shares of Common Stock) with respect to which Common Stock is entitled to vote, and (b) securities convertible into or exchangeable for any such securities, and any and all warrants, rights or options to purchase any of the foregoing.

“Other Voting Security Event” means the earliest to occur of the authorization, designation or issuance by the Corporation of, approval or authorization by the Corporation of the issuance of, or agreement or other commitment by the Corporation to issue, any Other Voting Securities.

“Permitted ASRP Transactions” means any “accelerated share repurchases” by the Corporation or any Affiliate thereof so long as the “covering” purchases are made in compliance with the requirements of Rule 10b-18 (other than Rule 10b-18(b)(1) and Rule 10b-18(b)(2)) under the Exchange Act (assuming Rule 10b-18 was applicable thereto).

“Permitted Transactions” has the meaning ascribed to it in Section 12(ii).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Post-Issuance Adjustment” has the meaning set forth in Section 12(ii).

“Preliminary Control Date” means (a) with respect to any Acceleration Event (1) if the completion of the applicable Acceleration Transaction or Qualifying Public Acquisition Proposal requires the approval of the stockholders of the Corporation, the date which is 5 business days before the record date established for purposes of determining the stockholders entitled to vote on such matter or (2) if such Acceleration Transaction or Qualifying Public Acquisition Proposal is structured as a tender offer or exchange offer, the date which is 5 business days before the initial expiration date of such tender offer or exchange offer or (b) if earlier, immediately prior to the consummation of a Change of Control Transaction.

“Pricing Date” has the meaning set forth in Section 12(ii).

“Repurchases” means any transaction or series of related transactions to purchase Equity Interests of the Corporation or any of its subsidiaries by the Corporation or any subsidiary thereof, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and, in each case, whether for cash, Equity Interests of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided that “Repurchases” shall not include (a) any purchases effected solely by diversified mutual and/or pension funds managed by independent investment advisers or pension plans established solely for the benefit of the Corporation’s or its subsidiaries’ employees, or any of the Corporation’s or its subsidiaries’ employee benefit plans for which investment decisions are made by independent trustees, (b) any purchases of Equity Interests of the Corporation by the Corporation or any Affiliate thereof pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act, (c) any purchases, effected at any time, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, pursuant to which the Corporation repurchases a number of shares of Common Stock not exceeding 45,393,824 shares (such maximum number of shares the “Permitted Repurchase Shares”), it being understood and agreed that the number of Permitted Repurchase Shares shall be reduced to take into account “hedging” or other transactions undertaken by the Corporation in connection with managing the dilutive impact of the contemplated issuance of Warrant 1 Shares and Warrant 2 Shares (in each case as defined in the Framework Agreement), without any double counting with respect to any such hedging arrangements, and (d) Permitted ASRP Transactions. If at any time the Warrant 1 Shares or the Warrant 2 Shares are adjusted pursuant to the terms of the Warrants, the then remaining number of Permitted Repurchase Shares shall be similarly, appropriately adjusted.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders Agreement” means the Shareholders Agreement, dated as of March 18, 2013, as amended from time to time, by and among the Corporation, Walgreen Co. and Alliance Boots GmbH, including all annexes, schedules and exhibits thereto.

“Subject Adjustment” has the meaning set forth in Section 12(vii).

“subsidiary” has the meaning ascribed to it in the Framework Agreement.

“Subject Record Date” has the meaning set forth in Section 12(vii).

“Transaction Documents” has the meaning ascribed to it in the Framework Agreement.

“Warrant” means this Warrant, issued pursuant to the Framework Agreement.

“Warrants” means Warrant 1 and Warrant 2.

“Warrant 1” has the meaning set forth in the Framework Agreement.

“Warrant 2” has the meaning set forth in the Framework Agreement.

“Warrant Shares” has the meaning set forth in Section 2.

“Warrant 1 Shares” has the meaning set forth in the Framework Agreement.

“Warrant 2 Shares” has the meaning set forth in the Framework Agreement.

“Warrant 1 Special Exercise Period” has the meaning set forth in Section 3.

“Warrantholder” has the meaning set forth in Section 2.

“Wolf Directors” has the meaning set forth in the Shareholders Agreement.

2. Number of Warrant Shares; Exercise Price. This certifies that, for value received, [Warrantholder] or its permitted assigns (the “Warrantholder”) is entitled, upon the terms hereinafter set forth, to acquire from the Corporation, in whole or in part, up to an aggregate of 22,696,912 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), at a purchase price per share of Common Stock equal to the Exercise Price. The Warrant Shares and Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term; Other Agreements; Cancelation.

(i) Subject to Section 2, Section 12(v) and Section 13, the right to purchase the Warrant Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time from and after the earlier of (a) March 18, 2017, (b) any Preliminary Control Date and (c) any Other Voting Security Event (such earlier date, the “Exercise Start Date”), but in no event later than 5:00 p.m., New York City time, September 18, 2017 (such time, the “Expiration Time” and such period from and after the Exercise Start Date through the Expiration Time, the “Exercise Period”), by (A) the surrender of this Warrant and the Notice of Exercise attached as Annex A hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder(s)), and (B) payment of the

Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, either: (i) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation (such manner of exercise, a “Cash Exercise”) or (ii) without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) and payment of the Exercise Price in cash so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) equal to the product of (A) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in part, as applicable) (if payment of the Exercise Price were being made in cash) and (B) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”). Notwithstanding the foregoing, if (1) at any time during the Exercise Period, the Warrantholder has not obtained any approval, exemption, authorization or consent (including the expiration or termination of any waiting periods, as applicable) from any Governmental Entity required pursuant to the HSR Act, any other Antitrust Law or otherwise in connection with the exercise of this Warrant in full and (2) the Warrantholder delivers a written notice to the Corporation, informing the Corporation that the Warrantholder is actively pursuing in good faith any such approval, exemption, authorization, consent, expiration or termination, then the Expiration Time shall be deemed for all purposes hereunder not to have occurred until the later of (x) September 18, 2017 and (y) the earlier of (A) the Warrantholder ceasing to actively pursue in any material respect such approval, exemption, authorization, consent, expiration or termination, (B) any Governmental Entity that must grant any such required approval, exemption, authorization, consent, expiration or termination denying such grant and such denial becoming final and non-appealable and (C) September 18, 2018.

(ii) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation a new warrant of like tenor in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.

(iii) This Warrant, including with respect to its cancelation, is subject to the terms and conditions of the Framework Agreement and the Shareholders Agreement. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if (a) the Corporation elects to cancel this Warrant in accordance with Section 5.1 of the Framework Agreement or (b) the Warrantholder delivers to the Corporation a written, irrevocable commitment not to exercise this Warrant, this Warrant shall be automatically and immediately canceled and terminated and shall forthwith become void, and the Corporation shall have no obligation to issue, and the Warrantholder shall have no right to acquire, any Warrant Shares under this Warrant. Upon receipt of notice of cancelation of this Warrant, the Warrantholder shall, as promptly as practicable, surrender this Warrant to the Corporation at the principal executive office of the Corporation located at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder(s)).

4. Issuance of Warrant Shares; Authorization; Listing. Certificates for Equity Interests issued upon exercise of this Warrant will be issued on the third business day following the date of exercise of this Warrant in accordance with its terms in the name of the Warrantholder and will be delivered to the Warrantholder. The Corporation hereby represents and warrants that any Equity Interests issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by the Transaction Documents, arising as a matter of applicable law or created by or at the direction of the Warrantholder, Wolf, Fox or any of their respective Affiliates). The Corporation agrees that the Equity Interests so issued will be deemed for all purposes to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Equity Interests may not be actually delivered on such date. The Corporation will at all times reserve and keep available, out of its authorized but unissued Equity Interests, solely for the purpose of providing for the exercise of this Warrant, the aggregate Equity Interests issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time). The Corporation will, at its sole expense, procure, subject to issuance or notice of issuance, the listing of any Equity Interests issuable upon exercise of this Warrant on the principal stock exchange on which such Equity Interests are then listed or traded.

5. No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Interests or scrip representing fractional Warrant Shares or other Equity Interests shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock or such other Equity Interests on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. Without limiting in any respect the provisions of the Framework Agreement or the Shareholders Agreement (including the preemptive rights set forth in Section 2.3 thereof), and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder to (i) receive dividends or other distributions, (ii) consent to any action of the stockholders of the Corporation, (iii) receive notice of or vote at any meeting of the stockholders, (iv) receive notice of any other proceedings of the Corporation or (v) exercise any other rights whatsoever, in any such case as a stockholder of the Corporation prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for Equity Interests to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8. Transfer/Assignment.

(i) With respect to the Investors, this Warrant and the Warrant Shares may only be transferred in accordance with the terms of the Shareholders Agreement. Subject to compliance with the first sentence of this Section 8, the legend as set forth on the cover page of this Warrant and, in the case of the Investors, the terms of the Shareholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. If the transferring holder does not transfer the entirety of its rights to purchase all Warrant Shares hereunder, such holder will be entitled to receive from the Corporation a new Warrant in substantially identical form for the purchase of that number of Warrant Shares as to which the right to purchase was not transferred. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this Section 8 shall be paid by the Corporation, other than the costs and expenses of counsel or any other advisor to the Warrantholder and its transferee.

(ii) Notwithstanding the foregoing, with respect to the Investors, this Warrant and the Warrant Shares issued upon exercise of this Warrant shall be subject to the applicable restrictions as set forth in Section 2.1 of the Shareholders Agreement.

(iii) If and for so long as required by the Framework Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.3 of the Framework Agreement.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, subject to applicable securities laws, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication.

(i) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall at any time or from time to time (a) declare, order, pay or make a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder(s) immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such holder(s) would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time). In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).

(ii) Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall at any time or from time to time issue shares of Common Stock (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which the adjustments set forth in subsection (i) of this Section 12 are applicable), without consideration or at a consideration per share (or having a conversion price per share) that is less than 100% of the Market Price of Common Stock immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (such date of agreement, the “Pricing Date”) then, in such event:

(A) the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (I) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be converted) and (II) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Common Stock (or convertible securities) would purchase at the Market Price of Common Stock immediately prior to the Pricing Date; and

(B) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately prior to the adjustment pursuant clause (disregarding whether or not this Warrant was exercisable by its terms at such time) (A) above, and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately after the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant is exercisable by its terms at such time).

For purposes of the foregoing, (1) the “Aggregate Consideration” in respect of such issuance of shares of Common Stock (or convertible securities) shall be deemed to be equal to the sum of the net offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Common Stock and convertible securities, plus the aggregate amount, if any, payable upon conversion of any such convertible securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such convertible securities are convertible at such time)); (2) in the case of the issuance of such shares of Common Stock or convertible securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such convertible securities), the consideration represented by such non-cash property shall be deemed to be the Market Price (in the case of securities) and/or Fair Market Value (in all other cases), as applicable, of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (3) on any increase in the number of shares of Common Stock deliverable upon conversion of any such issued convertible securities, and/or any decrease in the consideration receivable by the Corporation in respect of any such conversion (each, a “Post-Issuance Adjustment”), then, to the extent that, in respect of the same facts and events, the adjustment provisions set forth in this Section 12 (excluding this clause (3)) do not result in a proportionate increase in the number of Warrant Shares issuable upon the exercise of this Warrant, and/or proportionate decrease in the Exercise Price payable upon exercise of this Warrant, in each case equal to or greater than the proportionate increase and/or decrease, respectively, in respect of such convertible securities, then the number of Warrant Shares issuable, and the Exercise Price payable, upon exercise of this Warrant, in each case then in effect, shall forthwith be readjusted to such number of Warrant Shares and such Exercise Price as would have been obtained had the Post-Issuance Adjustment been effective in respect of such convertible securities as of immediately prior to the Pricing Date of such convertible securities; (4) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any convertible securities in accordance with this Section 12, subject to clause (3) above, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of shares of Common Stock upon the actual conversion of such convertible securities in accordance with their terms; and (5) “Permitted Transactions” shall include (a) issuances of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors, (b) conversions of convertible securities outstanding as of the date of the Framework Agreement and disclosed in Section 2.2(b) of the Framework Agreement in accordance with the terms of such convertible securities and (c) the exercise of this Warrant or any other Warrants (as defined in the Framework Agreement). Any adjustment made pursuant to this Section 12(ii) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(ii).

(iii) Distributions. If the Corporation shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Common Stock, whether in cash, Equity Interests of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding (A) dividends or distributions subject to adjustment pursuant to Section 12(i), (B) Ordinary Cash Dividends or (C) dividends or distributions of rights in connection with the adoption of a stockholder rights plan (adopted in accordance with the Framework Agreement) in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant had been exercisable by its terms at such time) shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall take effect on the record date for such dividend or distribution. In the event of such adjustment, the Exercise Price shall immediately be decreased by multiplying such Exercise Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Warrantholder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such cash and/or any other property such Warrantholder would have received had such Warrantholder exercised this Warrant immediately prior to such record date (disregarding whether or not this Warrant had been exercisable by its terms at such time). For purposes of the foregoing, in the event that such dividend or distribution in question is ultimately not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iii).

Notwithstanding the foregoing provisions of this Section 12(iii), in the event that all or any portion of any such dividend or other distribution is in Other Voting Securities, then with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), the Warrantholder shall have the option, exercisable in writing delivered to the Corporation within 7 days of such Warrantholder’s receipt of the Corporation’s notice pursuant to Section 12(ix) relating to such dividend or other distribution, to elect (1) for the foregoing adjustments set forth in this Section 12(iii) to apply with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable) or (2) in lieu of the foregoing adjustments set forth in this Section 12(iii) with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), but, for all purposes of this clause (2), after giving effect to the foregoing adjustments set forth in this Section 12(iii) with respect to any portion of such dividend or distribution that is in securities, cash and/or any other property, in each case other than Other Voting Securities, for its right to receive Warrant Shares upon exercise of this Warrant to be converted, effective as of the record date of such dividend or distribution, into the right to exercise this Warrant to acquire such Warrant Shares plus the Other Voting Securities that such Warrant Shares would have been entitled to receive upon consummation of such dividend or distribution, assuming the exercise in full of this Warrant immediately prior to such record date (disregarding whether or not this Warrant was exercisable by its terms at such time); provided that for purposes of this clause (2), (x) the number and type of Other Voting Securities so deliverable upon any exercise of this Warrant shall be adjusted to take into account any stock or security dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of securities and the like from and after the consummation of such dividend or distribution in question and at or prior to such exercise of this Warrant, and (y) with respect to any such Other Voting Securities that are described in clause (b) of the definition of Other Voting Securities, the terms of such Other Voting Securities, as issued upon exercise of this Warrant, shall take into account any anti-dilution or other adjustments that would have been applicable to such Other Voting Securities had such Other Voting Securities been outstanding from and after the consummation of such dividend or distribution in question. In the event that such dividend or distribution in question (or such portion thereof that is in Other Voting Securities, as applicable) is ultimately not so made, this Warrant shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), as though the record date thereof had not been fixed.

(iv) Repurchases. If the Corporation or any subsidiary thereof shall at any time or from time to time effect Repurchases, the Exercise Price then in effect and the number of Warrant Shares issuable upon the exercise of this Warrant shall be immediately adjusted, in each case in accordance with the foregoing provisions of this Section 12, as if, in lieu of such Repurchases, the Corporation had (A) first, declared and paid a dividend, in cash (for the avoidance of doubt, that is not an Ordinary Cash Dividend), on shares of Common Stock in an aggregate amount equal to the Assumed Payment Amount, with a record date as of the trading day immediately preceding the date of the first purchase of Equity Interests comprising such Repurchases (or, in the event of a Repurchase structured as a tender or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), the trading day immediately preceding the first public disclosure of the Corporation’s (or such subsidiary’s) intent to effect such Repurchase), and (B) second, effected a reverse-split of Common Stock, in the proportion required to reduce the number of shares of Common Stock outstanding from (1) the number of such shares outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases to (2) the number of such shares outstanding immediately following the last purchase of Equity Interests comprising such Repurchases (in the case of this clause (B), with such adjustments as are appropriate to exclude the effect of any issuances of Equity Interest, and any dividends, distributions, splits, subdivisions, reclassifications and combinations subject to adjustment pursuant to Section 12(i), in each case from and after the first purchase of Equity Interests comprising such Repurchases and at or prior to the last purchase of Equity Interests comprising such Repurchases). For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iv). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

(v) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 12(i)), notwithstanding anything to the contrary contained herein, (a) the Corporation shall notify the Warrantholder(s) in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than 10 business days prior to the effectiveness thereof), (b) the Warrantholder(s)’ right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant in full immediately prior to such Business Combination or reclassification (disregarding whether or not this Warrant was exercisable by its terms at such time) would have been entitled to receive upon consummation of such Business Combination or reclassification, and (c), in the case of a Business Combination with a third party, the Exercise Start Date shall be deemed for all purposes hereunder to be the earlier of (1) the business day immediately prior to the effective date of such Business Combination and (2) the Exercise Start Date as determined without application of this clause (c); and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder(s) shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder(s)’ right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination (an “Election Mechanic”), then the Warrantholder(s) shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder(s) will receive upon exercise of this Warrant. The Corporation, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein, and the Corporation agrees that it will not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

(vi) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(vii) Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (1) the provisions of this Section 12 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (2) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Corporation may defer until the consummation of such event (i) issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable), and such cash, upon the consummation of such event.

(viii) Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Corporation shall forthwith prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to each Warrantholder as promptly as practicable.

(ix) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall provide written notice to each Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed. In case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action unless the Corporation reasonably determines in good faith that, given the nature of such action, the provision of such notice at least 10 days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

(x) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(xi) No Impairment. The Corporation will not, by amendment of its certificate of incorporation, bylaws or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Corporation agrees that it will not take or permit to be taken any action which would entitle the Warrantholder(s) to an adjustment under this Section 12 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Interests (disregarding whether or not any such Equity Interests are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

(xii) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Corporation shall take any and all action which may be necessary, including obtaining regulatory or other governmental, New York Stock Exchange or other applicable securities exchange, corporate or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, and/or all other securities or other property, that the Warrantholder(s) are entitled to receive upon exercise of this Warrant pursuant to this Section 12.

13. Mandatory Exercise Upon Change of Control. Notwithstanding anything to the contrary contained herein, in the event of the consummation prior to the Expiration Time of a Business Combination where all outstanding shares of Common Stock are exchanged solely for cash consideration, the Corporation shall have the right to cause the Warrantholder to exercise this Warrant; provided that the Corporation must give written notice to the Warrantholder at least 10 business days prior to the date of consummation of such qualifying Business Combination, which notice shall specify the expected date on which such qualifying Business Combination is to take place and set forth the facts with respect thereto as shall be reasonably necessary to indicate the amount of cash deliverable upon exercise of this Warrant and to each outstanding share of Common Stock; provided, further that the Corporation may only cause this Warrant to be exercised concurrently with the consummation of such qualifying Business Combination and the Warrantholder shall be entitled to receive the cash consideration as determined pursuant to Section 12(v). If the Warrantholder is required to exercise this Warrant pursuant to this Section 13, the Warrantholder shall notify the Corporation within 5 business days after receiving the

Corporation’s written notice described above in this Section 13 whether it is electing to exercise this Warrant through a Cash Exercise or a Cashless Exercise. If (i) the Warrantholder does not provide such notice within 5 business days after receiving the Corporation’s written notice described above in this Section 13, or (ii) the Warrantholder elects a Cash Exercise but does not pay the applicable Exercise Price for the Warrant Shares thereby purchased to the Corporation upon the consummation of such qualifying Business Combination, then the Corporation shall effect the exercise of this Warrant through a Cashless Exercise.

14. Governing Law and Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any claim, action or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder(s).

17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087
Attention:	General Counsel
Fax:	610 727 3612

with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attn:	Damien R. Zoubek, Esq.
Fax:	Robert I. Townsend III, Esq. (212) 474-3700

If to a Warrantholder, to the address appearing in the Corporation’s records; provided that if the applicable Warrantholder is either Walgreen Co. or its Affiliates or Alliance Boots GmbH or its Affiliates, then if to Walgreen Co. or its Affiliates, to:

Walgreen Co.

108 Wilmot Road

Deerfield, Illinois 60015

Attention:	Thomas J. Sabatino, Executive Vice President, General Counsel and Corporate Secretary
Fax:	(847) 315-3652

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.
Fax:	(212) 403-2000

if to Alliance Boots GmbH or its Affiliates, to:

Alliance Boots GmbH

94 Baarerstrasse

6300 Zug

Switzerland

Attention:	Marco Pagni, Group Legal Counsel & Chief Administrative Officer
Email:	Marco.Pagni@allianceboots.com

with a copy to (which copy alone shall not constitute notice):

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 – Paris

France

Attn:	Me. Alain Maillot
Benjamin S.J. Burman, Esq.
Fax:	+33 1 45 02 49 59

18. Entire Agreement. This Warrant and the forms attached hereto, the Framework Agreement, the other Transaction Documents (as defined in the Framework Agreement) and, in the case of Walgreen Co. and Alliance Boots GmbH, the Transaction Rights Agreement (as defined in the Framework Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

19. Specific Performance. The parties hereto agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: [            ], 2013

AMERISOURCEBERGEN CORPORATION

By:
Name:
Title:

Acknowledged and Agreed

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

Annex A

[Form of Notice of Exercise]

Date:

TO:	AmerisourceBergen Corporation

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder.

Number of shares of Common Stock with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price pursuant to Section 3(ii), if any):

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant or cash exercise pursuant to Section 3(i) of the Warrant):

Aggregate Exercise Price:

Holder:

By:

Name:

Title: